FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-08

Dated June 3, 2013	JPMBB 2013-C12

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2013-C12
$1,341,234,267 (Approximate Mortgage Pool Balance)

$1,249,024,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C12

JPMorgan Chase Bank, National Association Barclays Bank PLC Archetype Mortgage Funding II LLC KeyBank National Association Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
KeyBanc Capital Markets Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 3, 2013	JPMBB 2013-C12

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. and KeyBanc Capital Markets Inc. (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / S&P/ KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$101,691,000		30.000%	2.81	7/13-5/18	44.5%	15.9%
A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$162,984,000		30.000%	4.94	5/18-6/18	44.5%	15.9%
A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$33,613,000		30.000%	6.89	5/20-5/20	44.5%	15.9%
A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$215,000,000		30.000%	9.67	5/22-5/23	44.5%	15.9%
A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$322,522,000		30.000%	9.89	5/23-5/23	44.5%	15.9%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$103,054,000		30.000%	6.97	5/18-5/22	44.5%	15.9%
X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$1,064,605,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	A2(sf) / A-(sf) / AAA(sf)	$129,093,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf) / AAA(sf)	$125,741,000		20.625%	9.90	5/23-6/23	50.5%	14.0%
B	Aa3(sf) / AA-(sf) / AA-(sf)	$80,474,000		14.625%	9.97	6/23-6/23	54.3%	13.0%
C	A3(sf) / A-(sf) / A-(sf)	$48,619,000		11.000%	9.97	6/23-6/23	56.6%	12.5%
D	Baa3(sf) / BBB-(sf) / BBB-(sf)	$55,326,000		6.875%	9.97	6/23-6/23	59.2%	11.9%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / S&P / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR / NR	$67,061,266	(6)	N/A	N/A	N/A	N/A	N/A
E	Ba2(sf) / BB(sf) / BB(sf)	$25,149,000		5.000%	9.97	6/23-6/23	60.4%	11.7%
F	B2(sf) / B+(sf) / B(sf)	$23,471,000		3.250%	9.97	6/23-6/23	61.5%	11.5%
NR	NR / NR/ NR	$43,590,266		0.000%	9.97	6/23-6/23	63.6%	11.1%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a June 25, 2013 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated June 3, 2013 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-C, Class E, Class F, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Summary of Transaction Terms

Securities Offered:	$1,249,024,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co- Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	KeyBanc Capital Markets Inc.
Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (43.7%), Barclays Bank PLC (“Barclays”) (35.2%), Archetype Mortgage Funding II LLC (“AMF II”) (11.8%) and KeyBank National Association (“KeyBank”) (9.3%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LNR Securities Holdings, LLC (or an affiliate thereof), an affiliate of LNR Partners, LLC.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Senior Trust Advisor:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Kroll Bond Rating Agency, Inc. (“KBRA”)
Pricing Date:	On or about June 13, 2013.
Closing Date:	On or about June 25, 2013.
Cut-off Date:
With respect to each mortgage loan, the related due date in June 2013, or with respect to any mortgage loan that was originated in May 2013 and has its first due date in July 2013, the related payment date in June 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on July 17, 2013.
Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in July 2013.
Assumed Final Distribution Date:	The Distribution Date in June 2023, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2045.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates will be offered publicly.  The Class X-C, Class E, Class F and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S, to non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Optional Termination:	1.0% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Structural Overview

■	Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related Pari Passu Companion Loan)) to such Classes on or prior to such date.

The Class X-A, Class X-B and Class X-C Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,  Class A-SB and Class A-S Certificates), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B and Class C Certificates) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class F and Class NR Certificates).

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans  will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Class Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates, on the one hand ("YM Group A") and the Class X-B, Class B, Class C and Class D Certificates, on the other hand ("YM Group B"). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:	Realized losses on the mortgage loans (exclusive of any related Pari Passu Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively. Realized losses on each Pari Passu Whole Loan will be allocated to the mortgage loan and the related Pari Passu Companion Loan, pro rata.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit.

In general, the Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.  With respect to the each Pari Passu Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related mortgage loan and the related Pari Passu Companion Loan, pro rata, with the amounts allocated in respect of the related mortgage loan, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan  minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

Each of four (4) mortgage loans, which are referred to as the “Legacy Place Mortgage Loan”, the “Americold Cold Storage Portfolio Mortgage Loan”, the “IDS Center Mortgage Loan” and the “Southridge Mall Mortgage Loan”, respectively, are part of the trust and are each a split loan that is pari passu with a related companion loan, which is referred to as a “Pari Passu Companion Loan” that is not part of the trust. The entirety of each of these split loan structures is referred to as a “Whole Loan”. With respect to each such Whole Loan, the Master Servicer and the Trustee will not make any principal or interest advances with respect to the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the Special Servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt, the mezzanine lenders will have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust, on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer (in connection with offers related to the applicable mortgage loan), a holder of any related Pari Passu Companion Loan (in connection with offers related to any Serviced Whole Loan) a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan (including any related Pari Passu Companion Loan) or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan (including the related Pari Passu Companion Loan, if applicable) or REO property if the Special Servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

If any of the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan or the Southridge Mall Mortgage Loan, becomes a defaulted mortgage loan and the Special Servicer or, after the securitization of the IDS Center Pari Passu Companion Loan or the Southridge Mall Pari Passu Companion Loan, as applicable, the applicable special servicer with respect to such other securitization, determines to sell such Mortgage Loan as described above, then the Special Servicer or, after the securitization of the IDS Center Pari Passu Companion Loan or the Southridge Mall Pari Passu Companion Loan, as applicable, such other special servicer will be required to sell the related Pari Passu Companion Loan together with the related mortgage loan as a single whole loan.  In connection with any such sale, the then applicable special servicer will be required to follow the procedures set forth above.

■	Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Legacy Place Pari Passu Companion Loan and the Americold Pari Passu Companion Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

In addition, prior to the securitization of the IDS Center Pari Passu Companion Loan or the Southridge Mall Pari Passu Companion Loan, as applicable, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder.  After the securitization of either such Pari Passu Companion Loan, the direction, consent and consultation rights referenced to the prior sentence will be exercised by the directing certificateholder under the securitization of the related Pari Passu Companion Loan, subject to the rights of the  Directing Certificateholder pursuant to the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Directing Certificateholder:	LNR Securities Holdings, LLC (or an affiliate thereof), an affiliate of LNR Partners, LLC, is expected to be appointed the initial directing certificateholder.
■	Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Eligible Certificates:	Class E, Class F and Class NR Certificates.
■	Control Event:
A Control Event will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to either the IDS Center Whole Loan or the Southridge Mall Whole Loan.

The Senior Trust Advisor will be responsible for:

■       after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

■       after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

■       prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■       after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor (continued):
After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, or (iii) be an institution that is a special servicer or operating advisor or a rated CMBS transaction, but has not been in a transaction that a rating agency downgraded, citing servicing concerns with the Special Servicer as the sale on a material fact in such rating option. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable), requesting a vote to replace the Special Servicer with a replacement Special Servicer, (b) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such Holders to the Certificate Administrator  and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Legacy Place Mortgage Loan and the Americold Cold Storage Portfolio Mortgage Loan, the holder of the related Pari Passu Companion Loan (the rights of which, with respect to the Legacy Place Mortgage Loan will, prior to a control event, be exercised by the directing certificateholder under the JPMCC 2013-LC11 securitization and afterward will be exercised by the applicable certificateholders under the JPMCC 2013-LC11 securitization with the requisite percentage of voting rights), under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Pari Passu Whole Loan.  A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to such mortgage loan can generally not be the person (or an affiliate thereof) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

After a securitization of the IDS Center Pari Passu Companion Loan or of the Southridge Mall Pari Passu Companion Loan (in either such instance, an “Other Securitization”), the controlling note holder with respect to the related Pari Passu Whole Loan (which, unless a control event exists under the related Other Securitization, will be the directing certificateholder under such Other Securitization and after which will be the applicable certificateholders under the Other Securitization, with the requisite percentage of voting rights) will have the right, with or without cause, to replace the special servicer then acting with respect to the related Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced Mortgage Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan and Serviced Whole Loan (as defined in the Free Writing Prospectus) is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including the related Pari Passu Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan (as defined in the Free Writing Prospectus)) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within three months following the stated maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full.

■	Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
                    ■       special notices
               ■     summaries of asset status reports
               ■     appraisals in connection with Appraisal Reductions plus any second appraisals ordered
               ■     an “Investor Q&A Forum”
               ■     a voluntary investor registry
               ■     SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	15	31	$586,765,402	43.7%
Barclays	34	36	471,817,911	35.2
AMF II	18	24	157,893,545	11.8
KeyBank	10	16	124,757,409	9.3
	77	107	$1,341,234,267	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,341,234,267
Number of Mortgage Loans:	77
Number of Mortgaged Properties:	107
Average Cut-off Date Balance per Mortgage Loan:	$17,418,627
Weighted Average Current Mortgage Rate:	4.10210%
10 Largest Mortgage Loans as % of IPB(1):	44.8%
Weighted Average Remaining Term to Maturity(2):	110 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.77x
Weighted Average UW NOI Debt Yield(3)(4):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(4):	63.6%
Weighted Average Maturity Date LTV(2)(3)(4):	52.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	39.4%
% of Mortgaged Properties with Single Tenants:	8.1%

Amortization
Weighted Average Original Amortization Term(5):	346 months
Weighted Average Remaining Amortization Term(5):	346 months
% of Mortgage Loans with Amortizing Balloon:	49.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	45.6%
% of Mortgage Loans with Interest-Only followed by ARD Structure:	3.2%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	2.0%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	44.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	26.0%
% of Mortgage Loans with Springing Lockboxes:	14.0%
% of Mortgage Loans with Soft Lockboxes:	13.2%
% of Mortgage Loans with No Cash Management:	2.9%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	86.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	32.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	87.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	56.0%

(1) Reflects Loan Nos. 1 through 11 (Loan Nos. 5 and 6 are cross-collateralized and cross-defaulted loans).
(2) In the case of the six mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances of those mortgage loans.
(4) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(5) Excludes two mortgage loans with anticipated repayment dates that are interest-only through the anticipated repayment date.
(6) For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(7) CapEx Reserves include FF&E reserves for hotel properties.
(8) Calculated only with respect to Cut-off Date Balance for retail, office, industrial, other - leased fee and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Collateral Characteristics

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Loans

		Mortgage	No.							Cut-off	Maturity
		Loan	of	Cut-off Date	% of	SF/Units/	Property	UW NCF	UW NOI	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR(1)	DY(1)	LTV(1)	LTV(1)
1	Legacy Place	JPMCB	1	$125,000,000	9.3%	483,569	Retail	1.45x	8.6%	54.8%	47.4%
2	Americold Cold Storage Portfolio	JPMCB	15	$109,791,788	8.2%	3,615,545	Industrial	2.36x	15.7%	51.0%	36.5%
3	IDS Center	JPMCB	1	$90,000,000	6.7%	1,410,415	Mixed Use	1.68x	11.0%	71.3%	60.1%
4	Southridge Mall	Barclays	1	$50,000,000	3.7%	553,801	Retail	1.53x	9.2%	69.1%	57.9%
5/6	Colony Hills Portfolio Loans(2)	KeyBank	3	$46,700,000	3.5%	1,215	Multifamily	1.52x	9.5%	72.4%	67.3%
7	Steelyard Commons Shopping Center	Barclays	1	$40,000,000	3.0%	264,718	Retail	1.58x	9.7%	69.7%	64.8%
8	Sunset Tower Hotel	JPMCB	1	$37,000,000	2.8%	81	Hotel	1.88x	10.9%	59.2%	53.8%
9	408-416 Fulton Street	JPMCB	1	$35,000,000	2.6%	55,287	Retail	2.23x	9.0%	58.3%	58.3%
10	Liberty Tree Mall & Strip Center	Barclays	1	$34,947,409	2.6%	448,983	Retail	3.38x	19.4%	46.6%	36.3%
11	PNC Center	Barclays	1	$32,558,030	2.4%	295,634	Office	1.59x	10.8%	72.4%	57.9%

Top 3 Total / Weighted Average	$324,791,788	24.2%	1.82x	11.7%	58.1%	47.2%
Top 5 Total / Weighted Average	$421,491,788	31.4%	1.75x	11.1%	61.0%	50.7%
Top 10 Total / Weighted Average	$600,997,227	44.8%	1.86x	11.4%	61.1%	51.8%
(1) In the case of Loan Nos. 1-4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans.
(2) The Colony Hills Portfolio Loans consist of the Colony Hills Portfolio Loans – Yester Oaks Apartments and the Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments that are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The Colony Hills Portfolio Loans – Yester Oaks Apartments and the Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments have Cut-off Date Balances of $23,850,000 and $22,850,000, respectively. UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement(1)(2)	Servicer	Servicer(1)(2)	Rights
1	Legacy Place	$125,000,000	$75,000,000	$200,000,000	JPMBB 2013-C12	Midland	LNR Partners, LLC	JPMBB 2013-C12
2	Americold Cold Storage Portfolio	$109,791,788	$109,791,788	$219,583,576	JPMBB 2013-C12	Midland	LNR Partners, LLC	JPMBB 2013-C12
3	IDS Center	$90,000,000	$92,510,258	$182,510,258	JPMBB 2013-C12	Midland	LNR Partners, LLC	(1)
4	Southridge Mall	$50,000,000	$75,000,000	$125,000,000	JPMBB 2013-C12	Midland	LNR Partners, LLC	(2)
(1) The IDS Center Pari Passu Companion Loan is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to the securitization of Note A-1, the controlling holder of the whole loan will be the Directing Certificateholder (prior to a control event) and following the securitization of the Note A-1, the directing certificateholder with respect to such other securitization (prior to a control event).
(2) The Southridge Mall Pari Passu Companion Loan is currently held by Barclays and is expected to be contributed to a future securitized trust. Prior to the securitization of Note A-1, the controlling holder of the whole loan will be the Directing Certificateholder (prior to a control event) and following the securitization of the Note A-1, the directing certificateholder with respect to such other securitization (prior to a control event).

Existing Mezzanine Debt/Third Party Financing Summary

			Other	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(1)	DSCR(1)	LTV(1)	LTV(1)	Yield(1)	Debt Yield(1)
2	Americold Cold Storage Portfolio(2)(3)	$219,583,576	$102,000,000	$321,583,576	2.36x	1.42x	51.0%	74.8%	15.7%	10.7%
5/6	Colony Hills Portfolio Loans(4)(5)	$46,700,000	$9,000,000	$55,700,000	1.52x	1.11x	72.4%	86.4%	9.5%	8.0%
7	Steelyard Commons Shopping Center	$40,000,000	$6,000,000	$46,000,000	1.58x	1.22x	69.7%	80.1%	9.7%	8.5%
14	Sava Holdings IHG Portfolio	$26,000,000	$7,000,000	$33,000,000	2.27x	1.45x	66.0%	83.8%	12.7%	10.0%
18	DoubleTree – Chicago Northshore	$23,467,614	$5,000,000	$28,467,614	2.06x	1.44x	53.3%	64.7%	11.6%	9.6%
27	Fountain Square Apartments Portfolio(6)	$17,250,000	$3,500,000	NAP	1.49x	NAP	74.2%	NAP	9.7%	NAP
(1) In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(2) The Americold Cold Storage Portfolio Trust Cut-off Date Balance is $109,791,788. The listed balance reflects the whole loan Cut-off Date Balance.
(3) The Americold Cold Storage Portfolio Other Debt Cut-off Date Balance is composed of two mezzanine loans, a $70,000,000 senior mezzanine loan currently held by JPMCB and a $32,000,000 junior mezzanine loan held by a third-party lender.
(4) The Colony Hills Portfolio Loans consist of the Colony Hills Portfolio Loans – Yester Oaks Apartments and the Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments that are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The Colony Hills Portfolio Loans – Yester Oaks Apartments and the Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments have Cut-off Date Balances of $23,850,000 and $22,850,000, respectively. UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans.
(5) With respect to Loan Nos. 5 and 6, the Colony Hills Portfolio Loans, mezzanine debt totaling $9.0 million has been allocated to the Colony Hills Portfolio Properties (the “Colony Hills Portfolio Mezzanine Loan”).  The Colony Hills Portfolio Mezzanine Loan is part of a $14.0 million mezzanine loan that assisted the sponsor of the Colony Hills Portfolio Loans in its acquisition of five multifamily properties, including the Colony Hills Portfolio Properties and two other properties that do not serve as collateral for the Colony Hills Portfolio Loans.  The Colony Hills Portfolio Mezzanine Loan has a coterminous maturity with the Colony Hills Portfolio Loans, is interest-only and has an 11.00000% coupon.  The Total Debt Cut-off Date LTV is 86.4%, the Total Debt UW NCF DSCR is 1.10x and the Total Debt UW NOI Debt Yield is 8.0%, inclusive of the two other properties that do not serve as collateral for the Colony Hills Portfolio Loans.
(6) Represents preferred equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Collateral Characteristics

Previous Securitization History(1)

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
2	Americold Cold Storage Portfolio	Various, Various	Industrial	$109,791,788	8.2%	CGCMT 2007-C6, CD 2007-CD4
4	Southridge Mall	Greendale, WI	Retail	$50,000,000	3.7%	JPMCC 2005-CB11
9	408-416 Fulton Street	Brooklyn, NY	Retail	$35,000,000	2.6%	MSDWC 2003-HQ2
10	Liberty Tree Mall & Strip Center	Danvers, MA	Retail	$34,947,409	2.6%	LBUBS 2003-C8
18	DoubleTree - Chicago Northshore	Skokie, IL	Hotel	$23,467,614	1.7%	GECMC 2001-2
20	Candleton Village	Greenville, SC	Multifamily	$20,600,000	1.5%	MSC 2007-IQ13
23	Cedar Hill Crossing	Cedar Hill, TX	Retail	$19,200,000	1.4%	CSFB 2002-CKS4
25	Santa Monica Physicians Center	Santa Monica, CA	Office	$18,000,000	1.3%	WBCMT 2007-C30
28	Freeway Business Park	Columbus, OH	Mixed Use	$17,000,000	1.3%	GMAC 1998-C2
30	Homewood Suites - Miami	Miami, FL	Hotel	$16,935,844	1.3%	GMACC 2003-C2
35	Rosedale Marketplace	Ramsey, MN	Retail	$12,283,992	0.9%	GMAC 2003-C2
40	Safeway at Conifer Town Center	Conifer, CO	Retail	$10,000,000	0.7%	GCCFC 2007-GG11
42	Villas by the Lake Apartments	Jonesboro, GA	Multifamily	$9,500,000	0.7%	WBCMT 2006-C27
47	Carbon Plaza	Lehighton, PA	Retail	$8,500,000	0.6%	BSCMS 2003-T12
49	Huntsville Plaza	Huntsville, AL	Retail	$8,100,000	0.6%	PSSF 1998-C1
50	Valley View Business Center II	Las Vegas, NV	Industrial	$7,490,399	0.6%	MLCFC 2007-7
51	Glendale Medical Office Building	Farmington Hills, MI	Office	$7,000,000	0.5%	JPMCC 2003-LN1
54	Lincoln at Ivy Hills Apartments	Pontiac, MI	Multifamily	$6,150,000	0.5%	MSC 2006-HQ8
55	West Phoenix Mobile Home Park Portfolio	Avondale, AZ	Manufactured Housing	$5,785,000	0.4%	GECMC 2003-C2
59	South Towne Retail	Monona, WI	Retail	$5,300,000	0.4%	CGCMT 2004-C2
60	Foothill Crossing	Rancho Cucamonga, CA	Retail	$5,179,764	0.4%	CMLT 2008-LS1
61	Keep It Self Storage	North Hollywood, CA	Self Storage	$5,093,576	0.4%	MLMT 2003-KEY1
68	Walgreens - Elgin	Elgin, IL	Retail	$4,165,000	0.3%	WBCMT 2003-C5
74	Heritage Medical Park	Clinton, MD	Office	$3,400,000	0.3%	CMAT 1999-C1
77	St. Paul Building	Norfolk, VA	Office	$1,636,084	0.1%	GMAC 1999-C1
(1) The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
5	Colony Hills Portfolio Loans - Yester Oaks Apartments(1)	Mobile, AL	$23,850,000	1.8%	$22,152,642	13.6%	60	60	1.52x	9.5%	72.4%	67.3%
6	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments(1)	Mobile, AL	$22,850,000	1.7%	$21,223,810	13.0%	60	60	1.52x	9.5%	72.4%	67.3%
7	Steelyard Commons Shopping Center	Cleveland, OH	$40,000,000	3.0%	$37,191,937	22.8%	60	59	1.58x	9.7%	69.7%	64.8%
14	Sava Holdings IHG Portfolio	Various, TX	$26,000,000	1.9%	$23,528,121	14.4%	60	60	2.27x	12.7%	66.0%	59.7%
18	DoubleTree - Chicago Northshore	Skokie, IL	$23,467,614	1.7%	$21,265,867	13.0%	60	59	2.06x	11.6%	53.3%	48.3%
21	The Element Apartments	Orlando, FL	$20,250,000	1.5%	$19,201,654	11.8%	60	60	1.41x	8.7%	73.1%	69.3%
38	North East Commerce Center	North East, MD	$10,800,000	0.8%	$9,795,575	6.0%	60	60	2.45x	15.2%	53.7%	48.7%
42	Villas by the Lake Apartments	Jonesboro, GA	$9,500,000	0.7%	$8,624,277	5.3%	60	60	1.74x	10.8%	66.9%	60.7%

	Total / Weighted Average:		$176,717,614	13.2%	$162,983,883	100.0%	60	60	1.77x	10.6%	67.0%	61.8%
(1) The Colony Hills Portfolio Loans – Yester Oaks Apartments and Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments are cross-collateralized and cross-defaulted with each other. As such, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio are based on the aggregate Cut-off Date Balances.

Class A-3

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
8	Sunset Tower Hotel	West Hollywood, CA	$37,000,000	2.8%	$33,612,677	100.0%	84	83	1.88x	10.9%	59.2%	53.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
$1,636,084	-	$9,999,999	37	$211,381,240	15.8%	4.37201%	117	1.72x	11.3%	66.5%	53.1%
$10,000,000	-	$19,999,999	19	283,341,639	21.1	4.23549%	117	1.63x	10.7%	66.8%	53.1%
$20,000,000	-	$29,999,999	11	261,214,160	19.5	4.12978%	92	1.65x	10.5%	66.9%	57.6%
$30,000,000	-	$49,999,999	6	210,505,439	15.7	3.93811%	101	2.10x	11.9%	59.2%	52.7%
$50,000,000	-	$99,999,999	2	140,000,000	10.4	3.94786%	119	1.63x	10.4%	70.5%	59.3%
$100,000,000	-	$125,000,000	2	234,791,788	17.5	3.90636%	119	1.88x	11.9%	53.0%	42.3%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
3.41450%	-	4.00000%	15	$611,112,811	45.6%	3.88246%	113	1.92x	11.6%	60.7%	51.1%
4.00001%	-	4.25000%	27	437,616,835	32.6	4.12824%	100	1.66x	10.5%	66.3%	56.0%
4.25001%	-	4.50000%	14	148,149,595	11.0	4.34124%	119	1.57x	10.2%	65.7%	53.5%
4.50001%	-	4.75000%	18	114,775,026	8.6	4.62754%	119	1.58x	11.3%	66.7%	50.6%
4.75001%	-	5.00000%	2	27,180,000	2.0	4.92986%	120	1.75x	16.1%	60.0%	39.6%
5.00001%	-	6.00000%	1	2,400,000	0.2	6.00000%	120	1.72x	12.8%	66.7%	56.5%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
60	8	$176,717,614	13.2%	4.03529%	60	1.77x	10.6%	67.0%	61.8%
84	1	37,000,000	2.8	4.05000%	83	1.88x	10.9%	59.2%	53.8%
108	1	27,150,000	2.0	3.96000%	107	1.52x	9.5%	74.4%	62.6%
119	1	7,000,000	0.5	4.30000%	119	1.74x	11.5%	68.6%	55.2%
120	66	1,093,366,653	81.5	4.11693%	119	1.77x	11.3%	62.9%	50.9%
Total / Weighted Average:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
59	-	60	8	$176,717,614	13.2%	4.03529%	60	1.77x	10.6%	67.0%	61.8%
61	-	84	1	37,000,000	2.8	4.05000%	83	1.88x	10.9%	59.2%	53.8%
85	-	116	2	46,350,000	3.5	4.18369%	110	1.52x	9.7%	74.2%	63.1%
117	-	120	66	1,081,166,653	80.6	4.11131%	119	1.77x	11.3%	62.7%	50.7%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%
(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balances.
(3) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Interest Only	2	$43,556,000	3.2%	3.81964%	119	2.31x	9.4%	58.6%	58.6%
180	1	5,179,764	0.4	4.17000%	119	1.32x	12.3%	54.0%	22.2%
240	3	36,136,084	2.7	4.85148%	120	1.64x	15.2%	60.3%	37.7%
300	12	211,932,739	15.8	4.10004%	119	2.03x	13.8%	57.9%	41.9%
360	59	1,044,429,679	77.9	4.08804%	107	1.69x	10.5%	65.1%	55.3%
Total / Weighted Average:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Interest Only			2	$43,556,000	3.2%	3.81964%	119	2.31x	9.4%	58.6%	58.6%
179	-	293	4	41,315,848	3.1	4.76605%	120	1.60x	14.8%	59.5%	35.8%
294	-	299	7	170,803,739	12.7	4.01877%	119	2.15x	14.3%	55.3%	40.0%
300	-	330	5	41,129,000	3.1	4.43751%	120	1.53x	11.7%	68.4%	50.1%
331	-	360	59	1,044,429,679	77.9	4.08804%	107	1.69x	10.5%	65.1%	55.3%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Balloon	51	$659,706,280	49.2%	4.17165%	113	1.91x	12.6%	61.4%	47.7%
IO-Balloon	20	611,800,000	45.6	4.04023%	106	1.58x	9.8%	66.1%	57.5%
ARD-Interest Only	2	43,556,000	3.2	3.81964%	119	2.31x	9.4%	58.6%	58.6%
ARD-Balloon	4	26,171,987	2.0	4.26536%	120	1.48x	9.0%	69.3%	54.9%
Total / Weighted Average:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3	LTV(1)(2)(3)
1.26x	-	1.30x	1	$11,800,000	0.9%	4.21000%	120	1.26x	8.5%	64.1%	46.5%
1.31x	-	1.40x	5	37,859,382	2.8	4.22857%	120	1.37x	9.4%	71.8%	56.8%
1.41x	-	1.50x	17	315,297,821	23.5	4.18410%	116	1.45x	9.0%	63.2%	52.7%
1.51x	-	1.60x	16	309,625,546	23.1	4.15865%	101	1.55x	10.0%	70.0%	59.3%
1.61x	-	1.75x	14	202,435,032	15.1	4.13260%	116	1.68x	10.9%	69.1%	57.1%
1.76x	-	2.00x	14	189,874,256	14.2	4.24344%	112	1.87x	12.6%	60.1%	48.9%
2.01x	-	2.25x	4	79,153,458	5.9	3.88747%	101	2.16x	11.0%	57.2%	51.6%
2.26x	-	3.38x	6	195,188,773	14.6	3.76684%	108	2.55x	15.7%	52.6%	41.3%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%
(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balances.
(3) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
46.5%	-	49.9%	5	$91,396,241	6.8%	3.87297%	119	2.45x	14.7%	47.1%	39.2%
50.0%	-	54.9%	8	307,475,250	22.9	3.96172%	112	1.86x	11.8%	53.0%	42.5%
55.0%	-	59.9%	8	153,508,762	11.4	4.15533%	110	1.99x	11.7%	58.5%	49.5%
60.0%	-	64.9%	9	97,638,994	7.3	4.25714%	119	1.65x	11.0%	64.0%	48.5%
65.0%	-	69.9%	20	236,327,464	17.6	4.19953%	100	1.66x	10.5%	68.4%	57.5%
70.0%	-	74.9%	25	428,137,556	31.9	4.13819%	109	1.57x	10.1%	72.9%	61.6%
75.0%	-	77.6%	2	26,750,000	2.0	4.18897%	120	1.49x	9.9%	77.0%	63.1%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
22.2%	-	39.9%	8	$208,103,877	15.5%	3.98224%	119	2.32x	15.6%	51.6%	36.6%
40.0%	-	44.9%	6	87,478,305	6.5	4.21194%	119	1.85x	11.7%	51.4%	42.1%
45.0%	-	49.9%	10	229,263,351	17.1	4.05734%	110	1.61x	9.8%	56.6%	47.3%
50.0%	-	54.9%	14	156,083,360	11.6	4.27645%	111	1.74x	11.4%	65.0%	52.7%
55.0%	-	59.9%	22	303,806,408	22.7	4.08691%	114	1.73x	10.2%	69.2%	58.3%
60.0%	-	64.9%	12	243,398,966	18.1	4.12548%	105	1.61x	10.4%	72.0%	61.7%
65.0%	-	69.3%	5	113,100,000	8.4	4.07835%	84	1.45x	8.9%	73.8%	66.9%
Total / Weighted Average:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Defeasance	61	$780,668,865	58.2%	4.18477%	111	1.75x	11.1%	64.8%	53.3%
Yield Maintenance	16	560,565,402	41.8	3.98699%	109	1.79x	11.2%	61.9%	51.9%
Total / Weighted Average:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Refinance	54	$968,905,106	72.2%	4.09145%	112	1.81x	11.4%	61.0%	49.8%
Acquisition	23	372,329,160	27.8	4.12982%	105	1.64x	10.4%	70.2%	60.1%
Total / Weighted Average:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%
(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73, which have anticipated repayment dates, the Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balances.
(3) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Collateral Characteristics

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Massachusetts	2	$159,947,409	11.9%	95.6%	1.87x	11.0%	53.0%	45.0%
Texas	15	134,040,173	10.0	88.5%	1.74x	10.9%	66.8%	54.7%
California	6	102,973,340	7.7	86.8%	1.83x	11.3%	56.1%	48.0%
Minnesota	2	102,283,992	7.6	88.1%	1.68x	11.0%	70.8%	59.4%
New York	11	85,844,873	6.4	100.0%	1.78x	9.1%	55.1%	49.3%
Wisconsin	4	75,960,818	5.7	90.9%	1.78x	11.3%	63.8%	51.6%
Ohio	4	75,250,000	5.6	90.7%	1.61x	10.8%	70.5%	60.5%
Alabama	7	66,832,182	5.0	91.8%	1.68x	10.7%	68.7%	61.2%
Florida	5	64,510,844	4.8	91.9%	1.69x	10.8%	68.9%	58.2%
Georgia	7	57,539,003	4.3	94.0%	1.58x	10.0%	71.5%	61.4%
Kentucky	3	52,865,034	3.9	90.8%	1.51x	9.7%	74.3%	61.1%
Illinois	5	43,017,429	3.2	86.9%	1.83x	11.0%	60.6%	51.5%
Michigan	4	41,766,838	3.1	89.4%	1.76x	15.0%	65.0%	45.7%
Missouri	3	40,640,129	3.0	80.1%	1.70x	11.6%	69.8%	55.4%
Oregon	2	27,966,963	2.1	75.4%	2.36x	15.7%	51.0%	36.5%
New Jersey	2	25,777,367	1.9	85.7%	1.38x	9.4%	66.7%	49.0%
Maryland	3	23,932,538	1.8	88.5%	2.01x	12.9%	57.1%	46.7%
Tennessee	1	23,596,546	1.8	100.0%	1.81x	11.5%	64.6%	51.8%
South Carolina	1	20,600,000	1.5	93.6%	1.37x	8.3%	77.6%	65.6%
Washington	2	17,202,377	1.3	80.2%	2.36x	15.7%	51.0%	36.5%
Nevada	2	14,358,848	1.1	85.2%	1.78x	11.5%	70.6%	54.5%
Nebraska	1	10,455,173	0.8	88.0%	2.36x	15.7%	51.0%	36.5%
Virginia	2	10,192,084	0.8	97.4%	2.41x	11.4%	58.5%	55.4%
Colorado	1	10,000,000	0.7	100.0%	1.49x	8.9%	73.0%	58.5%
Mississippi	1	8,955,292	0.7	72.4%	1.71x	11.6%	64.0%	47.3%
Arizona	3	8,545,000	0.6	86.3%	1.60x	10.3%	72.9%	58.7%
Pennsylvania	1	8,500,000	0.6	99.8%	1.89x	13.0%	57.2%	45.7%
North Carolina	1	6,792,119	0.5	72.2%	2.36x	15.7%	51.0%	36.5%
Louisiana	1	6,148,340	0.5	83.2%	2.36x	15.7%	51.0%	36.5%
New Mexico	1	4,514,000	0.3	84.7%	1.48x	11.2%	74.0%	54.8%
Arkansas	2	4,446,567	0.3	77.4%	2.36x	15.7%	51.0%	36.5%
Kansas	1	4,378,987	0.3	100.0%	1.47x	9.0%	65.8%	53.4%
Connecticut	1	1,400,000	0.1	100.0%	1.46x	8.7%	73.2%	58.5%
Total / Weighted Average:	107	$1,341,234,267	100.0%	90.4%	1.77x	11.1%	63.6%	52.7%
(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balances.
(3) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)
Retail	Anchored	19	$360,355,123	26.9%	93.6%	1.61x	10.0%	62.4%	53.6%
	Regional Mall	2	84,947,409	6.3	96.2%	2.29x	13.4%	59.8%	49.0%
	Freestanding	12	56,326,860	4.2	100.0%	1.49x	9.8%	61.3%	46.6%
	Unanchored	2	40,179,764	3.0	96.0%	2.11x	9.4%	57.7%	53.6%
	Subtotal	35	$541,809,156	40.4%	94.9%	1.74x	10.4%	61.6%	52.1%

Multifamily	Garden	12	$163,650,000	12.2%	95.1%	1.51x	9.5%	73.3%	64.3%
	Mid-Rise	7	24,900,000	1.9	100.0%	1.43x	8.8%	51.1%	41.1%
	Subtotal	19	$188,550,000	14.1%	95.7%	1.50x	9.4%	70.3%	61.3%

Office	CBD	6	$81,588,964	6.1%	87.7%	1.60x	12.5%	66.8%	49.8%
	Suburban	4	58,506,546	4.4	88.5%	1.70x	11.8%	68.6%	54.8%
	Medical	4	33,400,000	2.5	96.0%	1.56x	9.9%	67.2%	55.7%
	Subtotal	14	$173,495,511	12.9%	89.6%	1.63x	11.8%	67.5%	52.6%

Hotel	Full Service	3	$67,467,614	5.0%	79.9%	1.98x	11.3%	57.9%	52.5%
	Extended Stay	5	52,536,831	3.9	82.2%	2.03x	12.4%	62.9%	49.9%
	Limited Service	4	47,449,578	3.5	72.0%	1.66x	10.6%	62.1%	47.5%
	Subtotal	12	$167,454,022	12.5%	78.4%	1.91x	11.5%	60.6%	50.3%

Industrial	Cold Storage	15	$109,791,788	8.2%	78.1%	2.36x	15.7%	51.0%	36.5%
	Warehouse/Distribution	1	10,800,000	0.8	100.0%	2.45x	15.2%	53.7%	48.7%
	Flex	1	7,490,399	0.6	100.0%	1.82x	11.4%	74.9%	60.0%
	Subtotal	17	$128,082,187	9.5%	81.2%	2.34x	15.4%	52.6%	38.9%

Mixed Use	Office/Retail	1	$90,000,000	6.7%	89.0%	1.68x	11.0%	71.3%	60.1%
	Industrial/Office	2	27,600,000	2.1	94.2%	1.66x	11.2%	73.8%	59.1%
	Retail/Office	1	4,494,815	0.3	100.0%	1.44x	9.9%	68.1%	55.4%
	Subtotal	4	$122,094,815	9.1%	90.6%	1.67x	11.0%	71.7%	59.7%

Manufactured Housing		4	$12,365,000	0.9%	81.5%	1.67x	10.7%	70.0%	57.0%

Self Storage		1	$5,093,576	0.4%	76.1%	2.42x	14.5%	46.5%	37.3%

Other - Leased Fee		1	$2,290,000	0.2%	100.0%	1.46x	8.7%	73.2%	58.5%

Total/Weighted Average:		107	$1,341,234,267	100.0%	90.4%	1.77x	11.1%	63.6%	52.7%
(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balances.
(3) In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 112

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$125,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$125,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	9.3%	Net Rentable Area (SF):	483,569
Loan Purpose:	Refinance	Location:	Dedham, MA
Borrower:	Legacy Place Properties LLC	Year Built / Renovated:	2009 / N/A
Sponsor:	SDM Holdings LLC	Occupancy:	94.9%
Interest Rate:	3.99000%	Occupancy Date:	2/27/2013
Note Date:	4/16/2013	Number of Tenants:	76
Maturity Date:	5/1/2023	2010 NOI:	$10,451,849
Interest-only Period:	36 months	2011 NOI:	$13,568,682
Original Term:	120 months	2012 NOI:	$15,915,727
Original Amortization:	360 months	TTM NOI(2):	$15,756,967
Amortization Type:	IO-Balloon	UW Economic Occupancy:	97.5%
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Revenues:	$25,064,386
Lockbox:	Hard	UW Expenses:	$7,920,263
Additional Debt:	Yes	UW NOI(3):	$17,144,123
Additional Debt Balance:	$75,000,000	UW NCF:	$16,601,270
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$365,000,000 / $755
		Appraisal Date:	3/11/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$414
Taxes:	$305,225	$305,225	N/A	Maturity Date Loan / SF:	$358
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.8%
Replacement Reserves:	$5,996	$5,996	$215,865	Maturity Date LTV:	47.4%
TI/LC:	$32,916	$32,917	N/A	UW NCF DSCR:	1.45x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.6%

(1) Legacy Place is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $200.0 million. The Financial Information presented in the chart above reflects the entire $200.0 million whole loan.
(2) TTM NOI represents the trailing twelve-month period ending April 2013.
(3) UW NOI is higher than TTM NOI primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Legacy Place loan is secured by a first mortgage lien on a 483,569 square foot lifestyle center located in Dedham, Massachusetts. The loan has an outstanding principal balance of $200.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $75.0 million, and was previously securitized in the JPMCC 2013-LC11 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan were used to refinance previously existing debt of approximately $189.1 million, fund upfront reserves of $0.3 million, pay closing costs of $1.6 million and return $8.9 million of equity to the sponsor. The previously existing debt, with an aggregate original principal balance of $196.0 million, was provided by a balance sheet lender.

The Borrower. The borrowing entity for the loan is Legacy Place Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is SDM Holdings LLC. The borrower is owned by a joint venture between TIAA-CREF, WS Development and National Amusements. SDM Holdings LLC is owned by Jeremy M. Sclar, Thomas J. DeSimone, and Richard A. Marks, each a member of the executive management team for WS Development. WS Development, founded in 1990, develops, owns, manages and leases a portfolio of over 80 properties including lifestyle centers, power centers, community centers, and mixed-use developments. The company has a portfolio of approximately 19 million square feet of existing retail space, and an additional 3.5 million square feet under development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

The Property.  Legacy Place is a 483,569 square foot grocery anchored lifestyle center, located in Dedham, Massachusetts. The property was constructed in 2009, and is comprised of six buildings located on approximately 40.4 acres.  The property is anchored by Whole Foods (60,236 square feet), Citizens Bank (47,641 square feet of office space), L.L. Bean (29,806 square feet) and Kings Bowling Alley (25,000 square feet) and shadow anchored by an 18-screen Cinema de Lux movie theater. The Whole Foods at the property serves as the company’s largest store in New England and is also the first store in Massachusetts to generate on-site power with fuel cell technology and solar panels. Additionally, there are approximately 2,800 surface and garage parking spaces at the property, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of net rentable area.

As of February 27, 2013, the property was approximately 94.9% occupied by 76 tenants. The property’s tenancy caters to a mid to upscale customer, with tenants that include Apple, Anthropologie, H&M, J. Crew, Lululemon, Orvis, Victoria’s Secret and Williams-Sonoma. The property also contains a significant food component and includes restaurant tenants such as Yard House, PF Changs and Met Bar & Grill. Gross sales for all tenants that reported as of the twelve-month period ending February 28, 2013 were approximately $229.3 million. Sales per square foot were $582 for tenants occupying greater than 10,000 square feet and $554 for tenants occupying less than 10,000 square feet, for the twelve-month period ending February 28, 2013. Occupancy costs for in-line tenants occupying less than 10,000 square feet were 10.5% during the same time period.

Legacy Place is located in a heavily commercial corridor at the intersection of Routes 1 and 128, approximately 10 miles from the Boston central business district. Route 1, which intersects with Interstate 95 approximately 0.2 miles south of the property, is a heavily trafficked six-lane highway that has an average traffic count of approximately 41,105 cars per day. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 204,331 people, with an average household income of $94,931 as of 2012. The secondary trade area, defined as being within a ten-mile radius of the property, contains approximately 1.1 million people with an average household income of $90,543 as of 2012. The appraisal concluded that rents in the market average approximately $43.68 per square foot and range from $36.00 to $60.00 per square foot. The appraisal concluded that market rental rates are $60.00 for spaces less than 2,500 square feet, $45.00 for spaces between 2,500 and 5,000 square feet, $38.00 for spaces between 5,000 and 10,000 square feet and $36.00 for spaces greater than 10,000 square feet. The appraisal concluded that current rents at the property are slightly below the market average at $43.08 per square foot. According to the appraisal, the property’s primary competition consists of six properties that are detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Dedham Mall	1970 / 2007	620,553	N/A	99.0%	1.6 miles	Lowe’s, Sears, Super Stop & Shop, Dick’s Sporting Goods, Toy’s R Us, Bob’s Discount Furniture, TJ Maxx, A.C. Moore, DSW, Old Navy
The Mall at Chestnut Hill	1974 / 1989	478,232	$680	99.0%	6.3 miles	Bloomingdales’s, Bloomingdale’s Home
South Shore Plaza	1961 / 1997	1,161,096	$700	97.0%	7.5 miles	Lord & Taylor, Macy’s, Sears
Derby Street Shops	1960 / 2004	436,000	N/A	N/A	14.2 miles	Kohl’s, Whole Foods, Barnes & Noble, Crate & Barrel
Natick Collection	1966 / 2007	1,692,059	$500	90.0%	9.5 miles	Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears
Patriot Place	2007 / N/A	1,300,000	N/A	97.0%	10.4 miles	Bass Pro, Bed, Bath & Beyond, Christmas Tree Shops, Staples, Off Broadway Shoes, Showcase Cinema
Total / Weighted Average		5,687,940	$596	95.2%
(1) Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	94.6%	93.8%	94.9%	94.9%
In-line Sales PSF(4)(5)	$441	$504	$551	$554
Occupancy Costs(4)(6)(7)(8)	13.7%	12.4%	11.4%	10.5%
(1) TTM represents the trailing twelve-month period ending February 28, 2013.
(2) Historical occupancies are as of December 31 of each respective year.
(3) TTM Occupancy is as of February 27, 2013.
(4) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(5) In-line Sales PSF excluding Apple were $346, $400, $434 and $437 for 2010, 2011, 2012 and TTM, respectively.
(6) Historical Occupancy Costs are based on borrower provided information and certain assumptions.
(7) TTM Occupancy Costs are based on the rents and reimbursements for the respective tenants as of February 27, 2013.
(8) Occupancy Costs excluding Apple were 17.5%, 15.9, 14.5% and 13.3% for 2010, 2011, 2012 and TTM, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Whole Foods	NA / BBB- / NA	60,236	12.5%	$25.50	$1,039	3.6%	1/31/2030
Citizens Bank(4)	A3 / A / A-	47,641	9.9%	$23.30	N/A	N/A	6/30/2020
L.L. Bean	NA / NA / NA	29,806	6.2%	$29.00	$307	14.8%	7/31/2019
Kings Bowling Alley	NA / NA / NA	25,000	5.2%	$28.00	$237	12.6%	9/30/2019
Urban Outfitters	NA / NA / NA	11,505	2.4%	$37.00	$261	17.0%	1/31/2020
Anthropologie	NA / NA / NA	11,482	2.4%	$41.00	$305	14.5%	1/31/2020
Gap	Baa3 / BB+ / BBB-	11,311	2.3%	$49.90	$385	18.2%	1/31/2020
City Sports	NA / NA / NA	11,230	2.3%	$49.44	$344	20.4%	8/31/2019
H&M	NA / NA / NA	10,160	2.1%	$19.95	$391	5.1%	1/31/2020
Yard House	NA / NA / NA	10,018	2.1%	$40.00	$879	5.4%	3/14/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve-month period ending February 28, 2013 for all tenants.
(4) Sales PSF and Occupancy Costs data is not applicable.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,662	5.1%	NAP	NAP	24,662	5.1%	NAP	NAP
2013 & MTM	3	2,702	0.6	$181,857	1.1%	27,364	5.7%	$181,857	1.1%
2014	2	8,150	1.7	356,667	2.1	35,514	7.3%	$538,524	3.1%
2015	0	0	0.0	0	0.0	35,514	7.3%	$538,524	3.1%
2016	2	1,568	0.3	116,837	0.7	37,082	7.7%	$655,361	3.8%
2017	0	0	0.0	0	0.0	37,082	7.7%	$655,361	3.8%
2018	1	733	0.2	57,750	0.3	37,815	7.8%	$713,111	4.1%
2019	19	116,413	24.1	4,727,314	27.4	154,228	31.9%	$5,440,425	31.5%
2020	36	225,389	46.6	8,361,847	48.5	379,617	78.5%	$13,802,272	80.0%
2021	3	10,108	2.1	485,516	2.8	389,725	80.6%	$14,287,788	82.8%
2022	7	26,697	5.5	1,021,452	5.9	416,422	86.1%	$15,309,239	88.8%
2023	1	2,723	0.6	122,535	0.7	419,145	86.7%	$15,431,774	89.5%
2024 & Beyond	2	64,424	13.3	1,814,122	10.5	483,569	100.0%	$17,245,896	100.0%
Total	76	483,569	100.0%	$17,245,896	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$13,815,084	$15,948,034	$16,636,046	$16,783,812	$17,245,896	$35.66	67.4%
Vacant Income	0	0	0	0	641,212	1.33	2.5
Gross Potential Rent	$13,815,084	$15,948,034	$16,636,046	$16,783,812	$17,887,108	$36.99	69.9%
Total Reimbursements	5,598,131	7,261,911	7,579,688	8,076,426	7,685,638	15.89	30.1
Net Rental Income	$19,413,215	$23,209,945	$24,215,734	$24,860,238	$25,572,746	$52.88	100.0%
(Vacancy/Credit Loss)	(70,988)	(108,418)	(20,573)	0	(641,212)	(1.33)	(2.5)
Other Income	114,247	132,289	132,852	189,557	132,852	0.27	0.5
Effective Gross Income	$19,456,474	$23,233,816	$24,328,013	$25,049,795	$25,064,386	$51.83	98.0%

Total Expenses(4)	$9,004,625	$9,665,134	$8,412,286	$9,292,828	$7,920,263	$16.38	31.6%

Net Operating Income	$10,451,849	$13,568,682	$15,915,727	$15,756,967	$17,144,123	$35.45	68.4%

Total TI/LC, Capex/RR	0	0	0	0	542,853	1.12	2.2
Net Cash Flow	$10,451,849	$13,568,682	$15,915,727	$15,756,967	$16,601,270	$34.33	66.2%
(1) TTM column represents the trailing twelve-month period ending April 2013.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place is higher than historical years primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.
(4) Underwritten expenses are based on 2012 expenses and a management fee of 3.0%, which is approximately $490,000 lower than the actual 2012 management fee.  The management fees are subordinate to the mortgage loan. TTM expenses are higher than 2012 primarily due to increased common area maintenance expenses related to increased snow removal costs. These expenses are reimbursed by tenants and consequently the TTM reimbursements are higher than both 2012 and the underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Legacy Place

Ground Lease. The borrower has a leasehold interest in the portion of the property on which the theater is situated. The ground lease commenced in 2008 and has a final expiration on March 20, 2107. Ground rent due under the ground lease is $1 annually and was paid in full upfront by the borrower.

Property Management. The property is managed by S.R. Weiner & Associates, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $305,225 for real estate taxes, $32,916 for the TI/LC reserves and $5,996 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $305,225.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

“Cash Sweep Event” means the occurrence of: (i) the DSCR based on the trailing three-month period falling below 1.10x, (ii) an event of default or (iii) the borrower or the affiliated property manager becoming subject to a bankruptcy action.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,996 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $215,865 ($0.45 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $32,917 (approximately $0.82 per square foot annually) for tenant improvement and leasing commissions.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily into a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent a Cash Sweep Event has occurred and is continuing then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Release of Property. The borrower is permitted to release a parcel of land with a private right-of-way, for which no rent was underwritten and no value was attributed in the appraisal, in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment (M/S/K):	Baa3 / NR / BBB-	Title:	Fee
Original Principal Balance(1):	$110,000,000	Property Type - Subtype:	Industrial – Cold Storage
Cut-off Date Principal Balance(1):	$109,791,788	Net Rentable Area (SF):	3,615,545
% of Pool by IPB:	8.2%	Location:	Various
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	74.5%
Sponsor:	Americold Realty Operating Partnership, L.P.	Occupancy Date:	12/31/2012
Interest Rate:	3.81113%	Number of Customers:	304
Note Date:	5/1/2013	2010 NOI:	$33,121,246
Maturity Date:	5/1/2023	2011 NOI:	$32,201,187
Interest-only Period:	None	2012 NOI:	$34,588,973
Original Term:	120 months	TTM NOI(3):	$34,048,923
Original Amortization:	300 months	UW Economic Occupancy:	74.5%
Amortization Type:	Balloon	UW Revenues:	$76,557,758
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Expenses:	$42,025,531
Lockbox:	Soft	UW NOI:	$34,532,227
Additional Debt:	Yes	UW NCF:	$32,208,294
Additional Debt Balance(4):	$212,000,000	Appraised Value / Per SF:	$430,140,000 / $119
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$0	$124,596	N/A	Maturity Date Loan / SF:	$43
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.0%
Replacement Reserves:	$0	$193,661	N/A	Maturity Date LTV:	36.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.36x
Other:	$989,339	$0	N/A	UW NOI Debt Yield:	15.7%

(1) The Americold Cold Storage Portfolio is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $220.0 million. The Financial Information presented in the chart above reflects the entire $220.0 million whole loan.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) TTM NOI represents the trailing twelve-month period ending January 31, 2013.
(4) Additional Debt Balance includes $110.0 million of pari passu mortgage debt and $102.0 million of mezzanine debt.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Americold Cold Storage Portfolio loan is secured by a first mortgage lien on a portfolio of 15 temperature-controlled warehouses totaling approximately 3.6 million square feet that are located in nine states. The loan has an outstanding principal balance of approximately $219.6 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $109.8 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $109.8 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term and amortizes on a 25-year schedule. Proceeds from the Whole Loan along with $102.0 million of mezzanine debt and approximately $32.8 of new sponsor equity were used to refinance previously existing debt including prepayment penalties of approximately $331.0 million, acquire the fee interest in two of the properties for $17.3 million, pay closing costs of $5.5 million and fund upfront reserves of $1.0 million. The previously existing debt, with an aggregate original principal balance of $325.0 million, was securitized in CD 2007-CD4 and CGCMT 2007-C6. The previously existing debt was secured by 15 properties, of which 12 (representing approximately $268.0 million of the $325.0 million of existing debt) are included in the current financing.

The Borrowers. The borrowing entities for the loan are ART Mortgage Borrower Propco 2013 LLC and ART Mortgage Borrower Opco 2013 LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Americold Realty Operating Partnership, L.P. The sponsor is controlled by Americold Realty Trust (“Americold”), the leader in the temperature-controlled warehouse business with a leading market position in the United States based on the size of its operations.  As of year-end 2012, Americold operated 169 warehouses with a total capacity in excess of 1.0 billion cubic feet with properties located in the United States, Canada, Australia, New Zealand, Argentina and China. Within North America, Americold owns and/or operates 151 warehouses totaling approximately 874.0 million cubic feet and is larger than its next three largest competitors combined. Americold is owned by The Yucaipa Companies, a private equity firm founded by Ron Burkle specializing in retail, manufacturing, distribution and hospitality industries.

The Properties. The portfolio is comprised of 15 temperature-controlled warehouse facilities that are located in nine states, totaling approximately 3.6 million square feet. With total storage capacity of approximately 77.5 million cubic feet, the portfolio, if owned independently, would represent the eighth largest temperature-controlled warehouse company in North America based on capacity. The properties are located in Oregon, Wisconsin, Washington, Alabama, Nebraska, North Carolina, Louisiana, Missouri and Arkansas and are generally located within close proximity to customers’ operations, allowing them to optimize their distribution strategies. Temperature-controlled warehouse facilities provide an important link in the food supply chain as they serve as a link between food producers and end-users and outlets (restaurants, supermarkets and grocery stores).

The food distribution industry has been historically stable with recession-resistant characteristics that have resulted in relatively consistent demand for the properties and stable operating performance in terms of occupancy and revenues. The portfolio’s performance through the recent recession provides evidence for this as occupancy levels and revenue remained stable (73.4% average occupancy since 2008 with a low and high occupancy during the period of 72.0% and 74.5%, respectively) and revenues for 2007 to 2012 of $72.8, $74.8, $71.2, $72.0, $74.2 and $76.2 million, respectively. The portfolio’s historical stability is enhanced by Americold’s size, number of locations and density of network which allows the company to maintain relationships with regional, national and multinational food producers and distributors with temperature-controlled storage needs.

The portfolio was 74.5% physically occupied by over 200 unique customers in 2012. Of the total revenue in 2012, approximately 40% came from investment grade companies including Lamb Weston (a wholly-owned subsidiary of ConAgra), Tyson Foods, Ocean Spray Cranberries, Sara Lee, Hormel Foods and ConAgra Foods. Unlike other real estate asset classes, the temperature-controlled warehouse industry operates on contracts that typically range from two to five years instead of long-term leases. The contracts address both the storage and handling charge rates which accounted for 50.6% and 49.4% of 2012 total revenue respectively. The handling component is based upon throughput, meaning the volume of goods moving into and out of the warehouses for each customer. The handling component also includes other charges for processing, freezing and packaging of goods. The storage component addresses the charge to keep a certain volume of products within a warehouse for a specific period of time. Despite the short term nature of the contracts, a large portion of customers continue to renew contracts and use a property for an extended period of time. Of the approximately $76.2 million of revenue in 2012, approximately 49.7% was from customers with a relationship of at least 20 years and 26.1% was from customers with a relationship in excess of 35 years.

The properties were constructed between 1963 and 2010 and range in size from 116,401 to 669,650 square feet. The portfolio consists of six production attached warehouses, five production advantaged warehouses and four public warehouses. Production attached warehouses are attached to a processing or production plant and generally serve a single customer. Production advantaged warehouses are generally located near a customer’s processing facilities and generally have a single customer contributing over 50% of the warehouse revenues. Public warehouses generally service multiple customers where no single customer accounts for over 50% of the revenue. The portfolio has a diverse exposure to various food categories being stored within the portfolio. Of the total revenue in 2012, approximately 32% was from potatoes, 24% from fruits and vegetables, 13% from poultry, 13% from meat, 6% from bakery and the remaining came from seafood, ice cream, consumer packaged goods and other miscellaneous goods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

Portfolio Summary
Property	State	Warehouse Type	Warehouse Square Feet	Warehouse Cubic Feet	Allocated Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Salem	OR	Production Advantaged	669,650	11,956,332	$30,550,000	13.9%	$56,200,000	$4,702,729
Plover	WI	Production Attached	478,467	9,114,426	26,610,000	12.1	49,000,000	3,996,286
Hermiston	OR	Production Attached	221,330	3,992,670	25,490,000	11.6	46,800,000	3,696,501
Moses Lake	WA	Production Attached	370,783	7,084,258	23,560,000	10.7	43,300,000	3,506,614
Fremont	NE	Production Advantaged	144,035	3,171,931	20,950,000	9.5	38,400,000	3,120,006
Gadsden	AL	Public Warehouse	153,809	3,857,019	18,160,000	8.3	36,100,000	2,759,011
Tomah	WI	Production Attached	188,417	4,748,455	14,790,000	6.7	27,300,000	2,135,952
Tarboro	NC	Production Attached	181,106	4,934,300	13,610,000	6.2	25,100,000	2,125,770
Delhi	LA	Production Attached	136,445	4,574,332	12,320,000	5.6	29,300,000	1,418,633
Burlington	WA	Public Warehouse	225,843	4,488,480	10,910,000	5.0	20,000,000	1,327,441
Marshall	MO	Production Advantaged	191,220	4,757,406	8,190,000	3.7	17,600,000	1,306,433
Springdale	AR	Production Advantaged	232,956	5,466,381	6,100,000	2.8	12,300,000	821,753
Montgomery	AL	Production Advantaged	127,461	2,581,536	5,200,000	2.4	11,700,000	854,627
Texarkana	AR	Public Warehouse	177,622	4,706,114	2,810,000	1.3	10,740,000	471,724
Birmingham(2)	AL	Public Warehouse	116,401	2,030,776	750,000	0.3	6,300,000	(35,187)
Total			3,615,545	77,464,416	$220,000,000	100.0%	$430,140,000	$32,208,294
(1) Allocated Loan Amount based on the Whole Loan.
(2) The Underwritten Net Cash Flow at the Birmingham facility is negative due to the underwritten management fee and capex reserves. The 2012 year-end NOI was $40,435.

Occupancy for the portfolio, as set forth below, is based on an end of month summary of pallets in use divided by the total pallet capacity. Effective occupancy is an occupancy metric used in the temperature-controlled warehouse sector and is an important measure of the portfolio’s performance since optimal efficiency is generally achieved at approximately 90.0% in-place occupancy, which allows for the efficient movement of goods within the facilities.

Historical Occupancy(1)
Property	2012 Pallet Capacity	2008	2009	2010	2011	2012
Salem	86,000	67.6%	77.9%	78.8%	74.5%	75.1%
Plover	34,144	92.8%	97.9%	94.8%	94.2%	91.7%
Hermiston	36,500	80.2%	82.8%	74.2%	69.3%	75.8%
Moses Lake	60,000	79.3%	72.9%	87.1%	86.2%	83.0%
Fremont	17,413	84.2%	88.2%	73.3%	86.1%	88.0%
Gadsden	15,731	84.2%	70.0%	82.7%	86.2%	78.8%
Tomah	64,000	66.3%	55.2%	58.8%	49.1%	60.5%
Tarboro	17,480	100.0%	79.3%	94.8%	83.6%	72.2%
Delhi(2)	13,500	N/A	N/A	33.6%	73.0%	83.2%
Burlington	43,000	46.2%	57.3%	65.1%	64.6%	74.1%
Marshall	17,761	46.0%	48.0%	39.2%	43.4%	50.0%
Springdale	21,510	96.4%	80.1%	78.3%	82.8%	88.3%
Montgomery	10,355	80.0%	80.3%	89.9%	84.4%	83.2%
Texarkana	17,100	86.1%	65.3%	47.1%	36.1%	53.6%
Birmingham	8,075	68.9%	29.6%	41.1%	48.6%	44.1%
Total / Actual Occupancy	462,569	74.0%	72.0%	74.4%	72.1%	74.5%
Effective Occupancy(3)		82.2%	80.0%	82.7%	80.1%	82.8%
(1) Historical Occupancies are the average of each respective year.
(2) The Delhi warehouse was constructed in 2010.
(3) Effective Occupancy is actual occupancy divided by 90.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

Property Summary
Property	Year Built / Renovated	Clear Heights	Rail Service	Number of Customers(1)	Largest Customer	% of 2012 Revenue	Customer Tenure	Lease Expiration(2)
Salem	1963 / 1981	22'	Yes	43	Norpac Foods	60.0%	50 years	N/A
Plover	1978 / 1981	34'	Yes	4	McCain Foods	97.3%	14 years	N/A
Hermiston	1975 / 1996	28'	Yes	7	Lamb Weston	95.1%	42 years	N/A
Moses Lake	1967 / N/A	19' - 28’	Yes	12	JR Simplot Company	53.0%	40 years	N/A
Fremont	1968 / 2010	28' - 40'	Yes	22	Hormel Foods	48.9%	40 years	N/A
Gadsden	1991 / 1994	32’	Yes	49	Sunrise Foods	16.1%	11 years	N/A
Tomah	1989 / 1994	49’	No	3	Ocean Spray Cranberries	96.1%	24 years	N/A
Tarboro	1988 / 2000	34’	Yes	7	Sara Lee Corporation	92.0%	25 years	N/A
Delhi	2010 / N/A	34’	Yes	3	Lamb Weston	98.0%	3 years	N/A
Burlington	1965 / 1968	20’ - 28’	Yes	42	Icicle Seafoods	36.2%	12 years	N/A
Marshall	1985 / 1992	28’ - 38’	Yes	9	ConAgra Foods	84.9%	32 years	N/A
Springdale	1982 / 1993	32’	Yes	10	Tyson Foods	97.7%	25 years	N/A
Montgomery	1989 / N/A	34’	Yes	14	Foster Poultry Farms	16.1%	14 years	N/A
Texarkana	1992 / 1996	24' - 34’	Yes	30	JBS	43.3%	20 years	N/A
Birmingham	1963 / 1986	23' - 32’	Yes	49	SRA Foods	18.0%	5 years	N/A
Total				304
(1) As of December 31, 2012. The portfolio has a total of approximately 236 unique customers; some of which are present at multiple properties.
(2) The borrower does not typically enter into leases or other occupancy agreements for the properties.  Instead, the borrower typically contracts with its customers for storage, warehousing and handling services.  These contracts generally require payment only for goods actually stored and for services actually rendered.

Top Fifteen Customer Summary
Customer	Properties(1)	Ratings(2) Moody’s/S&P/Fitch	Tenure(3)	2010 Revenue	2011 Revenue	2012 Revenue	% of 2012 Total Revenue
Lamb Weston	Hermiston, Delhi, Moses Lake	Baa2 / BBB- / BBB-	27 years	$6,705,032	$9,056,223	$10,225,710	13.4%
McCain Foods	Plover, Tomah	NA / NA / NA	14 years	10,823,194	10,495,458	10,021,346	13.2%
Norpac Foods	Salem, Hermiston	NA / NA / NA	49 years	5,743,599	6,344,619	6,690,872	8.8%
Tyson Foods	Springdale, Gadsden, Texarkana	Baa3 /BBB / BBB	24 years	6,064,757	4,661,926	4,561,024	6.0%
Ocean Spray Cranberries	Tomah, Burlington	NA / A- / NA	21 years	4,783,423	4,507,805	4,481,342	5.9%
Sara Lee Corporation	Tarboro	Baa2 / BBB / BBB	25 years	5,482,617	4,782,119	4,133,530	5.4%
JR Simplot Company	Moses Lake	NA / NA / NA	40 years	3,623,947	3,560,996	3,772,049	5.0%
National Frozen Foods	Moses Lake	NA / NA / NA	15 years	3,108,842	3,211,159	3,274,659	4.3%
Smithfield Companies	Fremont, Marshall, Burlington	B1 / BB / NA	8 years	2,227,096	3,319,309	3,251,801	4.3%
Hormel Foods Corp	Fremont	A2 / A / NA	40 years	2,678,561	3,079,821	3,216,597	4.2%
ConAgra Foods	Mashall	Baa2 / BBB- / BBB-	31 years	2,707,601	2,879,462	2,647,055	3.5%
Foster Poultry Farms	Montgomery, Salem	NA / NA / NA	14 years	2,787,137	2,855,126	2,351,509	3.1%
JBS	Texarkana, Gadsden	Ba3 / BB / NA	12 years	1,401,039	1,023,724	1,750,033	2.3%
Meduri Farms	Salem	NA / NA / NA	10 years	600,843	572,964	1,587,573	2.1%
Kerr Concentrate	Salem, Burlington	NA / NA / NA	30 years	1,767,395	1,455,751	1,457,943	1.9%
(1) Reflects properties where the customer is currently doing business as of year-end 2012.
(2) Ratings provided are for the parent company of the entity listed in the “Customer” field.
(3) For customers that are located at multiple properties the Tenure is weighted based on 2012 revenue from each respective property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Occupied Pallet	%(2)
Pallet Capacity(3)	463,279	478,711	462,569	462,569	462,569
Occupied Pallets(3)	344,821	345,035	344,778	344,778	344,778
Actual Occupancy	74.4%	72.1%	74.5%	74.5%	74.5%
Effective Occupancy(4)	82.7%	80.1%	82.8%	82.8%	82.8%

Rent & Storage(5)	$37,406,989	$37,117,130	$38,537,617	$38,842,054	$38,842,054	$112.66	50.7%
Handling & Other(6)	34,636,593	37,046,207	37,664,127	36,903,617	37,715,704	109.39	49.3
Total Revenue	$72,043,582	$74,163,338	$76,201,744	$75,745,671	$76,557,758	$222.05	100.0%

Labor Costs	$23,134,080	$25,056,900	$24,820,368	$24,880,741	$25,083,610	$72.75	32.8%
Total Facility Costs(7)	10,262,131	10,522,294	10,539,756	10,564,870	10,787,316	31.29	14.1
Total Equipment & Warehouse Costs(8)	3,144,271	3,678,362	3,670,005	3,673,406	3,576,875	10.37	4.7
General & Administrative	1,259,645	1,591,081	1,426,514	1,412,468	1,412,468	4.10	1.8
Management Fee(9)	1,122,210	1,113,514	1,156,128	1,165,262	1,165,262	3.38	1.5
Total Expenses	$38,922,336	$41,962,151	$41,612,771	$41,696,747	$42,025,531	$121.89	54.9%

Net Operating Income	$33,121,246	$32,201,187	$34,588,973	$34,048,923	$34,532,227	$100.16	45.1%

Total Capex(10)	2,323,932	2,323,932	2,323,932	2,323,932	2,323,932	6.74	3.0

Net Cash Flow	$30,797,314	$29,877,254	$32,265,040	$31,724,991	$32,208,294	$93.42	42.1%
(1) TTM column represents the trailing twelve-month period ending January 31, 2013.
(2) Percent column represents percent of Total Revenue.
(3) TTM Pallet Capacity and TTM Occupied Pallets are based on 2012 total.
(4) Effective Occupancy is actual occupancy divided by 90.0%.
(5) Rent & Storage revenue reflects the per pallet charge a customer pays to store goods within a facility for a period of time.
(6) Handling & Other revenue reflects the fee charged to customers to move a pallet into and out of the facility as well as other charges for processing, freezing and packaging of goods.
(7) Total Facility Costs include power, real estate taxes, insurance and facility maintenance expenses.
(8) Total Equipment & Warehouse Costs include items such as racking equipment, pallets, warehouse supplies, protective clothing and office equipment.
(9) Management Fee calculated as 3.0% of storage revenue and included for illustrative purposes for all years. The properties do not have a contractual management fee.
(10) Total Capex calculated as $0.03 per warehouse cubic foot.

Property Management. The portfolio is managed by ART Manager L.L.C. and AmeriCold Logistics LLC, which are affiliates of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $989,339 for required repairs that are required to be completed within 12 months of the loan closing.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $124,596.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $193,661 (approximately $0.03 per warehouse cubic foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the receivables account controlled by the property manager, which account also receives rents and payments from other properties that are not collateral for the loan. The receivables account is subject to a negative pledge. All funds in the receivables account are swept within three business days to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) an event of default exists under the mortgage loan or either of the related mezzanine loans, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the DSCR (including the mezzanine loans) falls below 1.10x, all excess cash flow will be deposited into an excess cash flow reserve account controlled by the lender and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Americold Cold Storage Portfolio

Release of Properties. The borrower may release one or more individual properties from the collateral of the loan provided that, among other things, (i) no event of default exists; (ii) the borrower pays a release price of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) the DSCR (including the mezzanine loans) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.38x or (b) the DSCR of the properties immediately preceding the release of the individual property; and (iv) the mezzanine borrowers pay a release price of 115% of the applicable allocated mezzanine loan amounts and otherwise comply with the mezzanine loan documents.

The borrower is also permitted to make transfers of certain non-income producing portions of the properties to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents without a prepayment premium.

Additional Debt. A senior mezzanine loan of $70.0 million secured by the equity interest in the borrower was provided by and is currently held by JPMCB. A junior mezzanine loan of $32.0 million secured by the equity interest in the senior mezzanine borrower was provided by JPMCB and was sold to a third-party investor. Each mezzanine loan is interest-only and has a coterminous maturity with the mortgage loan. The senior mezzanine loan has a 7.37500% coupon and the junior mezzanine loan has a 11.50000% coupon. Including both mezzanine loans, the Cut-off Date LTV is 74.8%, the UW NCF DSCR is 1.42x and the UW NOI Debt Yield is 10.7%. JPMCB may securitize the senior mezzanine loan in the future. See “Risk factors – Potential Risks to Certificateholders as a Result of a Securitization of the Americold Mezzanine Loan” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

FLOOR
Mechanical
51
Dady & Gardner, Inc.
7,280 SF Exp. 10/2016
Schwebel, Goetz & Sie
50
Vacant
23,179 SF
49
Aethlon Capital
1,965 SF MTM
48
Patterson, Thuente
22,088 SF Exp. 12/2019
Rothschild
2,396 SF Exp. 7/2017
47
Winslow Capital
Winslow Capital
Winslow Capital
19,682 SF Exp. 8/2018
46
Schall Executive
2,564 SF Exp. 12/2015
Nichols, Kaster, Kirkma
22,539 SF Exp. 6/2015
45
Cumberland Partners
Borene Law Firm
44
Lindquist & Vennum
24,397 SF Exp. 12/2016
43
Lindquist & Vennum
24,397 SF Exp. 12/2016
42
Lindquist & Vennum
24,397 SF Exp. 12/2016
41
Lindquist & Vennum
24,397 SF Exp. 12/2016
40
Vacant
Lindquist & Vennum
23,348 SF Exp. 12/2016
39
Vacant
Fruth, Jamison & Elsa
Richard D. Goff
Borene
Martin McAllister
Gary Greenberg
38
Duke Financial
4,047 SF Exp. 6/2016
McKinsey & Company, Inc.
37
Kelly & Berens, PA
5,455 SF Exp. 2/2018
Cobb & Associates
Briol & Associates
7,850 SF Exp. 5/2014
Norwest
Clover Fields
36
Newman Capital, Ltd.
2,966 SF Exp. 11/2013
Norwest Venture Capital Management
21,029 SF Exp. 6/2015
35
Spherion Pacific
4,385 SF MTM
Douglas W. Leatherdale
The M&A Group
Marks Baughn Securities
The MN Bus. Part.
Bank of America
12,759 SF Exp. 2/2017
34
Wells Fargo Advisors
16,272 SF Exp. 12/2023
Mattel Sales Corp
4,959 SF Exp. 12/2016
33
SIT Investment Association
23,260 SF Exp. 3/2015
32
Merchant & Gould
24,070 SF Exp. 8/2019
31
Merchant & Gould
23,671 SF Exp. 8/2019
30
Merchant & Gould
23,671 SF Exp. 8/2019
29
Vacant
551 SF
Vacant – Raw
23,800 SF
28
Vacant
2,248 SF
NRG Energy Center Minn
10,071 SF Exp. 3/2018
DLA Piper
9,296 SF Exp. 11/2022
27
Vacant
23,304 SF
26
Briggs and Morgan
23,364 SF Exp. 5/2015
25
Briggs and Morgan
23,796 SF Exp. 5/2015
24
Briggs and Morgan
23,040 SF Exp. 5/2015
23
Briggs and Morgan
23,262 SF Exp. 5/2015
22
Briggs and Morgan
23,365 SF Exp. 5/2015
21
Fulbright & Jaworski
23,365 SF Exp. 10/2014
20
Lommen, Abdo, Cole, King
23,365 SF Exp. 12/2014
19
Vacant
4,022 SF
Mpls. Portfolio Mgmt
4,324 SF Exp. 2/2014
Fine Associates
2,788 SF Exp. 12/2015
Briggs and Morgan
15,313 SF Exp. 5/2015
18
Vacant
1,476 SF
Okabena Company
16,490 SF Exp. 8/2015
17
Advantage Crystal, Inc.
2,085 SF Exp. 4/2014
Wagner, Falconer & Judd
15,205 SF Exp. 10/2015
White Oaks Wealth Adv
6,616 SF Exp. 12/2021
16
Fulbright & Jaworski
10,465 SF Exp. 10/2014
Northern Trust Bank
7,616 SF Exp. 7/2015
Crayola
5,147 SF Exp. 7/2017
15
Vacant
22,950 SF
14
Vacant
3,581 SF
Vacant
1,535 SF
Cassidy Turley
12,440 SF Exp. 9/2023
13
Vacant
1,376 SF
Littler Mendelson
21,693 SF Exp. 5/2016
12
Vacant
7,344 SF
Semper Development
1,798 SF Exp. 1/2014
Riverbridge Partners
9,363 SF Exp. 3/2023
MTV Network
1,798 SF Exp. 4/2017
11
Vacant
4,078 SF
Associated Bank
16,727 SF Exp. 12/2013
Zimmerman Reed
15,179 SF Exp. 11/2019
10
Natural Resource Group
23,219 SF Exp. 11/2016
9
Jarsal Business Center
22,764 SF Exp. 6/2015
Mechanical
8
Vacant
1,125 SF
Minneapolis Foundation
24,632 SF Exp. 9/2015
Hays Group
13,096 SF Exp. 4/2018
7
Hays Group
38,586 SF Exp. 4/2018
6
Vacant
909 SF
Vacant
6,095 SF
Gray, Plant, Moody
28,824 SF Exp. 3/2023
5
Gray, Plant, Moody
35,587 SF Exp. 3/2023
4
Gray, Plant, Moody
35,587 SF Exp. 3/2023
3
Wells Fargo
6,565 SF Exp. 12/2018
Wells Fargo
28,760 SF Exp. 12/2013
Vacant
Mechanical
MTM
2013
2014
2015
2016
2017+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	1,410,415
Loan Purpose:	Acquisition	Location:	Minneapolis, MN
Borrower:	BRI 1855 IDS Center, LLC	Year Built / Renovated:	1972 / 1992-2012
Sponsors(2):	Various	Occupancy:	89.0%
Interest Rate:	4.00000%	Occupancy Date:	3/31/2013
Note Date:	4/25/2013	Number of Tenants:	130
Maturity Date:	5/1/2023	2010 NOI:	$18,901,931
Interest-only Period:	24 months	2011 NOI:	$19,951,491
Original Term:	120 months	2012 NOI:	$20,258,314
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$43,841,362
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$23,774,838
Lockbox:	Hard	UW NOI:	$20,066,524
Additional Debt:	Yes	UW NCF:	$17,559,402
Additional Debt Balance:	$92,510,258	Appraised Value / Per SF:	$256,000,000 / $182
Additional Debt Type:	Pari Passu	Appraisal Date:	3/5/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$890,411	$671,885	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$38,403	$38,403	N/A	Maturity Date LTV:	60.1%
TI/LC:	$183,333	$183,333	N/A	UW NCF DSCR:	1.68x
Other:	$14,657,832	$0	N/A	UW NOI Debt Yield:	11.0%

(1) IDS Center is part of a loan evidenced by two pari passu notes with an aggregate principal balance of approximately $182.5 million. The Financial Information presented in the chart above reflects the entire $182.5 million whole loan.
(2) For a full description of the Sponsors, please refer to “The Sponsors” section below.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The IDS Center loan is secured by a first mortgage lien on a 1,410,415 square foot Class A multi-tenant office building and retail complex located in Minneapolis, Minnesota. The loan has an outstanding principal balance of approximately $182.5 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $90.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $92.5 million and is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of the Note A-1, the trustee, as holder of Note A-2, will be the controlling holder of the Whole Loan and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan.  Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consultation rights with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan along with sponsor equity of approximately $82.2 million were used to acquire the property for $245.3 million, fund upfront reserves of $15.8 million and pay closing costs of $3.6 million.

The Borrower. The borrowing entity for the loan is BRI 1855 IDS Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Dalet Properties Management, LLC, Dalet Investment Properties, LLLP and Dalet Investment Properties (US), LLLP. The sponsors are affiliates of Beacon Partners IDS, LLC, Menora Mivtachim and Harel Insurance. The sponsors’ general partners are principals of Beacon Investment Properties, LLC (“Beacon”).  Beacon is a full-service commercial real estate operator and fund manager with approximately five million square feet of commercial real assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

The Property. IDS Center is a centrally located mixed-use complex located on an entire city block within the central business district of Minneapolis, Minnesota. IDS Center is comprised of multiple components connected by a centralized glass enclosed plaza called the Crystal Court. The components of the center include a 1,238,101 square foot, 57-story office tower with an eight-story annex, a 100,810 square foot enclosed two-story retail center, a 71,504 square foot concourse level, the AAA four diamond Marquette Hotel (not included in the collateral) and a three-level below grade parking garage. The property was constructed in 1972 and has been periodically renovated over the years with approximately $41.8 million of capital improvements since 1992. The borrower acquired the property from Inland American Real Estate Trust for a purchase price net of seller concessions of approximately $245.3 million ($174 per square foot).

As of March 2013, the property was 89.0% leased to 130 tenants. The largest tenant at the property, Briggs and Morgan, leases 9.4% of the net rentable area through May 2015. Briggs and Morgan has been a tenant at the property since 1990 and has expanded its space multiple times from 53,225 square feet to 132,140 square feet currently. Founded in 1882, Briggs and Morgan is a Midwest law firm serving clients across the United States. The second largest tenant, Lindquist & Vennum, leases approximately 8.4% of the net rentable area through December 2016. Lindquist & Vennum has been a tenant at the property since 1972 and has expanded its space multiple times from 31,373 square feet to 118,936 square feet currently. Lindquist & Vennum is a law firm that has approximately 200 attorneys and offices in Minnesota, Colorado and South Dakota. The third largest tenant, Gray Plant Mooty, leases 7.1% of the net rentable area through March 2023 and has been a tenant at the property since 2004. Gray Plant Mooty was founded in 1866 and is the longest-standing law firm in Minneapolis.  In addition to its offices in Minneapolis, Gray Plant Mooty has offices in St. Cloud and Washington, D.C.

The 100,810 square foot retail component of the property consists of two-stories of retail, which as of March 2013 was 96.0% leased to 26 tenants. Retail tenants include Gap and Banana Republic, as well as multiple banking branches such as Wells Fargo, U.S. Bank and Charles Schwab. Beneath the retail portion is a 71,504 square foot below-grade concourse. As of March 2013, this section of the property was approximately 36.3% leased to three tenants. The office, retail and concourse sections of the property are connected to the Crystal Court, a 24,000 square foot steel and glass enclosed atrium structure. The Crystal Court hosts a myriad of non-profit and civic-minded events every year.

IDS Center is located within the heart of the central business district of Minneapolis and is often considered the crossroads of downtown Minneapolis. The property is connected to an enclosed pedestrian skyway system which links the property to adjacent properties in all four directions. The Marquette Hotel has reciprocal easement agreements with the IDS Center whereby the two properties share parking, concourse, ground and skyway levels. The hotel pays the borrower a portion of expenses related to the maintenance of the space. Regional access to the area is provided by Interstates 94 and 35. There are also several state highways and main roadways offering direct access to the area including Highways 55, 47 and 65.  Public transportation is provided by Metro Transit which serves the entire “Twin Cities” area including downtown Minneapolis, St. Paul and the nearby campuses of the University of Minnesota.  In addition, a new light rail transit system connects various stops in the central business district to the Minneapolis-St. Paul International Airport and the Mall of America.

According to the appraisal, the Minneapolis central business district contained approximately 23.3 million square feet of office space as of the fourth quarter of 2012. Class A vacancy in the submarket was estimated at 11.7% with an average asking rent of $13.70 per square foot on a triple-net basis, as of the fourth quarter of 2012. The appraisal identified eight competitive properties built between 1983 and 2001 and ranging in size from approximately 588,908 to 1.4 million square feet. The competitive set reported an average occupancy of approximately 92.8%.  According to the appraisal, leases in the previous six months at the competitive properties have ranged from $17.00 to $20.00 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
94.6%	93.5%	90.8%	89.0%
(1) Historical occupancies are as of December 31 of each respective year. (2) Current occupancy is as of March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Briggs and Morgan	Office	NA / NA / NA	132,140	9.4%	$17.07	5/31/2015
Lindquist & Vennum	Office	NA / NA / NA	118,936	8.4%	$18.00	12/31/2016
Gray Plant Mooty(2)	Office	NA / NA / NA	100,000	7.1%	$13.50	3/31/2023
Merchant & Gould(3)(4)	Office	NA / NA / NA	77,403	5.5%	$17.07	8/31/2019
Hays Group	Office	NA / NA / NA	53,682	3.8%	$12.00	4/30/2018
Fulbright & Jaworski	Office	NA / NA / NA	33,830	2.4%	$13.93	10/31/2014
Winslow Capital Management	Office	NA / NA / NA	25,240	1.8%	$18.66	8/30/2018
Minneapolis Foundation	Office	NA / NA / NA	24,632	1.7%	$13.00	9/30/2015
Lommen, Abdo, Cole, King	Office	NA / NA / NA	23,365	1.7%	$14.00	12/31/2014
Malt-O-Meal Company	Office	NA / NA / NA	23,304	1.7%	$18.75	8/31/2014
(1) Based on the underwritten rent roll.
(2) Gray Plant Mooty has the right to contract its space by 8,897 square feet on the first day of July, August, September or October of 2013 with at least 30 days notice and payment of a contraction fee. The tenant also has the right, effective on March 31st of each year commencing in 2019 and ending in 2022, to contract its space by 2,653 square feet, 3,824 square feet or 8,617 square feet, respectively, with 12-months notice and payment of a contraction fee.
(3) 5,991 square feet of the Merchant & Gould Net Rentable Area is in the concourse.
(4) Merchant & Gould has the right to terminate its lease on August 31, 2017, with 12 months notice and payment of a termination fee. The tenant also has the right to contract its space by 8,019 square feet any time after March 15, 2015, with 12-months notice and payment of a contraction fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	154,913	11.0%	NAP	NAP	154,913	11.0%	NAP	NAP
2013 & MTM	18	50,490	3.6	$1,128,407	5.2%	205,403	14.6%	$1,128,407	5.2%
2014	39	143,158	10.2	2,419,566	11.2	348,561	24.7%	$3,547,974	16.4%
2015	18	303,924	21.5	5,088,803	23.5	652,485	46.3%	$8,636,777	39.8%
2016	23	253,015	17.9	4,746,085	21.9	905,500	64.2%	$13,382,862	61.7%
2017	6	27,916	2.0	475,392	2.2	933,416	66.2%	$13,858,254	63.9%
2018	10	184,908	13.1	3,133,228	14.5	1,118,324	79.3%	$16,991,481	78.4%
2019	4	115,762	8.2	1,980,591	9.1	1,234,086	87.5%	$18,972,072	87.5%
2020	2	3,668	0.3	132,108	0.6	1,237,754	87.8%	$19,104,179	88.1%
2021	2	14,646	1.0	299,904	1.4	1,252,400	88.8%	$19,404,083	89.5%
2022	2	10,184	0.7	172,712	0.8	1,262,584	89.5%	$19,576,795	90.3%
2023	5	141,417	10.0	2,096,926	9.7	1,404,001	99.5%	$21,673,721	100.0%
2024 & Beyond(2)	1	6,414	0.5	0	0.0	1,410,415	100.0%	$21,673,721	100.0%
Total	130	1,410,415	100.0%	$21,673,721	100.0%
 (1) Based on the underwritten rent roll.
 (2) Represents space occupied by the management offices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

IDS Center

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$21,085,417	$21,269,271	$21,685,343	$21,673,721	$15.37	47.5%
Vacant Income	0	0	0	2,294,728	1.63	5.0
Gross Potential Rent	$21,085,417	$21,269,271	$21,685,343	$23,968,449	$16.99	52.6%
Total Reimbursements	20,709,404	20,289,399	20,668,908	21,640,141	15.34	47.4
Net Rental Income	$41,794,821	$41,558,670	$42,354,251	$45,608,590	$32.34	100.0%
(Vacancy/Credit Loss)	(201,990)	(13,632)	56,737	(2,294,728)	(1.63)	(5.0)
Other Income	547,212	584,524	507,404	527,500	0.37	1.2
Effective Gross Income	$42,140,043	$42,129,562	$42,918,392	$43,841,362	$31.08	96.1%

Total Expenses	$23,238,112	$22,178,071	$22,660,078	$23,774,838	$16.86	54.2%

Net Operating Income	$18,901,931	$19,951,491	$20,258,314	$20,066,524	$14.23	45.8%

Total TI/LC, Capex/RR	0	0	0	2,507,122	1.78	5.7
Net Cash Flow	$18,901,931	$19,951,491	$20,258,314	$17,559,402	$12.45	40.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2) The Underwritten Rents in Place is composed of approximately 85.3%, 12.8% and 1.9% from office, retail and concourse rents, respectively.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $7.4 million for outstanding tenant improvement and leasing commission obligations associated with 25 tenants, $5.9 million for required repairs (which includes $3.1 million for facade maintenance, $2.6 million for roof replacement and $0.3 million for elevator repairs), $1.4 million for abated rent associated with six tenants, $890,411 for initial tax reserves, $183,333 for rollover reserves and $38,403 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $671,885.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $38,403 (approximately $0.33 per square foot annually) into the replacement reserves escrow.  In the event the retail component is released, this amount will be reduced to $33,880.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $183,333 ($1.56 per square foot annually) into the TI/LC escrow. In the event the retail component is released, this amount will be reduced to $161,742.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR based on the immediately preceding trailing three-month period falls below 1.25x, (ii) there is an event of default under the loan documents, or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of the Retail Component. The borrower may release the retail component and a portion of the concourse from the collateral for the loan after June 1, 2015 subject to following conditions and other conditions set forth in the loan documents: (i) no event of default exists; (ii) payment of $25,000,000 and any applicable yield maintenance fees; (iii) after giving effect to the release of the retail component, the DSCR for the property is not less than the greater of (x) the DSCR of the property based on the trailing three-month period immediately preceding the release and (y) 1.50x; (iv) after giving effect to the release of the retail component the LTV based on the Whole Loan and any applicable mezzanine loan is not greater than 72.0%; and (v) the borrower shall pay to the lender a non-refundable release fee equal to $100,000.

Future Additional Debt. A mezzanine loan of up to $30.0 million may be obtained by the borrower or its affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.40x, and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	553,801
Loan Purpose:	Refinance	Location:	Greendale, WI
Borrower:	Southridge Limited Partnership	Year Built / Renovated:	1970 / 2012
Sponsor:	Simon Property Group, L.P.	Occupancy(2):	95.0%
Interest Rate:	3.85400%	Occupancy Date:	3/19/2013
Note Date:	5/22/2013	Number of Tenants:	94
Maturity Date:	6/6/2023	2010 NOI:	$10,396,929
Interest-only Period:	24 months	2011 NOI:	$10,354,219
Original Term:	120 months	2012 NOI:	$10,257,110
Original Amortization:	360 months	TTM NOI(3):	$10,608,695
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$20,828,544
Lockbox:	CMA	UW Expenses:	$9,376,389
Additional Debt:	Yes	UW NOI(4):	$11,452,155
Additional Debt Balance:	$75,000,000	UW NCF:	$10,779,543
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$181,000,000 / $327
		Appraisal Date:	5/13/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$226
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$189
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.53x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

(1) Southridge Mall is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $125.0 million. The Financial Information presented in the chart above reflects the entire $125.0 million whole loan.
(2) Includes temporary tenants. Excluding temporary tenants, the property is 91.3% occupied.
(3) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(4) UW NOI is higher than TTM NOI due to new leases and contractual rent bumps for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.
(5) For a full description of escrows and reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Southridge Mall loan is secured by a first mortgage lien on 553,801 square feet of a 1.2 million square foot regional mall located in Greendale, Wisconsin. The loan has an outstanding principal balance of $125.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $50.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is currently held by Barclays Bank PLC and is expected to be contributed to a future securitized trust. Prior to securitization of the Note A-1, the trustee, as holder of Note A-2, will be the controlling holder of the Whole Loan and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan.  Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consultation rights with respect to certain major decisions.The Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan and borrower net deposits of $0.4 million were used to refinance previously existing debt of approximately $124.6 million and pay closing costs of $0.9 million. The previously existing debt, with an aggregate original principal balance of $124.0 million, was securitized in JPMCC 2005-CB11.

The Borrower. The borrowing entity for the loan is Southridge Limited Partnership, a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P. Simon Property Group, L.P. is Simon Property Group, Inc.’s majority-owned partnership subsidiary that owns all of its real estate properties and other assets. Simon Property Group, Inc. (“Simon”) is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has interests in 327 retail real estate properties in North America and Asia comprising 242 million square feet.

The Property.  Southridge Mall is a 1,163,777 square foot regional mall, of which 553,801 square feet serve as collateral for the loan. The property, located in Greendale, Wisconsin, was originally constructed in 1970 and is a two-story enclosed mall located on a 119.9 acre parcel of land.  It is the largest mall in Wisconsin and the only mall in the southern portion of the Milwaukee market. The mall recently underwent a $44.9 million renovation in 2012, which included the addition of a modern Macy’s department store which replaced a former Dillard’s space. In addition, major exterior and interior renovations were performed including new entrances, flooring, lighting, skylights and a brand new food court. Anchor tenant, Boston Store, renovated its store in 2012 for a reported $10.0 million, $2.0 million of which was contributed by the sponsor. The property contains 7,223 parking spaces, resulting in a parking ratio of 6.21 spaces per 1,000 square feet of net rentable area.

As of March 19, 2013, the space serving as collateral for the loan was approximately 95.0% occupied and the entire property was 97.6% occupied. Anchors at the property include Boston Store (219,400 square feet), Sears (214,700 square feet), JCPenney (175,876 square feet), Macy’s (149,374 square feet) and Kohl’s (85,247 square feet). Of the five anchors, Macy’s and Kohl’s are included in the collateral for the loan. The collateral also features major tenants including H&M, Old Navy and Shoe Department Encore. Other national tenants include Express/Express Men, Victoria’s Secret and Charlotte Russe.  In-line sales per square foot for stores less than 10,000 square feet were approximately $359, $400 and $426 in 2010, 2011 and 2012, repectively.  Occupancy costs for tenants less than 10,000 square feet for 2010, 2011 and 2012 were 16.1%, 15.3% and 14.8%, respectively.

Southridge Mall is located in the community of Greendale, Wisconsin, situated in the south central quadrant of Milwaukee County. Interstate 894/43 is less than 1.0 mile to the north of the property and Interstate 94 is located 3.0 miles to the north. Both interstate routes provide good access to the remainder of the Milwaukee core based statistical area and beyond.  According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 257,973 people, with an average household income of $58,591 as of 2013. According to the appraisal, the secondary trade area might span up to ten miles from the site given its regional accessibility and location of competitive properties. The property is the dominant retail property in the local area and a major draw.

The appraisal concluded that in-line rents in the market average approximately $28.73 per square foot and range from $20.00 to $65.00 per foot. The appraisal concluded that current in-line rents at the property are slightly below the market average. According to REIS, the overall vacancy rate for the region was 12.5%, while the property’s submarket vacancy rate was 10.6% as of the first quarter 2013. Vacancy rates at the property’s submarket for community shopping centers and neighborhood shopping centers were 7.7% and 13.7%, respectively. According to the appraisal, the property’s primary competition consists of three properties that are detailed in the table below. Southridge Mall is the only mall in the market with five anchors.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Mayfair Mall	1958 / 2001	1,113,800	$475	93.6%	8.0 miles	Macy’s, Boston Store and AMC Theatres
Brookfield Square	1967 / 1997, 2007	1,049,557	$435	96.0%	12.0 miles	Boston Store, JCPenney and Sears
Bayshore Town Center	1954 / 2006	1,258,585	$325	93.0%	15.0 miles	Boston Store, Sears and Kohls
Total / Weighted Average		4,585,909	$438	94.0%
 (1) Per the appraisal.

Historical and Current Occupancy (1)

	2010	2011	2012	Current(2)
Non-Anchor(3)	94.7%	90.5%	88.5%	91.3%
Total Mall(4)(5)	85.7%	84.6%	96.8%	97.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of March 19, 2013.
(3)	Occupancy excludes collateral and non-collateral anchor tenants.
(4)	Includes non-collateral anchors. The net rentable area serving as collateral for the mortgage loan is currently 95.0% occupied.
(5)	Increase in Total Mall Occupancy from 2010 to 2012 is due to Macy’s leasing a vacant anchor space in March, 2012, formerly occupied by Dillard’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

Historical In-line Sales and Occupancy Costs(1)(2)(3)

	2010	2011	2012
In-Line Sales PSF	$359	$400	$426
Occupancy Costs	16.1%	15.3%	14.8%
(1) Based on the collateral square feet.
(2) In-line Sales and Occupancy Costs are as of December 31 of each respective year.
(3) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Macy’s(4)	Baa3 / BBB / NA	149,374	27.0%	$4.02	N/A	N/A	1/31/2028
Kohl’s	Baa1 / BBB+ / BBB+	85,247	15.4%	$9.64(5)	$206	5.6%	1/31/2020
H&M	NA / NA / NA	16,627	3.0%	$14.11	$205	8.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	12,860	2.3%	$24.81	N/A	N/A	6/30/2023
Shoe Dept. Encore	NA / NA / NA	10,623	1.9%	$13.65	N/A	N/A	6/30/2023
Express/Express Men	NA / BB / NA	8,166	1.5%	$27.00	$305	16.7%	4/30/2014
Victoria’s Secret	NA / BB / NA	8,001	1.4%	$27.00	$590	8.3%	1/31/2024
Charlotte Russe	B2 / NA / NA	7,042	1.3%	$34.08	$233	12.8%	1/31/2017
Tilly’s	NA / NA / NA	7,000	1.3%	$17.73	$175	28.5%	1/31/2023
Footaction USA	NA / NA / NA	6,825	1.2%	$30.98	$187	28.1%	1/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2012 for all tenants.
(4)	Macy’s opened its store in March 2012.
(5)
Kohl’s annual gross base rent is $821,895 or $9.64 per square foot. In lieu of the landlord’s contribution toward tenant allowances, Kohl’s gross base rent will be reduced by $396,715 annually through the lease term, resulting in an annual net effective base rent of $425,180 or $4.99 per square foot. Simon, rated ”A” by S&P, has guaranteed the total amount of reduced rent, or $2,644,766.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	48,217	8.7%	NAP	NAP	48,217	8.7%	NAP	NAP
2013 & MTM	9	15,752	2.8	$769,962	7.1%	63,969	11.6%	$769,962	7.1%
2014	15	37,746	6.8	1,377,450	12.7	101,715	18.4%	$2,147,412	19.8%
2015	6	14,513	2.6	521,270	4.8	116,228	21.0%	$2,668,682	24.6%
2016	11	22,522	4.1	912,225	8.4	138,750	25.1%	$3,580,907	33.0%
2017	9	19,326	3.5	1,061,451	9.8	158,076	28.5%	$4,642,357	42.7%
2018	2	5,677	1.0	139,417	1.3	163,753	29.6%	$4,781,774	44.0%
2019	6	11,640	2.1	646,137	5.9	175,393	31.7%	$5,427,912	50.0%
2020	5	97,814	17.7	1,382,796	12.7	273,207	49.3%	$6,810,707	62.7%
2021	4	8,561	1.5	484,528	4.5	281,768	50.9%	$7,295,235	67.1%
2022	8	38,784	7.0	922,521	8.5	320,552	57.9%	$8,217,756	75.6%
2023	14	60,682	11.0	1,466,518	13.5	381,234	68.8%	$9,684,274	89.1%
2024 & Beyond	5	172,567	31.2	1,182,097	10.9	553,801	100.0%	$10,866,371	100.0%
Total	94	553,801	100.0%	$10,866,371	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes temporary tenant square footage of 20,524.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)

Rents in Place(3)(4)	$9,705,787	$9,136,030	$9,712,306	$9,929,141	$10,866,371	$19.62	57.3%
Overage Rent	117,098	98,088	119,718	125,580	81,488	0.15	0.4
Gross Potential Rent	$9,822,885	$9,234,118	$9,832,024	$10,054,721	$10,947,859	$19.77	57.8%
Total Reimbursements	6,381,953	6,204,448	7,282,219	7,449,484	8,003,606	14.45	42.2
Net Rental Income	$16,204,838	$15,438,566	$17,114,243	$17,504,205	$18,951,464	$34.22	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	0	0.00	0.0
Other Income	2,064,629	2,203,017	2,018,566	2,065,165	1,877,080	3.39	9.9
Effective Gross Income	$18,269,467	$17,641,583	$19,132,809	$19,569,370	$20,828,544	$37.61	109.9%

Total Expenses	$7,872,538	$7,287,364	$8,875,699	$8,960,675	$9,376,389	$16.93	45.0%

Net Operating Income	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$11,452,155	$20.68	55.0%

Total TI/LC, Capex/RR	0	0	0	0	672,612	1.21	3.2
Net Cash Flow	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$10,779,543	$19.46	51.8%
(1)	TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place based on in-place leases as of March 19, 2013, which is reflective of the UW Economic Occupancy of 95.0%.
(4) Underwritten Rents in Place are higher than TTM due to new leases and contractual rent bumps for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, no reserves were escrowed.  However, in lieu of cash, the sponsor, Simon Property Group, L.P. rated “A” by S&P, delivered a tenant allowance guaranty for the outstanding Buca tenant allowance in the amount of $975,000. At any time the tenant allowance guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the tenant allowance guaranty. In addition, the sponsor, Simon Property Group, L.P. delivered a Kohl’s Rent Allowance Guaranty for the outstanding Kohl’s tenant allowance in the amount of $2,644,766 in lieu of cash. At any time the Kohl’s Rent Allowance Guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the Kohl’s Rent Allowance Guaranty. In lieu of tenant improvement allowance, Kohl’s elected to pay for their improvements and receive the allowance in form of an ongoing monthly rent credit of $33,060 per month. The guaranty obligations will be automatically reduced on the date by the amounts set forth in the loan documents.

Tax Escrows – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the tax escrow is waived.

Insurance Escrows – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the insurance escrow is waived, unless the borrower has provided satisfactory evidence that insurance is maintained under a blanket insurance policy acceptable to the lender.

Replacement Reserves – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the replacement reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below) the borrower is required to deposit $11,600 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $278,400 (approximately $0.50 per square foot).

TI/LC Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the TI/LC reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below) the borrower is required to deposit $46,350 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,112,400 (approximately $2.00 per square foot).

“Reserve Period” means the period commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Southridge Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (defined below). During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account will be held as additional security for the loan.

“Cash Sweep Period” means the period (i) commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x or (ii) during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Two cross-collateralized and cross-defaulted loans with three properties
Original Principal Balance(1):	$46,700,000
Cut-off Date Principal Balance(1):	$46,700,000	Title:	Fee
% of Pool by IPB:	3.5%	Property Type - Subtype:	Multifamily - Garden
Loan Purpose:	Acquisition	Net Rentable Area (Units):	1,215
Borrowers(2):	Various	Location:	Mobile, AL
Sponsors:	Glenn R. Hanson and James M. Malandrinos	Year Built / Renovated:	Various / Various
		Occupancy:	95.7%
Interest Rate:	4.10000%	Occupancy Date:	5/9/2013
Note Date:	5/20/2013	Number of Tenants:	N/A
Maturity Date:	6/1/2018	2010 NOI:	$3,115,609
Interest-only Period:	12 months	2011 NOI:	$4,659,708
Original Term:	60 months	2012 NOI:	$4,506,181
Original Amortization:	360 months	TTM NOI(3):	$4,494,955
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.9%
Call Protection:	L(24),Def(33),O(3)	UW Revenues:	$8,819,089
Lockbox:	Soft	UW Expenses:	$4,376,502
Additional Debt:	Yes	UW NOI:	$4,442,586
Additional Debt Balance(1)(4):	$9,000,000	UW NCF:	$4,108,461
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit:	$64,490,000 / $53,078
		Appraisal Date:	3/20/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$38,436
Taxes:	$326,317	$54,386	N/A	Maturity Date Loan / Unit:	$35,701
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$209,034	$27,844	N/A	Maturity Date LTV:	67.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.52x
Other:	$451,235	$0	N/A	UW NOI Debt Yield:	9.5%

(1) Aggregate balance of two cross-collateralized and cross-defaulted loans.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) TTM NOI represents the trailing twelve-month period ending January 31, 2013.
(4) Allocated balance to the Colony Hills Portfolio Properties.  For a full description of the Additional Debt, please refer to the “Additional Debt” section below.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Yester Oaks Apartments loan and Windsor Place Apartments and Pathways Apartments loan (together, the “Colony Hills Portfolio Loans”) are two cross-collateralized and cross-defaulted loans with outstanding principal balances of $23.85 million and $22.85 million, respectively.  The Colony Hills Portfolio Loans are secured by first mortgage liens on three multifamily properties totaling 1,215 units located in Mobile, Alabama (each, a “Property”, and collectively, the “Colony Hills Portfolio Properties” or the “Portfolio”). The Colony Hills Portfolio Loans have a five-year term, and subsequent to a 12-month interest-only period, amortize on a 30-year schedule. Proceeds from the loans, along with $9.0 million of allocated mezzanine debt and approximately $10.4 million of borrower equity, were used to acquire the properties for $63.1 million, fund upfront reserves of $1.0 million and pay closing costs of approximately $1.9 million.

The Borrowers. The borrowing entities for the Colony Hills Portfolio Loans are CHC Yester Oaks, LLC, CHC Windsor Place, LLC and CHC Pathways, LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The Colony Hills Portfolio Loans sponsors and nonrecourse carve-out guarantors are Glenn R. Hanson and James M. Malandrinos. Glenn Hanson is the CEO and founder of Colony Hills Capital (“CHC”).  Founded in 2008, CHC is a privately held real estate investment firm that invests in existing income-producing apartment complexes of 100 units or greater in stable tertiary and sub-markets of major metropolitan areas in the southeastern United States.  Acquisition of the Colony Hills Portfolio Properties was part of a five property portfolio which occurred in May 2013. Upon acquisition of the portfolio, CHC increased their total units under management to 2,751.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

The Properties. The Portfolio consists of three multifamily properties totaling 1,215 units located in Mobile, Alabama.  The Colony Hills Portfolio Properties were built between 1951 and 1986 and fully renovated between 2000 and 2012. As of May 9, 2013, the Portfolio was 95.7% leased and has had an average occupancy of 93.4% between 2009 and 2012. Within the past 12 years, the prior owner spent approximately $33.9 million ($27,899 per unit) on capital improvements. The sponsor purchased the Portfolio in May 2013 for approximately $63.1 million ($51,955 per unit).

Property Summary
Property	Loan Pool	Location	Units	Year Built	Year Renovated	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Yester Oaks Apts.	A	Mobile, AL	587	1971-1977	2000-2005	$23,850,000	51.1%	$32,940,000	$2,128,060

Windsor Place Apts.	B	Mobile, AL	384	1980-1986	2000-2005	16,585,261	35.5	22,900,000	1,409,943
Pathways Apts.	B	Mobile, AL	244	1951	2000-2012	6,264,739	13.4	8,650,000	570,458
Windsor Place Apts. & Pathways Apts.			628			$22,850,000	48.9%	$31,550,000	$1,980,401
Total			1,215			$46,700,000	100.0%	$64,490,000	$4,108,461

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	Current(2)
Yester Oaks Apartments	94.4%	90.5%	97.1%	96.6%	97.3%
Windsor Place Apartments	91.1%	89.9%	92.0%	94.2%	92.4%
Pathways Apartments	90.7%	90.6%	95.1%	96.2%	97.1%
Weighted Average	92.6%	90.3%	95.1%	95.8%	95.7%
(1) Historical occupancies are the average for each respective year.
(2) Current occupancies are as of May 9, 2013.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In- place Rents
1 Bed / 1 Bath	440	36.2%	419	95.2%	839	$599
2 Bed / 1 Bath	234	19.3	226	96.6%	734	$571
2 Bed / 1.5 Bath	348	28.6	335	96.3%	1,145	$713
2 Bed / 2 Bath	76	6.3	68	89.5%	1,304	$810
2 Bed / 2.5 Bath	36	3.0	35	97.2%	1,137	$736
3 Bed / 1 Bath	4	0.3	4	100.0%	910	$655
3 Bed / 2 Bath	31	2.6	30	96.8%	1,180	$748
3 Bed / 2.5 Bath	46	3.8	46	100.0%	1,585	$830
Total/ Wtd. Avg.	1,215	100.0%	1,163	95.7%	981	$656
(1) Data from borrower rent roll as of May 9, 2013.

Yester Oaks Apartments. Yester Oaks Apartments is a 587-unit garden style multifamily property located in Mobile, Alabama, approximately 5.5 miles southwest of the Mobile central business district. The Property was constructed in phases between 1971 and 1977 and renovated between 2000 and 2005. Yester Oaks Apartments consists of 68 apartment buildings and three non-residential buildings located on approximately 37.9 acres. As of May 9, 2013, the Property was 97.3% leased and had an average occupancy of 94.7% from 2009 through 2012. The Property features a mix of one, two and three bedroom units with amenities that include three swimming pools, a clubhouse, two tennis courts and laundry facilities. Within the past 12 years, the prior owner spent approximately $19.0 million ($32,293 per unit) on capital improvements. According to the appraisal, Yester Oaks Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $37,600, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units which were constructed between 1963 and 1987. The competitive set reported a weighted average vacancy of approximately 8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

Windsor Place Apartments. Windsor Place Apartments is a 384-unit garden style multifamily property located in Mobile, Alabama, approximately 5.4 miles southwest of the Mobile central business district. The Property was constructed in phases between 1980 and 1986 and renovated between 2000 and 2005. Windsor Place Apartments consists of 44 apartment buildings and five non-residential buildings located on approximately 30.6 acres. As of May 9, 2013, the Property was 92.4% leased and had an average occupancy of 91.8% from 2009 through 2012. The Property features a mix of one, two and three bedroom units with amenities that include two swimming pools, a playground, a clubhouse, two tennis courts and laundry facilities. Within the past 12 years, the prior owner spent approximately $10.2 million ($26,671 per unit) on capital improvements. According to the appraisal, Windsor Place Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $34,286, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units which were constructed between 1963 and 1979. The competitive set reported a weighted average vacancy of approximately 7%.

Pathways Apartments. Pathways Apartments is a 244-unit garden style multifamily property located in Mobile, Alabama, approximately 3.5 miles west of the Mobile central business district. The Property was constructed in 1951 and renovated between 2000 and 2012. Pathways Apartments consists of 55 apartment buildings and one non-residential building located on approximately 21.7 acres. As of May 9, 2013, the Property was 97.1% leased and had an average occupancy of 93.1% from 2009 through 2012. The Property features a mix of two and three bedroom units with amenities that include a swimming pool, a playground and laundry facilities. Within the past 12 years, the prior owner spent approximately $4.7 million ($19,258 per unit) on capital improvements. According to the appraisal, Pathways Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $36,326, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units, which were constructed between 1963 and 1987. The competitive set reported a weighted average vacancy of approximately 8%.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$8,448,060	$8,974,276	$9,089,752	$9,080,355	$9,152,580	$7,533	95.6%
Vacant Income	959,600	540,744	465,248	474,645	418,642	345	4.4
Gross Potential Rent	$9,407,660	$9,515,020	$9,555,000	$9,555,000	$9,571,222	$7,878	100.0%
(Vacancy/Credit Loss)(4)	(1,350,181)	(1,042,331)	(900,863)	(896,131)	(1,005,034)	(827)	(10.5)
Other Income	230,616	236,248	256,400	252,901	252,901	208	2.6
Effective Gross Income	$8,288,095	$8,708,937	$8,910,537	$8,911,770	$8,819,089	$7,259	92.1%

Total Expenses	$5,172,486	$4,049,229	$4,404,356	$4,416,815	$4,376,502	$3,602	49.6%

Net Operating Income	$3,115,609	$4,659,708	$4,506,181	$4,494,955	$4,442,586	$3,656	50.4%

Total Capex/RR	0	0	0	0	334,125	275	3.8
Net Cash Flow	$3,115,609	$4,659,708	$4,506,181	$4,494,955	$4,108,461	$3,381	46.6%
(1) TTM column represents the trailing twelve-month period ending January 31, 2013.
(2) Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on the May 9, 2013 rent rolls annualized.
(4) Underwritten Vacancy/Credit Loss includes vacancy, concessions and bad debt.

Property Management. The Portfolio is managed by Provence Real Estate, LLC, a Georgia limited liability company, an affiliate of the borrowers.

Escrows and Reserves. At closing, the borrowers deposited into escrow $447,985 for required repairs, $326,317 for real estate taxes, $209,034 for replacement reserves and $3,250 for the implementation of environmental operations and maintenance plans.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $54,386.

Insurance Escrows - The requirement of the borrower to make monthly deposits to the insurance reserve is waived so long as no event of default exists, the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, and all insurance premiums have been paid.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $27,844 (approximately $275 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Colony Hills Portfolio Loans

Lockbox / Cash Management. The Colony Hills Portfolio Loans are structured with a soft lockbox. The borrower and manager are required to have all collected funds deposited into a lockbox account.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.  The lender will have a first priority security interest in the cash management account.  To the extent that (i) an event of default exists, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the DSCR based on the trailing three-month period immediately preceding the date of such determination falls below 1.20x, all excess cash flow will be deposited into the cash management account and held as additional collateral for the Colony Hills Portfolio Loans.

Release of Properties. The borrowers may release an individual property from the collateral for the Colony Hills Portfolio Loans from the date after the lockout period provided that, among other things: (i) no event of default has occurred or is continuing; (ii) defeasance collateral of 125% of the applicable allocated loan amount is delivered; (iii) after giving effect to the release for the applicable individual property, the debt yield for the remaining properties is no less than the greater of (a) the debt yield as of the closing date and (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property; (iv) after giving effect to the release for the applicable individual property, the DSCR for the remaining properties is no less than the greater of (a) the DSCR as of the closing date or (b) the DSCR for all the properties (including the released property) immediately preceding the release of the applicable individual property; and (v) after giving effect to the release for the applicable individual property, the LTV for the remaining properties is no more than the lesser of (a) the LTV as of the closing date or (b) the LTV for all the properties (including the released property) immediately preceding the release of the applicable individual property.

In addition, CHC Yester Oaks, LLC may release a portion of the individual property under the Yester Oaks Apartments loan and acquire title to a portion of an adjacent parcel in connection with a land swap to correct an encroachment issue (the “Land Swap”), provided that, among other things: (i) there is no event of default; (ii) the borrower delivers a satisfactory title endorsement; (iii) the borrower delivers all third party reports or other papers the lender may reasonably require and (iv) the Land Swap is permitted under all REMIC requirements.

Additional Debt. $9.0 million of a mezzanine loan with a total principal balance of $14.0 million has been allocated to the Colony Hills Portfolio Properties (the “Colony Hills Portfolio Mezzanine Loan”).  The Colony Hills Portfolio Mezzanine Loan that is part of the larger $14.0 million mezzanine loan (the “Acquisition Mezzanine Loan”) assisted the sponsor of the Colony Hills Portfolio Loans in its acquisition of five multifamily properties, including the Colony Hills Portfolio Properties and two other properties that do not serve as collateral for the Colony Hills Portfolio Loans (the “Other Mortgaged Properties”).  The Acquisition Mezzanine Loan is secured by the equity interests in the borrowers, the borrowers of the Other Mortgaged Properties, and approximately 66% of the equity interest in the mezzanine borrower, and was provided by an affiliate of Richmond Hill Investment Company.  The Acquisition Mezzanine Loan has a coterminous maturity with the Colony Hills Portfolio Loans, is interest-only and has an 11.00000% coupon.  The Colony Hills Portfolio Loans, including the Colony Hills Portfolio Mezzanine Loan, has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.11x and a UW NOI Debt Yield of 8.0%.  The Colony Hills Portfolio Loans, including the Acquisition Mezzanine Loan and any mortgage debt from the Other Mortgaged Properties (while also taking into consideration their underwritten net cash flow and appraised value), has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.10x and a UW NOI Debt Yield of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF)(1):	264,718
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrower:	Steelyard Commons, LLC	Year Built / Renovated:	2007, 2008, 2011 / N/A
Sponsor:	Mitchell Schneider	Occupancy(1)(2):	95.0%
Interest Rate:	4.17700%	Occupancy Date:	4/3/2013
Note Date:	4/12/2013	Number of Tenants:	37
Maturity Date:	5/6/2018	2010 NOI:	$3,822,459
Interest-only Period:	12 months	2011 NOI:	$3,921,119
Original Term:	60 months	2012 NOI:	$3,710,936
Original Amortization:	360 months	UW Economic Occupancy:	93.1%
Amortization Type:	IO-Balloon	UW Revenues:	$8,414,903
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$4,523,792
Lockbox:	CMA	UW NOI(3):	$3,891,111
Additional Debt:	Yes	UW NCF:	$3,706,573
Additional Debt Balance:	$6,000,000	Appraised Value / Per SF:	$57,400,000 / $217
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	2/16/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$430,765	$107,691	N/A	Maturity Date Loan / SF:	$140
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$0	$4,415	$158,952	Maturity Date LTV:	64.8%
TI/LC:	$0	$11,038	N/A	UW NCF DSCR:	1.58x
Other:	$429,082	Springing	N/A	UW NOI Debt Yield:	9.7%

(1) Net Rentable Area (SF) and Occupancy include 36,240 square feet that the sponsor ground leases to Aldi, KeyBank and five restaurant tenants. Aldi is currently constructing its own building and is expected to commence paying rent October 2013.
(2) Occupancy includes 30,038 of Net Rentable Area (SF) leased to Best Buy rated Baa2/BB/BB- by Moody’s/S&P/Fitch.  The Best Buy space is dark but Best Buy continues to remain in compliance with its obligations under the lease. Excluding Best Buy, the property is 83.7% occupied.
(3) UW NOI is higher than 2012 NOI primarily due to new leases and contractual rent bumps for existing tenants. Since July 2012, leases representing approximately $292,000 of annual revenue have been executed.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Steelyard Commons Shopping Center loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 264,718 square foot anchored retail shopping center in Cleveland, Ohio. The loan has a five-year term and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule.  The proceeds of the loan along with $6.0 million of mezzanine debt and approximately $1.5 million of borrower equity were used to refinance previously existing debt of $45.4 million, fund upfront reserves of $0.9 million and pay closing costs of $1.3 million.  The property was developed by the sponsor for a reported $95.5 million and after subsequent parcel sales and transfers the sponsor is reporting a net cost basis of $61.7 million. Based on the reported net cost basis, closing costs and upfront reserves, the borrower has approximately $17.8 million of equity remaining.

The Borrower. The borrowing entity for the loan is Steelyard Commons, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mitchell Schneider. Mitchell Schneider is the founding principal of First Interstate Properties (“FIP”) and currently serves as the company’s president and chairman. FIP was founded in 1989 and owns ten retail properties aggregating over 3.0 million square feet.

The Property.  Steelyard Commons Shopping Center is a 264,718 square foot anchored retail shopping center located in Cleveland, Ohio. The majority of the property’s improvements were completed in 2007 and 2008 with a small out-parcel completed in 2011. The property is comprised of ten one-story buildings located on 56.6 acres and is part of a larger overall retail center developed by the sponsor that includes three shadow anchors: Wal-Mart Supercenter, Home Depot and Target. Steelyard Commons Shopping Center is anchored by Staples, Marshalls, K & G Menswear and Old Navy and includes four in-line buildings and eight single-tenant outparcels that are occupied by restaurants and retailers. There are 3,437 parking spaces, resulting in a parking ratio of 13.80 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

As of April 3, 2013, the property was approximately 95.0% leased by 37 tenants and occupied by 36 tenants. The tenant mix includes national tenants Staples, Marshalls, Target (non-collateral), Home Depot (non-collateral) and Wal-Mart Supercenter (non-collateral). Other major retailers include Petco, Old Navy, K & G Menswear, Famous Footwear, GNC, Radio Shack and Game Stop. Outparcel restaurants at the property include Chipotle, Steak N Shake, Burger King, Taco Bell, Applebee’s and IHOP. All outparcel restaurants are on ground leases except for Burger King.  The net rentable area leased to Best Buy through January 2018 has been dark since the first quarter 2012. Best Buy continues to remain in compliance with its obligations under the lease. The majority of the tenants at the property have been in occupancy since it was developed in 2007.  Of these tenants, there were 12 tenants that had lease expiration dates in 2012 and early 2013, of which 11 exercised renewal options or signed a new lease and the 12th space was absorbed by an existing tenant expanding their space at the property. In-line sales per square foot and occupancy cost for tenants occupying less than 10,000 square feet and reporting sales for full 12 months ending December 31, 2012 was approximately $281 and 10.2%, respectively.

Aldi executed a ground lease for a 15,808 square foot outparcel at the property on November 1, 2012, and is constructing its own building primarily at its own cost. Reserves are in place for the landlord’s obligation with respect to construction of the Aldi space and rent for the period prior to expected lease commencement (see “Escrows and Reserves” below).

Steelyard Commons Shopping Center is located in Cleveland, Ohio approximately two miles south of downtown Cleveland between the Ohio City and Newburgh Heights neighborhoods. Access to the property is provided by Steelyard Drive, a north-south local thoroughfare that also provides access to Interstate 71. Interstate 71 is a primary north-south highway adjacent to the property and passes through Cleveland, Ohio. The highway leads to downtown Cleveland and also connects with Interstate 90 less than a half-mile north of the property. According to the appraisal, the property has a primary trade area consisting of a three-mile radius that contains approximately 135,302 people. The appraisal concluded market rental rates per square foot are $15.00 - $30.00 for outparcel space, $8.00 - $20.00 for in-line space, $4.00 - $12.00 for major/junior anchor space and $3.00 - $7.00 for anchor space. The appraiser identified a competing 575,000 square foot retail power center located 3.5 miles south with a Marcs, Lowes, Value King, TJ Maxx and AMC 6 theatre. Additionally the appraiser identified one road 3.75 miles south of the property with individual retail properties totaling an aggregate of approximately 650,000 square feet, which includes a Wal-Mart, Home Depot, Sam’s Club, K-Mart and Best Buy. The competitive properties were built between 1980 and 1999 and have a weighted average occupancy of 96.1%.

Historical Occupancy, In-line Sales and Occupancy Costs

	2010(1)	2011(2)	2012(3)	Current(4)
Occupancy	89.7%	91.6%	94.7%	95.0%
In-line Sales PSF(5)	$248	$249	$281	N/A
Occupancy Costs(5)	10.9%	10.8%	10.2%	N/A
(1) 2010 Historical Occupancy is as of December 31.
(2) 2011 Historical Occupancy is as of November 30.
(3) 2012 Historical Occupancy is as of December 5.
(4) Current Occupancy is as of April 3, 2013.
(5) In-line Sales PSF and Occupancy Costs are for tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Best Buy(4)	Baa2 / BB / BB-	30,038	11.3%	$14.48	N/A	N/A	1/31/2018
Marshalls	A3 / A / NA	28,608	10.8%	$9.40	$236	6.4%	5/31/2017
K & G Menswear	NA / NA / NA	22,410	8.5%	$10.00	N/A	N/A	8/31/2018
Staples	Baa2 / BBB / BBB	20,388	7.7%	$10.00	N/A	N/A	5/31/2017
Old Navy	Baa3 / BBB- / BBB-	19,000	7.2%	$14.50	$229	9.1%	7/31/2017
Aldi(5)	NA / NA / NA	15,808	6.0%	$6.17	N/A	N/A	12/31/2017
Petco	B3 / B / NA	15,261	5.8%	$10.00	N/A	N/A	5/31/2017
Deal$	Caa1 / B+ / CCC+	12,000	4.5%	$10.75	N/A	N/A	5/31/2017
Rainbow	NA / NA / NA	10,625	4.0%	$21.50	N/A	N/A	1/31/2018
Famous Footwear	NA / NA / NA	7,020	2.7%	$16.25	$258	8.8%	3/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve-month period ending December 31, 2012 for all tenants.  However, Sales PSF for Marshalls represents sales for the twelve-month period ending December 31, 2011 as sales information for the twelve-month period ending December 31, 2012 was not available.
(4) The Best Buy space is dark but Best Buy continues to remain in compliance with its rental obligations under the lease.
(5) Aldi executed a ground lease for 15,808 square feet at the property on November 1, 2012, at which it is constructing its own building primarily at its own cost. Aldi’s rent will commence on the earlier of (i) the tenant Aldi opening for business or (ii) the date which is 300 days after it takes possession. The lease term is 15 years and has an outside commencement date of February 2014, but is expected to commence paying rent in October 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,192	5.0%	NAP	NAP	13,192	5.0%	NAP	NAP
2013	4	10,757	4.1	$262,762	7.0%	23,949	9.0%	$262,762	7.0%
2014	0	0	0.0	0	0.0	23,949	9.0%	$262,762	7.0%
2015	1	1	0.0	6,843	0.2	23,950	9.0%	$269,606	7.2%
2016	0	0	0.0	0	0.0	23,950	9.0%	$269,606	7.2%
2017	18	147,335	55.7	1,918,788	51.1	171,285	64.7%	$2,188,393	58.2%
2018	6	71,035	26.8	1,062,038	28.3	242,320	91.5%	$3,250,431	86.5%
2019	1	1,825	0.7	33,763	0.9	244,145	92.2%	$3,284,194	87.4%
2020	0	0	0.0	0	0.0	244,145	92.2%	$3,284,194	87.4%
2021	0	0	0.0	0	0.0	244,145	92.2%	$3,284,194	87.4%
2022	1	2,540	1.0	68,580	1.8	246,685	93.2%	$3,352,774	89.2%
2023	0	0	0.0	0	0.0	246,685	93.2%	$3,352,774	89.2%
2024 & Beyond	6	18,033	6.8	405,424	10.8	264,718	100.0%	$3,758,197	100.0%
Total	37	264,718	100.0%	$3,758,197	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,507,786	$3,548,146	$3,790,980	$3,758,197	$14.20	42.5%
Vacant Income	0	0	0	260,552	0.98	2.9
Gross Potential Rent	$3,507,786	$3,548,146	$3,790,980	$4,018,749	$15.18	45.5%
Total Reimbursements	4,511,374	4,310,967	4,228,280	4,819,593	18.21	54.5
Net Rental Income(2)	$8,019,160	$7,859,113	$8,019,260	$8,838,342	$33.39	100.0%
(Vacancy/Credit Loss)	0	0	0	(620,696)	(2.34)	(7.0)
Other Income	15,189	130,170	127,791	197,257	0.75	2.2
Effective Gross Income	$8,034,349	$7,989,283	$8,147,050	$8,414,903	$31.79	95.2%

Total Expenses	$4,211,890	$4,068,164	$4,436,114	$4,523,792	$17.09	53.8%

Net Operating Income	$3,822,459	$3,921,119	$3,710,936	$3,891,111	$14.70	46.2%

Total TI/LC, Capex/RR	0	0	0	184,538	0.70	2.2
Net Cash Flow	$3,822,459	$3,921,119	$3,710,936	$3,706,573	$14.00	44.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Net Rental Income is higher than historical years primarily due to new leases and contractual rent bumps for existing tenants. Since July 2012, leases representing approximately $292,000 of annual revenue have been executed.

Property Management. The property is managed by First Interstate Properties, Ltd., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower escrowed approximately $430,765 for real estate taxes and $429,082 for the Aldi Reserve (defined below).

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equals a monthly payment of $107,691.

Insurance Escrows - At the lender’s discretion, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, the lender may require the borrower to obtain a separate policy and collect 1/12 of the insurance premiums estimated to be payable for the renewal of the coverage.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,415 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $158,952 ($0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $11,038 (approximately $0.50 per square foot annually) for tenant improvement and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Steelyard Commons Shopping Center

Marshalls/Staples Reserve - In the event (i) Marshalls or Staples provides a lease termination notice or (ii) Marshalls fails to renew by November 30, 2016 or (iii) Staples fails to renew by August 31, 2016 then the borrower will be required to make a one-time deposit of $230,000 into the TI/LC reserve.

Aldi Reserve - At closing, the borrower deposited $429,082 into the Aldi Reserve to cover (i) the landlord’s tenant improvement obligations and (ii) the amount of rent that would have accrued from the closing date through January 26, 2014 had the rent commenced at the time of closing.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a triggering event. To the extent (i) there is an event of default, (ii) the debt service coverage ratio based on the trailing twelve-month period falls below 1.10x (including the mezzanine loan) or (iii) Marshalls and/or Staples provide a termination notice or fail to extend their leases prior to the dates listed above and if the borrower does not deposit the $230,000 Marshalls/ Staples Reserve, then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Additional Debt. A mezzanine loan of $6.0 million secured by the equity interests in the borrower was provided by a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.50000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.1%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 8.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sunset Tower Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sunset Tower Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sunset Tower Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.8%	Rooms:	81
Loan Purpose:	Refinance	Location:	West Hollywood, CA
Borrower:	KKHG Sunset Tower, LLC	Year Built / Renovated:	1929 / 2012
Sponsors:	Peter Krulewitch and Jeff Klein	Occupancy:	83.9%
Interest Rate:	4.05000%	Occupancy Date:	4/30/2013
Note Date:	4/23/2013	Number of Tenants:	N/A
Maturity Date:	5/1/2020	2010 NOI(1):	$1,760,806
Interest-only Period:	24 months	2011 NOI(1):	$2,877,502
Original Term:	84 months	2012 NOI(1):	$3,666,157
Original Amortization:	360 months	TTM NOI(1)(2):	$3,923,246
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.9%
Call Protection:	L(25),Grtr1%orYM(55),O(4)	UW Revenues:	$15,476,511
Lockbox:	CMA	UW Expenses:	$11,458,564
Additional Debt:	N/A	UW NOI(1):	$4,017,947
Additional Debt Balance:	N/A	UW NCF:	$4,017,947
Additional Debt Type:	N/A	Appraised Value / Per Room:	$62,500,000 / $771,605
		Appraisal Date:	3/13/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$456,790
Taxes:	$104,141	$26,035	N/A	Maturity Date Loan / Room:	$414,971
Insurance:	$12,503	$12,503	N/A	Cut-off Date LTV:	59.2%
FF&E Reserves:	$66,567	4% of Gross Revenue	$2,000,000	Maturity Date LTV:	53.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.9%

(1) Historical, TTM and UW NOI are shown net of a reserve for FF&E of 4% of total gross revenues.
(2) TTM NOI represents the trailing twelve-month period ending April 30, 2013.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Sunset Tower Hotel loan has an outstanding principal balance of $37.0 million and is secured by a first mortgage lien on an 81-room full service hotel in West Hollywood, California. The loan has a 7-year term and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to refinance previously existing debt and related costs of approximately $26.3 million, fund closing costs of $0.7 million, fund upfront reserves of $0.2 million and return equity of $9.8 million to the sponsor.

The Borrower. The borrowing entity for the loan is KKHG Sunset Tower, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Peter Krulewitch and Jeff Klein.  Peter Krulewitch and Jeff Klein are the principals and founders of Kingston Klein Hotel Group, LLC and have over 60 years of experience in the commercial real estate and hospitality industries.

The Property. The Sunset Tower Hotel is an 81-room, full service hotel located in West Hollywood, California. The property was built in 1929 and most recently renovated in 2012. Hotel amenities include two restaurants, an outdoor pool, a fitness center, a 4,225 square foot spa and salon and a five-level subterranean parking garage. The hotel features a variety of guest room configurations located on various floors of the 15-story structure. Room amenities include: custom furnishings, artwork, flat panel televisions, complimentary wireless internet, iPod docking stations, Nespresso coffee-makers and gourmet mini-bars. The hotel has been renamed several times since being built in 1929 and was previously known as: The St. James’ Club and The Argyle. The property’s Art Deco style and history make the building a Hollywood landmark; in addition, the property is listed on the National Register of Historic Places. It has appeared in a number of films, including The Italian Job, Get Shorty, The Player and Strange Days. In addition, the hotel is often the venue of entertainment industry parties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sunset Tower Hotel

The property underwent renovations in 2011 and 2012 to increase the room count from 74 to 81 guest rooms, perform bathroom renovations and add new carpeting to corridors. In addition, the sponsors have continually implemented capital improvements to the property since acquiring it in 2004.  From 2005 to 2012, the sponsors invested approximately $12.4 million ($152,545 per key) in capital expenditures.

The property is located in the heart of the famous Sunset Strip, which is a 1.5 mile strip of Sunset Boulevard that passes through West Hollywood. The Sunset Strip is characterized by a collection of premier boutiques, restaurants, music venues, comedy clubs and nightclubs. The property is located in the West Hollywood submarket of the Los Angeles West office market. This area is home to many executives in the greater Los Angeles area and includes the upscale residential locations of Beverly Hills, Bel Air, Brentwood, Westwood, Santa Monica, and Hancock Park. The Los Angeles West office market is the preferred location for tenants from the entertainment industry and is the headquarters location for numerous advertising agencies, which supply the bulk of commercial and meeting and group demand for the property and its hotel market.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Sunset Tower(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	72.6%	$317.21	$230.39	78.4%	$285.04	$223.44	108.0%	89.9%	97.0%
2011	75.9%	$342.68	$260.15	81.7%	$311.92	$254.85	107.6%	91.0%	98.0%
2012	77.8%	$344.85	$268.44	80.7%	$322.24	$259.91	103.7%	93.4%	96.8%
TTM(4)	79.6%	$349.08	$277.96	83.9%	$320.21	$268.50	105.4%	91.7%	96.6%
(1) Data provided by Smith Travel Research. The competitive set contains the following properties: Chateau Marmont Hotel, Mondrian Hotel, Sunset Marquis Hotel and London West Hollywood.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and or borrower provided operating statements for the property.
(4) TTM represents the trailing twelve-month period ending April 2013.

The Sunset Tower Hotel’s primary competitive set, as defined in the appraisal, consists of four hotels totaling 651 rooms. Additionally, according to the appraisal, there are no hotel projects under construction or in the final planning stages in the area that would be considered directly competitive. The table below provides a summary of the Sunset Tower Hotel and the properties in the competitive set and their estimated performance.

Competitive Hotels Profile(1)

				2012 Estimated Market Mix

Property	Rooms	Year Opened(2)	Meeting Space (SF)	Commercial	Meeting & Group	Leisure
Sunset Tower Hotel	81	1929	0	70%	20%	10%
Chateau Marmont Hotel	63	1927	0	60%	10%	30%
Mondrian Hotel	236	1959	2,700	50%	20%	30%
Sunset Marquis Hotel	152	1964	2,860	60%	20%	20%
London West Hollywood	200	1984	3,960	50%	20%	30%
Total	732
(1) Based on the appraisal.
(2) Some dates reflect reopening dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Sunset Tower Hotel

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.4%	81.7%	80.7%	83.9%	83.9%
ADR	$285.04	$311.92	$322.24	$320.21	$320.21
RevPAR	$223.44	$254.85	$259.91	$268.50	$268.50

Room Revenue	$5,849,116	$6,682,898	$7,496,988	$7,777,700	$7,938,264	$98,003	51.3%
Food and Beverage	5,085,851	5,709,359	6,315,794	6,673,865	6,811,641	84,094	44.0
Other Department Revenues	416,801	528,164	634,790	700,080	726,606	8,970	4.7
Total Revenue(4)	$11,351,768	$12,920,421	$14,447,572	$15,151,645	$15,476,511	$191,068	100.0%

Room Expense	$1,848,521	$1,825,166	$1,895,478	$1,959,821	$2,000,280	$24,695	25.2%
Food and Beverage Expense	3,667,579	3,960,462	4,139,949	4,353,622	4,443,499	54,858	65.2%
Other Departmental Expenses	99,434	109,315	93,955	92,894	87,258	1,077	12.0%
Departmental Expenses	$5,615,534	$5,894,943	$6,129,382	$6,406,337	$6,531,037	$80,630	42.2%

Departmental Profit	$5,736,234	$7,025,478	$8,318,190	$8,745,308	$8,945,474	$110,438	57.8%

Operating Expenses	$2,654,754	$2,692,136	$3,108,400	$3,213,612	$3,149,119	$38,878	20.3%
Gross Operating Profit	$3,081,480	$4,333,342	$5,209,790	$5,531,696	$5,796,355	$71,560	37.5%

Fixed Expenses	$410,018	$429,452	$398,375	$396,318	$540,287	$6,670	3.5%
Management Fee	454,026	516,817	577,903	606,066	619,060	7,643	4.0
FF&E	456,630	509,571	567,355	606,066	619,060	7,643	4.0
Total Other Expenses	$1,320,674	$1,455,840	$1,543,633	$1,608,450	$1,778,408	$21,956	11.5%

Net Operating Income	$1,760,806	$2,877,502	$3,666,157	$3,923,246	$4,017,947	$49,604	26.0%
Net Cash Flow	$1,760,806	$2,877,502	$3,666,157	$3,923,246	$4,017,947	$49,604	26.0%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2013.
(2)	Per Room values based on 81 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Underwritten Revenues are higher than TTM due to some rooms being offline for renovations in 2012.

Property Management. The hotel is managed by KKHG Management LLC and the food and beverage operations are managed by KKHG Beverages LLC.  Both entities are affiliates of the borrower. The hotel management agreement calls for a base management fee of 4.0% of gross receipts. The food and beverage agreement provides that the manager will receive all income from food and beverage operations and pay the borrower 30.0% of all food and beverage revenue. Management fees are subordinate to the mortgage.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $104,141 for real estate taxes, $12,503 for insurance and $66,567 for FF&E reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $26,035.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $12,503.

FF&E Reserves - The borrower is required to escrow a monthly amount equal to 4.0% of gross revenue for the calendar month which is two months prior to each payment date for FF&E. The reserve is subject to a cap of $2,000,000 ($24,691 per key).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager were required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined herein). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or the manager; or (iii) the DSCR based on the trailing six-month period immediately preceding the date of such determination falls below 1.40x. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Retail - Unanchored
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	55,287
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	408-416 Fulton Owner LLC	Year Built / Renovated:	1937 / 2013
Sponsors:	Jeff Sutton, Eli Gindi and Jeffrey Gindi	Occupancy:	100.0%
		Occupancy Date:	3/1/2013
Interest Rate:	3.80000%	Number of Tenants:	2
Note Date:	5/1/2013	2010 NOI:	$1,927,578
Anticipated Repayment Date(1):	5/1/2023	2011 NOI:	$2,658,329
Interest-only Period:	120 months	2012 NOI(2):	$2,685,582
Original Term(3):	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$4,029,013
Amortization Type:	ARD-Interest Only	UW Expenses:	$888,076
Call Protection:	L(25),Def(92),O(3)	UW NOI(2):	$3,140,936
Lockbox:	Springing	UW NCF:	$3,007,878
Additional Debt:	N/A	Appraised Value / Per SF:	$60,000,000 / $1,085
Additional Debt Balance:	N/A	Appraisal Date:	4/1/2013
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$633
Taxes:	$195,936	$39,187	N/A	ARD Loan / SF:	$633
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$950	$950	$57,000	ARD LTV:	58.3%
TI/LC:	$500,000	$0	N/A	UW NCF DSCR:	2.23x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

(1) The loan is structured with an anticipated repayment date (“ARD”) of May 1, 2023. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is 3.0% plus the greater of (i) the initial interest rate and (ii) the then current 10-year swap rate. The maximum interest rate on the loan shall not exceed 8.80%. The final maturity date of the loan is November 1, 2028.
(2) UW NOI is higher than 2012 NOI primarily as a result of Zales Jewelers leaving and House of Hoops by Footlocker signing a new lease to expand its space at a higher rent per square foot.
(3) Represents the Original Term to the ARD.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The 408-416 Fulton Street loan has an outstanding principal balance of $35.0 million and is secured by a first mortgage lien on a 55,287 square foot retail property located in Brooklyn, New York. The loan is structured with an anticipated repayment date (“ARD”) of May 1, 2023, and a final maturity date of November 1, 2028.  The loan is interest-only through the ARD. Proceeds from the loan were used to repay previously existing debt and related costs of approximately $14.3 million, pay closing costs of $1.2 million, fund upfront reserves of $0.7 million and return equity of $18.8 million to the sponsor. The previously existing debt, which also included a lien on 420 Fulton Street, had an original principal balance of $17.0 million and was securitized in the MSDWC 2003-HQ2 transaction.

The Borrower. The borrowing entity for the loan is 408-416 Fulton Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jeff Sutton, Eli Gindi and Jeffrey Gindi.  Jeff Sutton is the Founder and President of Wharton Properties. Over the past 20 years, Mr. Sutton has amassed over 115 properties in prime locations throughout New York City including 717 Fifth Avenue, 609 Fifth Avenue, 599 Broadway in Soho and 1551 Broadway in Times Square.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

The Property. 408-416 Fulton Street is a 55,287 square foot retail property located in Brooklyn, New York. The property was constructed in 1937 and is expected to finish renovations in June 2013 for the opening of House of Hoops by Footlocker. The property is a four-story building located on the southeast corner of Fulton Street and Gallatin Place.  As of March 2013, the property was 100.0% leased by two tenants, Unique Thrift Store (“Unique Thrift”) and House of Hoops by Footlocker (“Footlocker”).

The largest tenant at the property, Unique Thrift, leases 87.2% of the net rentable area through May 2025.  Unique Thrift is a retailer that offers used merchandise at discount prices. Unique Thrift is a brand of Apogee Retail Inc., which is owned by Golden Gate Capital. Golden Gate Capital is an active investor in various industries and in the last five years has invested in or acquired approximately 20 brands with combined revenues of approximately $11 billion.  Some of its brands include Eddie Bauer, PacSun, Payless ShoeSource and Express. As of March 2013, Unique Thrift leased 48,210 square feet at the property at a net rate of $29.00 per square foot.  Unique Thrift leases approximately 2,662 square feet of the ground floor and all of floors two through four and the basement space.

The second tenant at the property, Footlocker, leases 12.8% of the net rentable area through January 2029.  Footlocker recently executed a new approximately 16-year lease on 7,077 square feet, which commenced in April 2013. The lease represents an expansion for Footlocker, which was previously leasing 3,927 square feet, at a net rate of $83.18 per square foot, prior to the adjacent space becoming available.  In the larger space, Footlocker is building out a new store for its House of Hoops brand. House of Hoops is a retail collaboration between Footlocker and Nike that caters to basketball brands, often offering products not carried by their other retail concepts and having early or exclusive access to certain Nike products. As of April 2013, Footlocker leased 7,077 square feet of ground floor space at a net rate of $296.74 per square foot.

The property is located along the Fulton Mall in Downtown Brooklyn. The property’s location is less than 1,500 feet from six subway stations that have stops for the 2, 3, 4, 5, A, B, C, D, F, G, N, R and Q lines. The property is also located within less than one-mile from the Barclays Center, the Brooklyn Hospital Center, the New York City College of Technology and Long Island University. According to the appraisal, the property’s primary area had a 2010 Census population of approximately 209,944 and an average 2013 household income of $103,347.

According to the appraisal, Fulton Street is one of the busiest areas in Brooklyn due to its proximity to Downtown Brooklyn, which is visited by over 250,000 people every day. In addition, Fulton Street was recently modernized as part of a project between the New York City Economic Development Corporation, Fulton Street Mall Improvement Association and the Downtown Brooklyn Partnership.  From 2009 to early 2011, they performed a $15 million revitalization project to create a cleaner, more contemporary physical environment on Fulton Street with less clutter, improved landscaping, modern street furniture and additional seating and public spaces.

Historical and Current Occupancy(1)

2009	2010	2011	2012	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 for each respective year.
(2) Current Occupancy is as of March 2013. Footlocker has taken occupancy of the space but is not expected to open for business until June 2013.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Lease Expiration Date
Unique Thrift	NA / NA / NA	48,210	87.2%	$29.00	40.0%	N/A	5/20/2025
Footlocker (House of Hoops)	Ba3 / BB+ / NA	7,077	12.8%	$296.74	60.0%	N/A	1/31/2029
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3) Sales PSF is not available for Unique Thrift and Footlocker is expected to open for business in June 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024 & Beyond	2	55,287	100.0	3,497,875	100.0	55,287	100.0%	$3,497,875	100.0%
Total	2	55,287	100.0%	$3,497,875	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,222,660	$2,736,317	$2,743,713	$3,497,875	$63.27	82.5%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,222,660	$2,736,317	$2,743,713	$3,497,875	$63.27	82.5%
Total Reimbursements	456,170	826,193	760,644	743,191	13.44	17.5
Net Rental Income	$2,678,830	$3,562,510	$3,504,357	$4,241,066	$76.71	100.0%
(Vacancy/Credit Loss)	0	0	0	(212,053)	(3.84)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,678,830	$3,562,510	$3,504,357	$4,029,013	$72.87	95.0%

Total Expenses	$751,252	$904,181	$818,775	$888,076	$16.06	22.0%

Net Operating Income	$1,927,578	$2,658,329	$2,685,582	$3,140,936	$56.81	78.0%

Total TI/LC, Capex/RR	0	0	0	133,059	2.41	3.3
Net Cash Flow	$1,927,578	$2,658,329	$2,685,582	$3,007,878	$54.40	74.7%
(1)Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)Underwritten Rents in Place are higher than historical years primarily due to the recent execution of the 7,077 square foot Footlocker lease at $296.74 per square foot.

Property Management. The property is self-managed by the borrower.

Escrows and Reserves. At closing, the borrower deposited into escrow $500,000 for tenant improvements for Footlocker, $195,936 for real estate taxes and $950 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $39,187.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $950 (approximately $0.21 per square foot annually) for replacement reserves. The reserve shall not exceed $57,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

408-416 Fulton Street

Lockbox / Cash Management. The loan is structured with a springing lockbox which must be established in the event of (i) the DSCR falls below 1.75x for any trailing three-month period immediately preceding a date of determination, or (ii) a Cash Sweep Event (defined below). After the lockbox account is established, the borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. In the event of a Cash Sweep Event, the borrower shall establish a cash management account to which all rents will be swept daily from the lockbox account and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the borrower or the manager; (iii) the DSCR based on the trailing three-month period immediately preceding the date of such determination falls below 1.65x; (iv) the payment date that is one month prior to the ARD; or (v) Footlocker becomes subject to a bankruptcy action or ceases business operations at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (M/S/K)	NR / NR / AA	Title:	Fee
Original Principal Balance:	$35,000,000	Property Type - Subtype:	Retail - Regional Mall
Cut-off Date Principal Balance:	$34,947,409	Net Rentable Area (SF)(1):	448,983
% of Pool by IPB:	2.6%	Location:	Danvers, MA
Loan Purpose:	Refinance	Year Built / Renovated:	1973 / 1992, 1999
Borrower:	Mall at Liberty Tree, LLC	Occupancy(2):	98.0%
Sponsor:	Mayflower Realty LLC	Occupancy Date:	2/12/2013
Interest Rate:	3.41450%	Number of Tenants:	50
Note Date:	4/24/2013	2010 NOI:	$7,091,778
Maturity Date:	5/6/2023	2011 NOI:	$6,600,075
Interest-only Period:	None	2012 NOI	$6,466,897
Original Term:	120 months	TTM NOI(3):	$6,509,088
Original Amortization:	360 months	UW Economic Occupancy:	86.8%
Amortization Type:	Balloon	UW Revenues:	$10,539,132
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$3,756,140
Lockbox:	CMA	UW NOI(4):	$6,782,993
Additional Debt:	N/A	UW NCF:	$6,304,313
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,000,000 / $167
Additional Debt Type:	N/A	Appraisal Date:	4/4/2013

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(1):	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(1):	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	36.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.38x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	19.4%

(1) Net Rentable Area (SF) includes 80,800 square feet that the sponsor ground leases to Loews Liberty Tree Theatre. All calculations are based on the total collateral Net Rentable Area (SF) of 448,983.
(2) Includes temporary tenants. Excluding temporary tenants, the property is 81.0% occupied.
(3) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(4) Increase in UW NOI from TTM NOI is due to new leases and contractual rent bumps from existing tenants. Leases commencing in 2013 contributed approximately $163,000 in additional underwritten base rent.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Liberty Tree Mall & Strip Center loan has an outstanding principal balance of approximately $34.9 million and is secured by a first mortgage lien on a 448,983 square foot enclosed regional mall and strip center located in Danvers, Massachusetts. The loan has a 10-year term and amortizes on a 30-year schedule. The proceeds of the loan along with approximately $0.7 million of borrower equity were used to refinance previously existing debt of $35.2 million and pay closing costs of $0.5 million. The previously existing debt, with an original balance of $35.0 million, was securitized in LBUBS 2003-C8.

The Borrower. The borrowing entity for the loan is Mall at Liberty Tree, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mayflower Realty LLC, a Delaware limited liability company. The borrower, Mall at Liberty Tree, LLC, is wholly-owned by Mayflower Realty LLC. Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., Canada Pension Plan Investment Board and Teachers Insurance and Annuity Association of America. Mayflower Realty LLC owns a portfolio consisting of 13 regional malls, primarily in the New England area.

Simon Property Group, L.P. is Simon Property Group, Inc.’s majority-owned partnership subsidiary that owns all of its real estate properties and other assets. Simon Property Group, Inc. (“Simon”) is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has interests in 327 retail real estate properties in North America and Asia comprising 242 million square feet.

Canada Pension Plan Investment Board (“CPPIB”) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of approximately 18.0 million Canadian contributors and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

beneficiaries. CPPIB invests in public and private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan. As of March 31, 2013, CPPIB had total assets of approximately $211.6 billion (Canadian) and a total net worth of approximately $183.3 billion (Canadian).

Teachers Insurance and Annuity Association of America is a national full-service financial services organization with approximately $520.0 billion in assets under management and 8,000 employees in more than 80 local offices as of March 31, 2013. They are also the leading provider of retirement services in the academic, research, medical and cultural fields.

The Property.  Liberty Tree Mall & Strip Center is an 856,283 square foot, one-story regional shopping center and detached strip center of which 448,983 square feet serve as collateral for the loan. The property, located in Danvers, Massachusetts, was originally constructed in 1973 as an enclosed mall and has been expanded and converted to a hybrid mall/power center over the years. The property contains 3,896 parking spaces, resulting in a parking ratio of 4.55 spaces per 1,000 square feet of net rentable area.

As of February 12, 2013, the space serving as collateral for the loan was 98.0% occupied including temporary tenants and 81.0% occupied excluding temporary tenants.  Occupancy for the entire property including non-collateral and temporary tenants was 99.0%. Non-collateral anchors at the property include Ann & Hope (211,300 square feet) and Target (196,000 square feet). Ann & Hope and Target sub-lease portions of their respective spaces to Kohl’s, Best Buy, Pier 1 Imports, Staples, Nordstrom Rack, Off Broadway Shoes and Dollar Tree. The property collateral features Marshalls, Michael’s, Sports Authority, A.C. Moore, Mall Tots, Kids For Less and Old Navy. The collateral also includes a 20-screen, stadium style theatre that is ground leased to Loews Liberty Tree Theatre through December 31, 2018. Loews Liberty Tree Theatre reported sales of $390,505 per screen as of the trailing twelve-month period ending March 31, 2013. In-line sales per square foot for stores less than 10,000 square feet were approximately $281, $289, $309 and $326 in 2010, 2011, 2012 and the trailing twelve-month period ending March 31, 2013, respectively.  Occupancy costs for tenants less than 10,000 square feet for 2010, 2011, 2012 and the trailing twelve-month period ending March 31, 2013 were 15.9%, 14.8%, 14.5% and 14.0%, respectively.

The property is located in Essex County, within the greater Danvers area and is situated in the northeast corner of Massachusetts. According to the appraisal, the property has a primary trade area consisting of a ten-mile radius that contains approximately 517,355 people with an average household income of $86,461 as of 2012. The secondary trade area, defined as being within a 15-mile radius of the property, contains 1.2 million people with an average household income of $84,564 as of 2012. According to REIS, as of the first quarter 2013, vacancy rates for community shopping centers and neighborhood shopping centers in Boston were 5.4% and 8.0%, respectively. The property is located in the North Shore/Route 123 North submarket of Boston with a submarket vacancy rate of 7.7%. The appraisal concluded per square foot market rental rates of $28.00 for spaces less than 1,000 square feet, $40.00 for spaces between 1,000 and 2,000 square feet, $16.00 for spaces between 2,000 and 5,000 square feet, $15.00 for spaces greater than 5,000 square feet, $75.00 for jewelry spaces, $70.00 for food court spaces, $180.00 for kiosk spaces, $21.00 for major tenant exterior spaces, $5.00 for major interior tenant spaces and $28.00 for strip center spaces.

The sponsor also owns Northshore Mall, a higher end 1,579,820 square foot super-regional mall located one mile south of the property. The Liberty Tree Mall & Strip Center property is a complementary mall and power center that caters to a different demographic and has the only movie theatre in the area.  The two properties have co-existed for 40 years. According to the appraisal, the property’s primary competition consists of five properties that are detailed in the below table:

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Northshore Mall(2)	1958 / 1993	1,579,820	$600	99.0%	1 mile	JCPenney, Macy’s, Macy’s Men & Furniture, Nordstrom, Sears
Burlington Mall	1968 / 1996	1,317,061	$750	97.0%	18 miles	Macy’s, Lord & Taylor, Sears, Crate & Barrel, Nordstrom
Square One Mall	1959 / 1994	928,659	$330	93.0%	7 miles	Macy’s, Sears, Dick’s Sporting Goods
The Loop	2000 / N/A	462,913	N/A	94.0%	20 miles	Home Depot, Loews Cinema, Marshalls, Old Navy, Stop & Shop
The Mall at Rockingham Park	1991 / 1993	1,019,955	$1,000	98.0%	33 miles	JCPenney, Lord & Taylor, Macy’s, Sears
Total / Weighted Average		5,308,408	$673	97.0%
(1) Based on the appraisal.
(2) Northshore Mall is controlled by the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010(2)	2011(2)	2012(2)	TTM
Occupancy	93.0%	88.4%	85.8%	98.0%(3)
In-line Sales PSF(5)	$281	$289	$309	$326(4)
Occupancy Costs(5)	15.9%	14.8%	14.5%	14.0%
(1) Based on the collateral square footage of 448,983.
(2) Historical occupancies are as of December 31 of each respective year and include temporary tenants.
(3) TTM Occupancy is as of February 12, 2013 and includes temporary tenants. TTM Occupancy excluding temporary tenants is 81.0%. The increase in occupancy from 2012 to TTM is due to Mattress Outlet & Home taking temporary occupancy of Sports Authority’s former 43,802 square foot space in the back of the property.
(4) In-line Sales PSF are as of the trailing twelve-month period ending March 31, 2013.
(5) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Loews Liberty Tree Theatre(4)	NA / B / NA	80,800	18.0%	$11.28	$390,505	17.3%	12/31/2018
Marshalls	A3 / A / NA	46,898	10.4%	$10.00	$233	6.2%	1/31/2019
Sports Authority(5)	B3 / B- / NA	33,609	7.5%	$23.00	$127	23.3%	1/31/2023
Michael’s	B3 / B / NA	27,490	6.1%	$20.00	N/A	N/A	7/31/2017
Kids For Less	NA / NA / NA	23,107	5.1%	$3.46	N/A	N/A	4/30/2023
A.C. Moore	NA / NA / NA	22,754	5.1%	$19.63	$219	13.6%	1/31/2018
Mall Tots	NA / NA / NA	21,514	4.8%	$4.88	N/A	N/A	12/31/2014
Old Navy	Baa3 / BBB- / BBB-	20,125	4.5%	$27.50	$301	13.0%	1/31/2015
Five Below	NA / NA / NA	7,720	1.7%	$26.00	$249	10.7%	1/31/2019
Buffalo Wild Wings	NA / NA / NA	6,968	1.6%	$24.50	$467	7.6%	6/30/2021
(1) Based on the underwritten rent roll and excludes temporary tenants.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the trailing twelve-month period ending March 31, 2013.
(4) Sales PSF reflects sales per screen for Loews Liberty Tree Theatre. Sales per screen is based on a total of 20 screens.
(5) Sports Authority relocated from a 43,802 square foot space in the back of the property to a 33,609 square foot space in the front. As of the trailing twelve-month period ending March 31, 2013, sales have increased 6.3% from calendar year end 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant (3)	NAP	85,254	19.0%	NAP	NAP	85,254	19.0%	NAP	NAP
2013 & MTM	3	4,264	0.9	$80,850	1.2%	89,518	19.9%	$80,850	1.2%
2014	10	39,493	8.8	745,865	10.8	129,011	28.7%	$826,716	12.0%
2015	5	22,965	5.1	832,469	12.1	151,976	33.8%	$1,659,185	24.0%
2016	2	4,655	1.0	115,053	1.7	156,631	34.9%	$1,774,238	25.7%
2017	7	37,572	8.4	1,021,628	14.8	194,203	43.3%	$2,795,866	40.5%
2018	6	110,343	24.6	1,605,932	23.3	304,546	67.8%	$4,401,798	63.7%
2019	3	55,267	12.3	719,700	10.4	359,813	80.1%	$5,121,498	74.2%
2020	1	585	0.1	88,199	1.3	360,398	80.3%	$5,209,697	75.4%
2021	7	20,937	4.7	638,556	9.2	381,335	84.9%	$5,848,253	84.7%
2022	3	7,797	1.7	203,705	3.0	389,132	86.7%	$6,051,958	87.6%
2023	2	56,716	12.6	853,007	12.4	445,848	99.3%	$6,904,965	100.0%
2024 & Beyond	1	3,135	0.7	0	0.0	448,983	100.0%	$6,904,965	100.0%
Total	50	448,983	100.0%	$6,904,965	100.0%
(1) Based on the underwritten rent roll.
(2) Net Rentable Area Expiring includes 80,800 square feet that the sponsor ground leases to Loews Liberty Tree Theatre.
(3) Includes temporary tenant square footage of 76,269.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,481,764	$6,960,904	$6,595,078	$6,656,679	$6,904,965	$15.38	63.7%
Vacant Income	0	0	0	0	1,264,334	2.82	11.7
Gross Potential Rent	$7,481,764	$6,960,904	$6,595,078	$6,656,679	$8,169,299	$18.20	75.3%
Total Reimbursements	2,733,896	2,642,638	2,688,596	2,712,944	2,677,665	5.96	24.7
Net Rental Income	$10,215,660	$9,603,542	$9,283,674	$9,369,623	$10,846,964	$24.16	100.0%
(Vacancy/Credit Loss)	(95,419)	25,647	(17,132)	33,729	(1,264,334)	(2.82)	(11.7)
Other Income	942,714	980,259	937,001	927,782	956,502	2.13	8.8
Effective Gross Income	$11,062,955	$10,609,448	$10,203,543	$10,331,134	$10,539,132	$23.47	97.2%

Total Expenses	$3,971,177	$4,009,373	$3,736,646	$3,822,046	$3,756,140	$8.37	35.6%

Net Operating Income	$7,091,778	$6,600,075	$6,466,897	$6,509,088	$6,782,993	$15.11	64.4%

Total TI/LC, Capex/RR	0	0	0	0	478,680	1.07	4.5
Net Cash Flow	$7,091,778	$6,600,075	$6,466,897	$6,509,088	$6,304,313	$14.04	59.8%
(1) TTM column represents the trailing twelve-month period ending March 31, 2013.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents the percent of Effective Gross Income for the remainder of fields.
(3) The increase in Underwritten Rents in Place from the TTM is due to new leases and contractual rent bumps from existing tenants. Leases commencing in 2013 contributed approximately $163,000 in additional underwritten base rent.

Property Management. The property is managed by Simon Property Group Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront reserves were escrowed at closing.

Tax Escrows - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the tax escrow is waived.

Insurance Escrows - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the insurance escrow is waived, as long as the borrower has provided satisfactory evidence that insurance is maintained under a blanket insurance policy acceptable to the lender.

Replacement Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the replacement reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below), the borrower is required to escrow $9,205 (approximately $0.25 per square foot annually) on a monthly basis for replacement reserves. The reserve is subject to a cap of $220,920 (approximately $0.49 per square foot annually).

TI/LC Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the TI/LC reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below), the borrower is required to escrow $30,685 (approximately $0.82 per square foot annually) on a monthly basis for tenant improvement and leasing commissions. The reserve is subject to a cap of $736,440 (approximately $1.64 per square foot annually).

“Reserve Period” means the period commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.50x for two consecutive calendar quarters.

Theatre Reserve - During the continuation of a Theatre Trigger Event (defined below), the borrower is required to deposit with the lender all excess cash until the aggregate amount of $2,424,000 has been deposited into the theatre reserve account.

“Theatre Trigger Event” means the earliest occurrence of the following: (i) date the Loews Liberty Tree Theatre gives notice of its election to terminate its lease, or (ii) if the Loews Liberty Tree Theatre “goes dark”, vacates, ceases to occupy or discontinues its operations at the theatre premises. Loews Liberty Tree Theatre must give 12 months’ notice prior to the end of the existing term to renew its lease.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (defined below). During the continuance of a Cash Sweep Period, all rents will be swept into a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account will be held as additional security for the loan.

“Cash Sweep Period” means the period commencing on the earlier to occur of (A) a Reserve Period or (B) a Theatre Trigger Event.

Cap on Guaranty. There is a cap on the nonrecourse and loss carve-out liabilities of the guarantor in the amount of $8.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,600,000	Title:	Fee
Cut-off Date Principal Balance:	$32,558,030	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	295,634
Loan Purpose:	Refinance	Location:	Clayton, MO
Borrower:	Clayton Central Owner, LLC	Year Built / Renovated:	1973 / 1998
Sponsor:	Gregory P. Forester	Occupancy:	82.6%
Interest Rate:	4.15000%	Occupancy Date:	3/1/2013
Note Date:	4/25/2013	Number of Tenants:	22
Maturity Date:	5/6/2023	2010 NOI:	$3,583,813
Interest-only Period:	None	2011 NOI:	$3,470,471
Original Term:	120 months	2012 NOI:	$3,519,307
Original Amortization:	360 months	UW Economic Occupancy:	82.5%
Amortization Type:	Balloon	UW Revenues:	$7,436,433
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$3,933,794
Lockbox:	CMA	UW NOI:	$3,502,639
Additional Debt:	N/A	UW NCF:	$3,032,454
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,000,000 / $152
Additional Debt Type:	N/A	Appraisal Date:	3/13/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$470,409	$94,082	N/A	Maturity Date Loan / SF:	$88
Insurance:	$0	$6,948	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$0	$7,144	$257,202	Maturity Date LTV:	57.9%
TI/LC:	$0	$30,833	$1,850,000	UW NCF DSCR:	1.59x
Other:	$503,750	Springing	N/A	UW NOI Debt Yield:	10.8%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The PNC Center loan has an outstanding principal balance of approximately $32.6 million and is secured by a first mortgage lien on a 295,634 square foot office building located in Clayton, Missouri. The loan has a 10-year term and amortizes on a 30-year amortization schedule. The proceeds of the loan along with approximately $3.2 million of borrower equity were used to refinance previously existing debt in the amount of approximately $34.3 million, fund upfront reserves of $1.0 million and pay closing costs of $0.4 million. The borrower purchased the property in 2008 for $48.0 million. Based on the purchase price, closing costs and upfront reserves, the borrower has approximately $17.6 million in remaining equity.

The Borrower. The borrowing entity for the loan is Clayton Central Owner, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and the non-recourse carveout guarantor is Gregory P. Forester. Ninety-nine percent of the equity invested in PNC Center comes from Michael Eisner, the former chief executive officer of Disney. In 2002, Gregory P. Forester founded Forester Properties, Inc. along with affiliated entities, Forester Investments, LLC and Forester Real Estate Fund I, LLC as an opportunistic real estate investment, finance and management group. Collectively, these companies are referred to as “FPI and its Affiliates.”  According to the sponsor, FPI and its Affiliates currently own and operate a portfolio consisting of 14 properties totaling 2.7 million square feet of commercial space. FPI and its Affiliates’ holdings include retail, office and industrial properties and have a total capitalization of approximately $259 million with an approximate 64.8% loan to total capitalization on average.

The Property. PNC Center is a 17-story, 295,634 square foot, Class A office building located in Clayton, Missouri. The property was constructed in 1973 and renovated in 1998 and sits on a 1.40 acre site. The property is located in the central business district of Clayton, Missouri and offers access to the county courthouse and related government buildings, all located one block west. The collateral includes a four-level, below-grade parking garage containing 667 spaces resulting in a parking ratio of approximately 2.3 spaces per 1,000 square feet of net rentable area. In addition, the borrower leases 105 parking spaces from St. Louis County in an adjacent municipal parking garage to the west of the property. The parking garage lease expires in December 31, 2016 and has four five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

As of March 1, 2013, the property was 82.6% leased to 22 tenants. The property benefits from a concentration of law, banking, real estate and financial services firms, due to its location near the county courthouse. The largest tenant, PNC Bank, occupies 66,137 square feet (22.4% of the net rentable area) and has a lease expiration of December 31, 2015. PNC Bank operates its regional headquarters at this location and paid to have naming rights to the property. The second largest tenant at the property, Carmody MacDonald, occupies 25,233 square feet (8.5% of the net rentable area) and has a lease expiration of August 31, 2014. Carmody MacDonald is a St. Louis-based, full service law firm founded in 1981. The third largest tenant at the property, Chartis Claims, Inc. (“Chartis”) occupies 22,397 square feet (7.6% of the net rentable area) and has a lease expiration of November 30, 2017. Chartis is a subsidiary of American International Group, Inc., which is an international insurance organization serving customers in more than 130 countries. In the third quarter of 2012, the Chartis segment was renamed AIG Property Casualty. No other tenant at the property occupies more than 5.7% of the net rentable area. Three of the top 10 tenants have investment grade ratings from at least two rating agencies. These tenants account for 32.8% of the net rentable area and 39.6% of the rents in place.

The property is located in the middle of the Clayton central business district. Clayton is in close proximity to a number of affluent residential suburbs, including Ladue, University City, Frontenac and Creve Coeur. Within a one-mile radius of the property, the 2012 median household income and home price were approximately $82,000 and $448,000, respectively, versus approximately $52,000 and $139,000, respectively, for the St. Louis metropolitan statistical area as a whole.  The Clayton submarket contains an overall inventory of approximately 6.8 million square feet of office space, of which approximately 4.3 million square feet are Class A properties. According to the appraisal, the submarket reported an overall vacancy rate of 13.0% with asking rents of $19.84 per square foot and Class A vacancy rate of 11.8% with asking rents of $28.01 per square foot, as of year-end 2012. The appraisal identified six competitive properties built between 1983 and 1989 that range in size from 80,120 to 579,846 square feet. The properties in the competitive set had recently executed leases with rental rates ranging from $21.00 to $27.00 per square foot. The weighted average occupancy for the six properties that make up the competitive set is 81.1%

Historical and Current Occupancy(1)
	2010	2011	2012	Current(2)
Occupancy	86.8%	86.8%	82.6%	82.6%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current occupancy is as of March 1, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
PNC Bank	A3 / A- / A+	66,137	22.4%	$23.50	12/31/2015
Carmody MacDonald	NA / NA / NA	25,233	8.5%	$23.50	8/31/2014
Chartis Claims, Inc.	Baa1 / A- / BBB	22,397	7.6%	$26.00	11/30/2017
Sansone Group	Baa3 / BB+ / BB+	16,704	5.7%	$24.00	7/31/2014
Spartech Corporation	NA / NA / NA	16,035	5.4%	$26.00	11/30/2014
Helfrey Neirs & Jones	NA / NA / NA	12,759	4.3%	$25.50	3/31/2014
BSA / Marcus & Millichap	NA / NA / NA	10,129	3.4%	$25.00	6/30/2015
Smith Amundsen(3)	NA / NA / NA	9,900	3.3%	$22.50	4/30/2024
Thompson Street	NA / NA / NA	8,526	2.9%	$24.00	5/31/2018
Raymond James(4)	Baa2 / BBB / NA	8,486	2.9%	$26.50	1/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Smith Amundsen has a signed lease and is expected to take occupancy June 2013. The lender has reserved one year of base rent, or $222,750, which may be released to the borrower when (i) the tenant is in occupancy, (ii) the tenant is paying full contractual rent, (iii) the tenant has delivered the estoppel certificate to the lender and (iv) the landlord has satisfied all landlord obligations, including reimbursements for tenant improvements.

(4) Of the total space rented to Raymond James, 2,751 square feet is rented on a month-to-month basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	51,502	17.4%	NAP	NAP	51,502	17.4%	NAP	NAP
2013 & MTM	2	8,922	3.0	$236,433	4.0%	60,424	20.4%	$236,433	4.0%
2014	8	85,668	29.0	2,105,348	35.3	146,092	49.4%	$2,341,781	39.3%
2015	3	78,120	26.4	1,855,224	31.1	224,212	75.8%	$4,197,005	70.4%
2016	3	12,659	4.3	309,269	5.2	236,871	80.1%	$4,506,274	75.6%
2017	1	22,397	7.6	582,322	9.8	259,268	87.7%	$5,088,596	85.4%
2018	5	26,466	9.0	646,638	10.9	285,734	96.7%	$5,735,234	96.3%
2019	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2020	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2021	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2022	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2023	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2024 & Beyond	1	9,900	3.3	222,750	3.7	295,634	100.0%	$5,957,984	100.0%
Total	23	295,634	100.0%	$5,957,984	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,910,204	$5,944,004	$5,770,734	$5,957,984	$20.15	77.4%
Vacant Income	0	0	0	1,261,799	4.27	16.4
Gross Potential Rent	$5,910,204	$5,944,004	$5,770,734	$7,219,783	$24.42	93.8%
Total Reimbursements	506,678	460,879	556,300	476,924	1.61	6.2
Net Rental Income	$6,416,882	$6,404,883	$6,327,034	$7,696,707	$26.03	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,574,909)	(5.33)	(20.5)
Other Income	967,808	1,010,899	1,091,901	1,314,635	4.45	17.1
Effective Gross Income	$7,384,690	$7,415,782	$7,418,935	$7,436,433	$25.15	96.6%

Total Expenses	$3,800,877	$3,945,311	$3,899,628	$3,933,794	$13.31	52.9%

Net Operating Income	$3,583,813	$3,470,471	$3,519,307	$3,502,639	$11.85	47.1%

Total TI/LC, Capex/RR	0	0	0	470,185	1.59	6.3
Net Cash Flow	$3,583,813	$3,470,471	$3,519,307	$3,032,454	$10.26	40.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Forester Properties, Inc., an affiliate of the sponsor. Certain on-site management duties and leasing are subcontracted to a local property manager, Sansone Group/DDR LLC, which is a tenant at the property.

Escrows and Reserves. At closing, the borrower escrowed approximately $470,409 for real estate taxes, $231,000 for required repairs and $272,750 in other reserves described below.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax, which currently equals to a monthly payment of $94,082.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equals to a monthly payment of $6,948.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,144 (approximately $0.29 per square foot annually). The reserve is subject to a cap of $257,202 (approximately $0.87 per square foot).

Smith Amundsen Reserve – At closing, the borrower escrowed one year of base rent, or $222,750, into the Smith Amundsen Reserve which may be released to the borrower when (i) the tenant is in occupancy, (ii) the tenant is paying full contractual rent, (iii) the tenant has delivered an estoppel certificate to the lender and (iv) the landlord has satisfied all landlord obligations, including reimbursements for tenant improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

PNC Center

Raymond James Reserve - The borrower escrowed approximately eight months of base rent, or $50,000, into the Raymond James Reserve.  As long as no default exists, the lender will disburse funds in the Raymond James reserve in an amount of $6,250 to the borrower after each payment date commencing in June 2013, until all funds have been released.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $30,833 (approximately $1.25 per square foot annually). Deposits are not required if the TI/LC reserve account exceeds (i) $1,850,000, until the occurrence of a PNC Reserve Release Event (defined below) and (ii) $1,110,000 thereafter.

PNC Reserve - On or before December 31, 2014, the borrower is required to pay to the lender a reserve amount equal to $700,000 or provide the lender with a letter of credit. If such payment is not made or the letter of credit is not furnished, the borrower is required to pay the lender on each payment date starting in January 2015 the sum of $58,333 until the balance in the account reaches a balance of $700,000. Funds in such account are permitted to be disbursed back to the borrower solely with respect to tenant improvement costs and leasing commissions incurred with respect to (i) an Acceptable PNC Lease Extension (defined below) or (ii) a PNC Space Re-Tenanting Event (defined below).  Upon a PNC Reserve Release Event (defined below) and so long as no event of default exists, the lender will disburse to the borrower all remaining funds in the PNC Reserve account or release the letter of credit.

“PNC Reserve Release Event” means the earliest to occur of (i) an Acceptable PNC Lease Extension (defined below), (ii) a PNC Space Re-Tenanting Event (defined below) or (iii) the lender’s determination that the debt service coverage ratio for the property based on annualized net operating income for the three-month period immediately preceding the last day of each applicable quarter based on the assumption that the PNC space is vacant or partially vacant is greater than 1.20x for two consecutive quarters. At such event, the lender may release 50% of the amount in the PNC Reserve account or reduce the letter of credit requirement by 50%. If the debt service coverage ratio is above 1.25x for two consecutive quarters, the lender may release 100% of the amount in the PNC Reserve account or the borrower may return any outstanding PNC Bank letter of credit. The debt service coverage ratio under this clause will be tested beginning on December 31, 2014 for the prior two quarters ending on such date and at the end of each quarter thereafter until a PNC Reserve Release Event has occurred.

“Acceptable PNC Lease Extension” means (i) the extension of the PNC lease for a minimum term of three years pursuant to an amendment to the PNC lease approved by the lender and (ii) the debt service coverage is greater than 1.15x for two consecutive quarters.

“PNC Space Re-Tenanting Event” means that (i) substantially all of the PNC space has been leased to one or more replacement tenants executing one or more leases in accordance with the loan agreement, (ii) such tenants are in occupancy of substantially all of the PNC space and are paying full base rent under their respective leases, (iii) all tenant improvements have been completed, all concessions have been satisfied and all applicable costs, expenses and leasing commissions with respect to such replacement lease(s) have been paid, (iv) all such replacement tenants have delivered tenant estoppel certificates in form and substance acceptable to the lender and (v) the lender has determined the debt service coverage ratio for the preceding two quarters of such event is above 1.15x.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event (defined below). During the continuance of a Triggering Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Triggering Event, all funds deposited into the cash management account will be held as additional security for the loan. During the continuance of a Low DSCR Period (defined below), all excess cash in the cash management account will be deposited into an excess cash reserve account.  If a Low DSCR Period does not exist, all excess will be returned to the borrower.

“Triggering Event” means the occurrence of the earlier of: (i) an event of default or (ii) the debt service coverage ratio based on the net operating income for the immediately preceding twelve-month period is less than 1.15x.

"Low DSCR Period" means any period commencing on the last day of the second consecutive calendar quarter for which the debt service coverage ratio for the property is less than 1.15x and ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio for the property is greater than or equal to 1.20x. In addition, the lender may, in its sole discretion, apply such amounts in the excess cash reserve to other reserve funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Mission Grove Shopping Center
200

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	352,630
Loan Purpose:	Refinance	Location:	Riverside, CA
Borrower:	Mission Grove Plaza, L.P.	Year Built / Renovated:	1991 / 2000
Sponsors(1):	Various	Occupancy:	90.6%
Interest Rate:	4.02000%	Occupancy Date:	5/1/2013
Note Date:	5/23/2013	Number of Tenants:	35
Maturity Date:	6/6/2023	2010 NOI:	$3,983,011
Interest-only Period:	60 months	2011 NOI:	$3,816,254
Original Term:	120 months	2012 NOI:	$3,741,417
Original Amortization:	360 months	UW Economic Occupancy:	82.1%
Amortization Type:	IO-Balloon	UW Revenues:	$5,243,113
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,456,492
Lockbox:	CMA	UW NOI:	$3,786,621
Additional Debt:	N/A	UW NCF:	$3,497,243
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$66,100,000 / $187
Additional Debt Type:	N/A	Appraisal Date:	4/2/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$88
Taxes:	$25,833	$25,833	N/A	Maturity Date Loan / SF:	$80
Insurance:	$0	$0	N/A	Cut-off Date LTV:	46.9%
Replacement Reserves:	$0	$9,756	$351,230	Maturity Date LTV:	42.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.96x
Other(2):	$100,480	$0	N/A	UW NOI Debt Yield:	12.2%

(1) Sponsors are Mark Rubin, Pamela Rubin, and Mark Rubin and Pamela Rubin as trustees of the Mark and Pamela Rubin Family Trust dated June 17, 1997.
(2) Other Initial Escrows and Reserves includes an upfront engineering reserve.

The Loan. The Mission Grove Shopping Center loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on an anchored retail center located in Riverside, California. The loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. The proceeds from the loan were used to refinance previously existing debt of approximately $29.4 million, pay closing costs of $0.3 million, pay a $0.5 million prepayment penalty fee, and return $0.8 million of sponsor equity. The loan’s sponsor and nonrecourse carve-out guarantors are Mark Rubin, Pamela Rubin, and Mark Rubin and Pamela Rubin as trustees of the Mark and Pamela Rubin Family Trust dated June 17, 1997. Mark Rubin and Alexander Lowy, the primary principles of Regional Properties, Inc. (“Regional Properties”), have been building and developing residential, office, retail and industrial properties for over forty years, directly and through partnerships and corporations owned or controlled by them. The primary business activities of Regional Properties are to acquire, develop and either sell or lease real estate properties. Including the Mission Grove Shopping Center, Regional Properties currently owns 11 commercial real estate properties.

The Property. Mission Grove Shopping Center is a 352,630 square foot retail center located in Riverside, California. The property was constructed in 1991, renovated in 2000 and consists of one major multi-tenant retail building, a freestanding movie theater and numerous single-tenant and multi-tenant pad buildings. The property was 90.6% occupied as of May 1, 2013 by 35 tenants including anchor tenants K-Mart, Mission Grove Theaters, Ralphs grocery store and Stein Mart. Additionally, there is a mix of national in-line and restaurant tenants including Radio Shack, GNC, Starbucks, McDonalds, Taco Bell, IHOP and Subway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Mission Grove Shopping Center

The Market. The property is located in Riverside County, approximately five miles southeast of downtown Riverside and 55 miles east of Los Angeles. Riverside County is located in the southern portion of California and together with San Bernardino County is known as the Inland Empire. Access and commercial exposure of the property is strong due to its hard corner location and direct frontage along Alessandro Boulevard and Trautwein Road, two main arterials within the trade area. According to the appraisal, population and average household income within a three-mile radius are $65,310 and $99,955, respectively. The property’s neighborhood (3 mile radius) has increasing population growth over the last 13 years. According to the appraisal, the property is located in the Moreno Valley/Riverside/Corona submarket which reported a vacancy of 7.2% and average rents of $20.34 per square foot as of 2012 year-end. The property’s trade area overall retail occupancy is 96.4%, which has increased over the last few years (94.0% in the second quarter of 2011). Asking rents have increased to $26.16 per square foot from $24.24 over the same period, an 8% change. Additionally, retail sales within Riverside have improved as annual retail sales in 2011 were estimated at approximately $18.0 billion, which is a 12.1% increase from 2009.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Rent PSF	Sales PSF(3)	Lease Expiration Date
K-Mart(4)	NA / CCC+ / NA	104,231	29.6%	$4.02	$130(5)	11/30/2021
Mission Grove Theaters	NA / NA / NA	66,400	18.8%	$5.87	$127,959(6)	2/28/2037
Ralphs	Ba3 / NA / NA	45,654	12.9%	$18.73	$406(7)	10/31/2016
Stein Mart	NA / NA / NA	32,000	9.1%	$8.50	$142	3/31/2017
Mission Grove Car Wash	NA / NA / NA	7,100	2.0%	$21.01	$138	8/16/2018
Romano’s Chicago Pizzeria	NA / NA / NA	6,300	1.8%	$27.19	N/A	6/15/2017
Cactus Cantina	NA / NA / NA	5,000	1.4%	$24.80	$406	10/31/2014
Tarbell Realty	NA / NA / NA	5,000	1.4%	$35.04	N/A	6/15/2014
Bank of America	Baa2 / A- / A	4,639	1.3%	$42.85	N/A	8/18/2018
IHOP	NA / NA / NA	4,586	1.3%	$42.09	N/A	2/4/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF are as of the trailing twelve-month period ending March 31, 2013 unless otherwise noted.
(4)	K-Mart owns the improvements and leases the ground from the sponsor.
(5)	Sales PSF are as of trailing twelve-month period ending November 30, 2012.
(6)	Calculated on a per screen basis. Mission Grove Theaters consists of 14 screens.
(7)	Sales PSF are as of trailing twelve-month period ending January 1, 2013.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,460,517	$4,521,960	$4,425,365	$4,473,157	$4,314,826	$12.24	67.6%
Vacant Income	0	0	0	0	938,061	2.66	14.7
Gross Potential Rent	$4,460,517	$4,521,960	$4,425,365	$4,473,157	$5,252,887	$14.90	82.3%
Total Reimbursements	854,520	1,013,844	920,846	928,287	1,130,100	3.20	17.7
Net Rental Income	$5,315,037	$5,535,804	$5,346,211	$5,401,444	$6,382,987	$18.10	100.0%
(Vacancy/Credit Loss)	(33,912)	(64,173)	(153,033)	(174,147)	(1,139,874)	(3.23)	(17.9)
Other Income	76,120	0	0	433	0	0	0
Effective Gross Income	$5,357,245	$5,471,631	$5,193,178	$5,227,730	$5,243,113	$14.87	82.1%

Total Expenses	$1,374,234	$1,655,377	$1,451,761	$1,442,017	$1,456,492	$4.13	27.8%

Net Operating Income	$3,983,011	$3,816,254	$3,741,417	$3,785,713	$3,786,621	$10.74	72.2%

Total TI/LC, Capex/RR	0	0	0	0	289,379	0.82	5.5
Net Cash Flow	$3,983,011	$3,816,254	$3,741,417	$3,785,713	$3,497,242	$9.92	66.7%

Occupancy	97.1%	94.4%	92.0%	90.6%(3)	82.1%
(1)  TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)  Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)  TTM Occupancy reflects occupancy as of May 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Shelbyville Road Plaza Phase II

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,150,000	Title:	Fee
Cut-off Date Principal Balance:	$27,150,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	159,865
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	SRP, LLC, A Kentucky Limited	Year Built / Renovated:	2005 / 2008
	Liability Company	Occupancy:	90.8%
Sponsor:	J. Scott Hagan	Occupancy Date:	4/1/2013
Interest Rate:	3.96000%	Number of Tenants:	22
Note Date:	4/30/2013	2010 NOI:	$1,174,318
Maturity Date:	5/1/2022	2011 NOI:	$1,651,265
Interest-only Period:	12 months	2012 NOI(1):	$2,034,957
Original Term:	108 months	UW Economic Occupancy:	90.4%
Original Amortization:	360 months	UW Revenues:	$3,196,190
Amortization Type:	IO-Balloon	UW Expenses:	$605,371
Call Protection:	L(13),Grtr1%orYM(91),O(4)	UW NOI(1):	$2,590,819
Lockbox:	CMA	UW NCF:	$2,357,326
Additional Debt:	N/A	Appraised Value / Per SF:	$36,500,000 / $228
Additional Debt Balance:	N/A	Appraisal Date:	2/15/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$170
Taxes:	$117,654	$16,808	N/A	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$2,666	$2,666	$63,972	Maturity Date LTV:	62.6%
TI/LC:	$13,327	$13,327	$200,000	UW NCF DSCR:	1.52x
Other(2):	$370,126	$0	N/A	UW NOI Debt Yield:	9.5%

(1) Underwritten NOI is higher than the 2012 NOI due to leases starting in 2013 for Lane Bryant (5,000 square feet), Catherine’s (3,461 square feet) and Koko Fit (2,063 square feet).
(2) Other Initial Escrows and Reserves includes an outstanding tenant improvements and leasing commissions reserve of $338,400 and a free rent reserve of $31,726.

The Loan. The Shelbyville Road Plaza Phase II loan has an outstanding principal balance of approximately $27.2 million and is secured by a first mortgage lien on an anchored retail center located in Louisville, Kentucky. The loan has a 9-year term and, subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $25.2 million, pay closing costs of $0.2 million, fund upfront reserves of $0.5 million and return $1.2 million to the sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is J. Scott Hagan, the chairman of Hagan Properties. Hagan Properties is a full-service real estate development company specializing in the development, redevelopment, leasing, management and marketing of shopping centers, apartments and condominiums in Kentucky. Hagan Properties currently has 510,000 square feet of shopping centers and over 650 condominiums under development.

The Property. Shelbyville Road Plaza consists of a 391,590 square foot retail center on approximately 13.12 acres, of which 159,865 square feet serve as collateral for the loan. The property is located in Louisville, Kentucky, along Shelbyville Road, and was constructed in 2005. As of April 1, 2013 the collateral was 90.8% leased to 22 tenants and is anchored by Jo-Ann Fabrics, Off Broadway Shoes and Cost Plus “World Market”. Additionally, there are approximately 481 surface parking spaces, or 3.01 spaces per 1,000 square feet of net rentable area. Adjacent to the property is the GGP-owned Mall St. Matthews, the first enclosed suburban shopping mall in the state of Kentucky. Mall St. Matthews has over 1.1 million square feet and is anchored by JCPenney and Dillard’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Shelbyville Road Plaza Phase II

The Market. The property is located in Louisville in Jefferson County, which is in north central Kentucky within the Louisville metropolitan statistical area. Primary access to the property is provided by Shelbyville Road, a major thoroughfare which provides access from Shelbyville to the east and the Louisville central business district to the west. The property has a primary trade area consisting of a three-mile radius that contains an estimated 2012 population of 86,103 people with a median household income of $49,799. The secondary trade area consists of a five-mile radius that contains an estimated 2012 population of 230,885 people with a median household income of $47,757. According to the appraisal, the property is located in the Central submarket, but competes within the bordering East retail submarket which reported a vacancy rate of 11.3% and asking rents of $16.82 per square foot as of year-end 2012. The appraiser identified nine competitive properties ranging in size from approximately 103,306 square feet to 549,000 square feet which reported an average vacancy rate of approximately 2.9%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Jo-Ann Fabrics	Caa1 / B / NA	30,236	18.9%	$14.00	$188	9.6%	1/31/2019
Off Broadway Shoes	NA / NA / NA	21,200	13.3%	$14.50	$222	8.2%	3/31/2014
Cost Plus “World Market”	NA / NA / NA	18,357	11.5%	$15.45	$229	8.5%	1/31/2015
Fan Outfitters	NA / NA / NA	10,210	6.4%	$18.00	$216	10.1%	8/31/2015
Quest Outdoors	NA / NA / NA	9,191	5.7%	$20.00	$280	8.6%	3/31/2016
BW3	NA / NA / NA	6,060	3.8%	$27.00	$421	7.4%	3/31/2019
Davita Dialysis	B2 / BB- / NA	5,404	3.4%	$20.00	N/A	N/A	6/30/2021
Kiddie Kastle	NA / NA / NA	5,010	3.1%	$13.96	N/A	N/A	5/31/2013
Lane Bryant	NA / NA / NA	5,000	3.1%	$22.00	N/A	N/A	4/30/2018
Jason’s Deli	NA / NA / NA	4,881	3.1%	$26.00	$430	6.9%	3/31/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF are as of December 31, 2012.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$1,467,347	$1,892,361	$2,180,884	$2,627,461	$16.44	74.3%
Vacant Income	0	0	0	338,238	2.12	9.6
Gross Potential Rent	$1,467,347	$1,892,361	$2,180,884	$2,965,699	$18.55	83.9%
Total Reimbursements	179,083	321,410	402,726	568,729	3.56	16.1
Net Rental Income	$1,646,430	$2,213,771	$2,583,610	$3,534,428	$22.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(338,238)	(2.12)	(9.6)
Other Income	4,946	0	1,132	0	0.00	0.0
Effective Gross Income	$1,651,376	$2,213,771	$2,584,742	$3,196,190	$19.99	90.4%

Total Expenses	$477,059	$562,506	$549,785	$605,371	$3.79	18.9%

Net Operating Income	$1,174,318	$1,651,265	$2,034,957	$2,590,819	$16.21	81.1%

Total TI/LC, Capex/RR	0	0	0	233,493	1.46	7.3
Net Cash Flow	$1,174,318	$1,651,265	$2,034,957	$2,357,326	$14.75	73.8%

Occupancy(2)(3)	65.5%	82.3%	85.1%	90.4%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place and Occupancy are higher than 2012 due to leases starting in 2013 for Lane Bryant (5,000 square feet), Catherine’s (3,461 square feet) and Koko Fit (2,063 square feet).
(3) Historical occupancy reflects the average for each respective year.

Future Additional Debt. A mezzanine loan may be obtained in connection with a sale of the property to a third party, provided certain terms and conditions are satisfied including, but not limited to, the following (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 80% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.45x, (iv) the debt yield prior to the date of the funding of the mezzanine loan is at least 9.5% and (v) the maturity date of the mezzanine loan is no earlier than the maturity date of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sava Holdings IHG Portfolio

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	1.9%	Rooms:	429
Loan Purpose:	Refinance	Location:	Various, TX
Borrower:	Four2Nine Holdings, LLC	Year Built / Renovated:	2007, 2008 / N/A
Sponsors:	Suhas S. Naik and Ajay V. Kothari	Occupancy:	82.1%
Interest Rate:	3.83260%	Occupancy Date:	3/31/2013
Note Date:	5/23/2013	Number of Tenants:	N/A
Maturity Date:	6/1/2018	2011 NOI:	$3,130,701
Interest-only Period:	None	2012 NOI:	$3,367,279
Original Term:	60 months	TTM NOI(1):	$3,370,963
Original Amortization:	360 months	UW Economic Occupancy:	82.1%
Amortization Type:	Balloon	UW Revenues:	$11,226,111
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$7,919,853
Lockbox:	Hard	UW NOI:	$3,306,258
Additional Debt:	Yes	UW NCF:	$3,306,258
Additional Debt Balance:	7,000,000	Appraised Value / Per Room:	$39,400,000 / $91,841
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	March 2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$60,606
Taxes:	$207,607	$41,521	N/A	Maturity Date Loan / Room:	$54,844
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.0%
FF&E:	$37,420	4% of Gross Revenue	N/A	Maturity Date LTV:	59.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.27x
Other:(2)	$0	Springing	N/A	UW NOI Debt Yield:	12.7%

(1) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(2) Commencing with the payment date on July 1, 2014, the borrower is required to escrow 1% of gross revenue from operations until all franchise agreements are extended to at least two years past the maturity date. In the event the franchise agreements are not renewed within 12 payment dates, the required escrow amount increases by an additional 1% of gross income every 12 payment dates.

The Loan. The Sava Holdings IHG Portfolio loan has an outstanding principal balance of $26.0 million and is secured by a first mortgage lien on a portfolio of three hotels located in Texas. The five-year loan amortizes on a 30-year schedule. The proceeds of the loan plus borrower equity of $0.3 million were used to repay previously existing net debt of approximately $31.9 million, pay closing costs of $1.1 million and fund upfront reserves of $0.2 million. The sponsors, Suhas S. Naik and Ajay V. Kothari, are the principals of Sava Holdings LTD (“Sava”), a venture investment company headquartered in Irving, Texas. The sponsors developed the portfolio for a cost of approximately $39.6 million ($92,000 / key). Sava and its affiliates operate a portfolio of six hotels totaling 913 keys, including those under the Starwood, IHG and Wyndham flags. Mr. Naik has been involved in hotel development and management in the Dallas/Forth Worth area for over 20 years, and has developed, managed and sold over a dozen properties during this time.

The Properties. The properties, comprised of the Candlewood Suites DFW South, Staybridge Suites Plano/Richardson and Holiday Inn DFW Airport South, are extended stay and full service hotels that were constructed in 2007, 2007 and 2008, respectively, and contain an aggregate of 429 rooms. The Candlewood Suites DFW South is a four-story, 174-room extended stay hotel with amenities that include a fitness center, outdoor patio, business center, on-site guest laundry facilities, convenience store, complimentary high speed internet and 750 square feet of meeting space. The Staybridge Suites Plano/Richardson is a four-story, 112-room extended stay hotel with amenities that include a fitness center, indoor pool and whirlpool, 24-hour market pantry, business center, media room, storage units, on-site guest laundry facilities and 1,440 square feet of meeting space. The Holiday Inn DFW Airport South is a six-story, 143-room full service hotel with amenities that include a fitness center, outdoor pool, business center, 24-hour convenience store, on-site guest laundry facilities and 2,550 square feet of meeting space.

The Market. The properties are located within the Dallas-Fort Worth-Arlington metropolitan statistical area, the fourth largest metropolitan statistical area in the United States. According to the appraiser, the market has a population of approximately 6.7 million people with an average inflation-adjusted per-capita personal income of $40,988 and total retail sales of $93.9 billion as of year-end 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sava Holdings IHG Portfolio

Below is a chart showing the historical performance of the Candlewood Suites DFW South versus its competitive set:

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Candlewood Suites DFW South(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	63.9%	$82.52	$52.73	90.8%	$56.66	$51.43	142.1%	68.7%	97.5%
2012	67.1%	$84.34	$56.62	91.7%	$58.83	$53.96	136.7%	69.8%	95.3%
TTM(4)	65.2%	$82.15	$53.57	91.9%	$58.97	$54.17	141.0%	71.8%	101.1%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Fairfield Inn & Suites Dallas DFW Airport South Irving, Best Western Plus Arlington North, Candlewood Suites Arlington, TownePlace Suites Arlington Near Six Flags and Comfort Suites Arlington.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

Below is a chart showing the historical performance of the Staybridge Suites Plano/Richardson versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Staybridge Suites Plano/Richardson(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.7%	$93.18	$71.49	75.7%	$90.80	$68.73	98.7%	97.4%	96.1%
2012	68.7%	$97.03	$66.70	80.3%	$89.75	$72.11	116.9%	92.5%	108.1%
TTM(4)	70.2%	$97.06	$68.13	80.7%	$91.12	$73.53	115.0%	93.9%	107.9%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Courtyard Dallas Plano Parkway at Preston Road, Residence Inn Dallas Richardson, Homewood Suites Plano North Dallas, Hyatt House Dallas Richardson, Homewood Suites Plano Richardson and Candlewood Suites Dallas Plano East Richardson.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

Below is a chart showing the historical performance of the Holiday Inn DFW Airport South versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn DFW Airport South(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	62.1%	$103.08	$64.03	68.0%	$97.44	$66.25	109.5%	94.5%	103.5%
2012	65.5%	$102.12	$66.93	71.2%	$98.91	$70.38	108.7%	96.9%	105.2%
TTM(4)	66.5%	$102.49	$68.14	71.3%	$100.03	$71.35	107.2%	97.6%	104.7%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hyatt Place Dallas North Arlington Grand Prairie, La Quinta Inn & Suites DFW Airport South Irving, Courtyard DFW Airport South Irving, Hilton Garden Inn Dallas Fort Worth Airport South, Holiday Inn Arlington NE Rangers Ballpark and Hilton Garden Inn Dallas Arlington.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 112

Structural and Collateral Term Sheet	JPMBB 2013-C12

Sava Holdings IHG Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	79.2%	81.9%	82.1%	82.1%
ADR	$76.84	$78.36	$79.12	$79.12
RevPAR	$60.89	$64.17	$64.95	$64.95

Room Revenue	$9,534,157	$10,075,838	$10,170,134	$10,170,134	$23,707	90.6%
Food and Beverage	614,871	683,173	635,583	635,583	1,482	5.7
Other Revenue	444,236	442,923	420,394	420,394	980	3.7
Total Revenue	$10,593,264	$11,201,934	$11,226,111	$11,226,111	$26,168	100.0%

Room Expense	2,100,706	2,330,119	2,403,713	2,403,713	5,603	23.6
Food and Beverage Expense	790,136	895,881	873,509	873,509	2,036	137.4
Other Departmental Expenses	273,334	261,983	255,254	255,254	595	60.7
Departmental Profit	$7,429,088	$7,713,951	$7,693,635	$7,693,635	$17,934	68.5%

Operating Expenses	2,499,063	2,435,192	2,429,928	2,429,929	5,664	21.6
Gross Operating Profit	$4,930,025	$5,278,759	$5,263,707	$5,263,706	$12,270	46.9%

Fixed Expenses	562,596	609,836	610,129	635,852	1,482	5.7
Management Fee	289,973	307,149	297,740	336,783	785	3.0
Franchise Fee	523,024	546,418	535,831	535,770	1,249	4.8
FF&E	423,731	448,077	449,044	449,044	1,047	4.0
Total Other Expenses	$1,799,324	$1,911,480	$1,892,744	$1,957,450	$4,563	17.4%

Net Operating Income	$3,130,701	$3,367,279	$3,370,963	$3,306,258	$7,707	29.4%
Net Cash Flow	$3,130,701	$3,367,279	$3,370,963	$3,306,258	$7,707	29.4%
(1) TTM column represents the trailing twelve-month period ending March 31, 2013.
(2) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Release of Properties. The loan contains no release provisions.

Additional Debt. A mezzanine loan of $7.0 million secured by the equity interests in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.50000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 83.8%, the UW NCF DSCR is 1.45x and the UW NOI Debt Yield is 10.0% The mezzanine loan is structured with monthly principal payments through December 1, 2014 of the lesser of (i) $27,778 or (ii) all excess cash flow due to the mezzanine lender such that the balance of the mezzanine loan is reduced to $6.5 million by December 1, 2014.

Prior Bankruptcy. Two of the mortgaged properties were included in bankruptcy filings when the sponsor placed the owners of the properties into Chapter 11 bankruptcy. The bankruptcy was in connection with a maturity default on construction financing. The sponsors continued to invest money in the assets during the development of the assets and upon completion of the assets, but ultimately needed to restructure the construction financing to be able to service the debt. Chapter 11 was filed in April 2010 and after a successful restructure, the bankruptcy was terminated in August 2011. See “Risk Factors – Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Links at Georgetown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,550,000	Title:	Fee
Cut-off Date Principal Balance:	$25,550,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.9%	Number of Units:	360
Loan Purpose:	Acquisition	Location:	Savannah, GA
Borrower:	Arium Links, LLC	Year Built / Renovated:	1999 / N/A
Sponsors:	M. Patrick Carroll and Darren W. DeVore	Occupancy:	91.9%
		Occupancy Date:	3/13/2013
Interest Rate:	3.95000%	Number of Tenants:	N/A
Note Date:	4/26/2013	2010 NOI:	$1,579,430
Maturity Date:	5/1/2023	2011 NOI:	$2,078,767
Interest-only Period:	48 months	2012 NOI(1):	$1,972,559
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$3,759,451
Amortization Type:	IO-Balloon	UW Expenses:	$1,573,478
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI(1):	$2,185,974
Lockbox:	Springing	UW NCF:	$2,080,854
Additional Debt:	N/A	Appraised Value / Per Unit:	$34,600,000 / $96,111
Additional Debt Balance:	N/A	Appraisal Date:	3/25/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,972
Taxes:	$193,084	$27,583	N/A	Maturity Date Loan / Unit:	$62,866
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.8%
Replacement Reserves:	$8,927	$8,927	N/A	Maturity Date LTV:	65.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other(2):	$1,165,000	$0	N/A	UW NOI Debt Yield:	8.6%

(1) Underwritten NOI is higher than 2012 NOI due to lower concessions being offered at the property since 2012.
(2) Other Initial Escrows and Reserves represents an engineering reserve of $50,000 and an upgrade reserve of approximately $1.1 million to fund near term improvements, including upgrades to the interiors, landscape replacement, upgrades to the gym area and repairs of the pool area.

The Loan. The Links at Georgetown loan has an outstanding balance of approximately $25.6 million and is secured by a first mortgage lien on a 360-unit, Class A multifamily property located in Savannah, Georgia. The loan has a 10-year term and, subsequent to a 48-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $8.5 million of sponsor equity, were used to acquire the property for approximately $32.5 million, fund upfront reserves of $1.4 million and pay closing costs of $0.2 million. The sponsors and nonrecourse carve-out guarantors are M. Patrick Carroll and Darren W. DeVore. The sponsors acquired the property in a joint venture with NorthStar Realty Finance Corporation, a publicly traded REIT (NYSE: NRF) with $7.4 billion of assets under management as of December 31, 2012.

The Property. Links at Georgetown is a 360-unit, Class A multifamily property located on approximately 35.4 acres in Savannah, Georgia. The property was built in 1999. The property consists of 39 residential buildings and a one-story clubhouse. Amenities at the property include two swimming pools, a 24-hour fitness center, an internet café, a car care center, a children’s playground, a tennis court and picnic/grill areas. Occupancy as of March 13, 2013 was 91.9%.

The Market. The property is located within the Savannah metropolitan statistical area and the South submarket in Savannah, Georgia. The property is located half a mile from Interstate 95 and just north of Abercorn Expressway, approximately 7 miles from the Savannah central business district. Major employers in the area comprise a mix of major trade and transportation, healthcare and government businesses, including Gulfstream Aerospace Corporation, Memorial Health University Medical Center, the Fort Stewart and Hunter Army Airfield and the Georgia Port Authority. In addition, Mitsubishi is constructing a new $350 million facility in the area, that is expected to be completed in mid-2013. According to the appraisal, as of August 2012, the submarket included 8,651 units and had a total occupancy of 94.0% with average asking rents of $824 per unit. The appraisal identified six competitive properties, all located approximately two miles from the property with an average occupancy of 93.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Links at Georgetown

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)
1 Bed / 1 Bath	134	37.2%	123	91.8%
2 Bed / 2 Bath	190	52.8	174	91.6%
3 Bed / 2 Bath	36	10.0	34	94.4%
Total	360	100.0%	331	91.9%
(1) Based on the underwritten rent roll.
(2) Represents current occupancy as of March 13, 2013.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$3,067,812	$3,496,605	$3,560,422	$3,504,219	$9,734	92.0%
Vacant Income	643,489	221,183	304,012	305,993	850	8.0
Gross Potential Rent	$3,711,301	$3,717,788	$3,864,434	$3,810,212	$10,584	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,711,301	$3,717,788	$3,864,434	$3,810,212	$10,584	100.0%
(Vacancy/Credit Loss)(3)(4)	(1,053,638)	(476,936)	(660,900)	(305,993)	(850)	(8.0)
Other Income	204,666	204,621	245,924	255,232	709	6.7
Effective Gross Income	$2,862,329	$3,445,473	$3,449,458	$3,759,451	$10,443	98.7%

Total Expenses	$1,282,899	$1,366,706	$1,476,899	$1,573,478	$4,371	41.9%

Net Operating Income(4)	$1,579,430	$2,078,767	$1,972,559	$2,185,974	$6,072	58.1%

Total Capex/RR	0	0	0	105,120	292	2.8
Net Cash Flow	$1,579,430	$2,078,767	$1,972,559	$2,080,854	$5,780	55.3%

Occupancy(5)	84.7%	94.7%	92.8%	92.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the March 13, 2013 rent roll annualized.
(3) Underwritten Vacancy/Credit Loss includes vacancy, concessions and bad debt.
(4) Underwritten Net Operating Income is higher than 2012 due to lower concessions being offered at the property since 2012.
(5) Historical occupancy reflects the average for each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Chelsmore Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,900,000	Title:	Fee
Cut-off Date Principal Balance:	$24,900,000	Property Type - Subtype:	Multifamily - Mid-Rise
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	239
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Chelsmore Apartments	Occupancy(2):	100.0%
Interest Rate:	4.33200%	Occupancy Date:	5/1/2013
Note Date:	5/23/2013	Number of Tenants:	N/A
Maturity Date:	6/6/2023	2010 NOI:	$2,088,666
Interest-only Period:	None	2011 NOI:	$2,104,759
Original Term:	120 months	2012 NOI:	$2,232,633
Original Amortization:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	Balloon	UW Revenues:	$3,672,848
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,493,417
Lockbox:	Springing	UW NOI:	$2,179,431
Additional Debt:	N/A	UW NCF:	$2,119,431
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$48,700,000 / $203,766
Additional Debt Type:	N/A	Appraisal Date:	4/22/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$104,184
Taxes:	$0	$71,718	N/A	Maturity Date Loan / Unit:	$83,739
Insurance:	$55,687	$5,062	N/A	Cut-off Date LTV:	51.1%
Replacement Reserves:	$0	$5,000	$180,000	Maturity Date LTV:	41.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other(3):	$114,063	$0	N/A	UW NOI Debt Yield:	8.8%

(1) The borrowers include Chelsea 139, LLC, PR 15 LLC, Chelsea 140, LLC, Chelsea 251, LLC, PR 30, LLC, 78 Washington Place LLC and PR 29 LLC.
(2) In early April 2013, a fire occurred at the 251 West 15th Street property.  In total, 14 apartments and portions of the common area sustained various degrees of damage.  Three of the apartment units that were damaged have been restored and are currently occupied.  The remaining eleven damaged apartment units are currently unoccupied and under repair.  It was estimated that it would take approximately 6 to 8 weeks from the date of the fire to complete repairs to the damaged units and common areas.  The lost rent for the duration of the 11 damaged apartment units being uninhabitable and the cost of repairs for the units is covered by the property’s insurance policy.  The Occupancy reported for the property includes the uninhabitable apartment units as being occupied.
(3) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Chelsmore Multifamily Portfolio loan has an outstanding balance of $24.9 million and is secured by a first mortgage lien on seven multifamily properties consisting of 239 units and 1,800 square feet of retail space located in New York, New York. The loan has a 10-year term and amortizes on a 30-year schedule. Proceeds from the loan were used to pay off existing debt of approximately $11.9 million, fund upfront reserves of $169,750, pay closing costs of $1.4 million and to return $11.4 million of equity to the sponsor. The sponsor is Chelsmore Apartments and the nonrecourse carve-out guarantor is Joan Price Rahav. Chelsmore Apartments is a third generation, privately-owned and operated real estate company founded by the Price family in 1953.  Chelsmore Apartments owns approximately 900 units located entirely within Manhattan.

The Properties. The Chelsmore Multifamily Portfolio consists of seven multifamily properties containing 239 units and 1,800 square feet of retail space located in New York, New York. The properties consist of 13 four-story and five-story walk up apartment buildings along with 1,800 square feet of ground floor retail space that were built between 1900 and 1928 and have been upgraded over the last 20 years.  Occupancy as of May 1, 2013 was 100.0%.

The Market. The properties are located within the Manhattan market and the Chelsea and Greenwich Village submarkets in New York, New York.  Chelsea is situated in the middle to lower western portion of Manhattan.  Greenwich Village is adjacent to Chelsea, and is home to New York University. According to the appraisal, as of the year-end 2012, the Manhattan multifamily residential market had a total occupancy of 97.8%. Across the portfolio, the appraiser concluded market rents of $1,000 to $1,500 for single room occupancy units, $1,700 to $2,100 for studio units, $2,300 to $2,400 for one-bedroom units, $3,200 for two-bedroom units and $5,000 for four-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Chelsmore Multifamily Portfolio

Property Summary
Property	Location	Units	Year Built	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value
315-325 West 30th Street	New York, NY	90	1920	$9,900,000	39.8%	$19,400,000
139 West 14th Street	New York, NY	23	1901	4,500,000	18.1	8,800,000
251 West 15th Street	New York, NY	29	1928	2,500,000	10.0	4,800,000
131-133 West 15th Street	New York, NY	34	1910	2,400,000	9.6	4,700,000
351 West 29th Street	New York, NY	27	1910	2,000,000	8.0	3,900,000
78 Washington Place	New York, NY	16	1900	1,800,000	7.2	3,600,000
140 West 15th Street	New York, NY	20	1920	1,800,000	7.2	3,500,000
Total		239		$24,900,000	100.0%	$48,700,000

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)(3)
Single Room Occupancy	112	47.3	112	100.0%
Studio	101	41.8	101	100.0
1 Bed / 1 Bath	24	10.0	24	100.0
2+ Bed / 2 Bath	2	0.8	2	100.0
Total	239	100.0%	239	100.0%
(1) Based on the property rent rolls.
(2) Represents current occupancy as of May 1, 2013.
(3) Occupancy includes 11 units that are currently uninhabitable as a result of a fire, as described above in footnote (2) under the “Property Information” chart.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
(Vacancy/Credit Loss)	0	0	0	(112,851)	(472)	(3.0)
Other Income(3)	0	0	0	24,000	100	0.6
Effective Gross Income	$3,202,656	$3,404,810	$3,583,020	$3,672,848	$15,368	97.6%

Total Expenses	$1,113,990	$1,300,051	$1,350,387	$1,493,417	$6,249	40.7%

Net Operating Income	$2,088,666	$2,104,759	$2,232,633	$2,179,431	$9,119	59.3%

Total Capex/RR	0	0	0	60,000	251	1.6
Net Cash Flow	$2,088,666	$2,104,759	$2,232,633	$2,119,431	$8,868	57.7%

Occupancy(4)	98.8%	99.3%	99.5%	97.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the May 1, 2013 rent roll annualized.
(3) Other Income represents laundry income that was historically recorded in Gross Potential Rent.
(4) Historical occupancy reflects the average for each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2013-C12

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Kamran Sheikh Vice President	kamran.sheikh@jpmorgan.com	(212) 272-3473

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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